Exhibit 10.1

SUBSCRIPTION

AGREEMENT

BY AND BETWEEN

SUPER LEAGUE ENTERPRISE, INC.

AND

METAPLANET HOLDINGS, INC.

Dated as of August 18, 2026

TABLE OF CONTENTS

Article I

DEFINITIONS

Section 1.1	Definitions	5

Article II

SALE AND PURCHASE

Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

i

Article IV

REPRESENTATIONS AND WARRANTIES OF METAPLANET

Article V

COVENANTS

Article VI

TERMINATION, AMENDMENT AND WAIVER

Article VII

MISCELLANEOUS

Exhibits

Exhibit A — Form of Registration Rights Agreement

Exhibit B — Form of Metaplanet Lock-Up Agreement

Exhibit C — Form of D&O Lock-Up Agreement

Exhibit D — Form of Common Stock Warrant

Exhibit E — Form of Stockholder Rights Agreement

Exhibit F — Form of Certificate of Designations for Junior Liquidity Support Preferred Stock

Exhibit G — Form of Certificate of Designations for Strategic Alliance Preferred Stock

Exhibit H — Form of Amended and Restated Certificate of Incorporation

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of August 18, 2026, is made and entered into by and between Super League Enterprise, Inc., a Delaware corporation (the “Company”), and Metaplanet Holdings, Inc., a Florida corporation (“Metaplanet”) and a wholly-owned subsidiary of Metaplanet Inc., a corporation organized under the laws of Japan (“Metaplanet Parent”).

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act, the Company desires to issue and sell to Metaplanet, and Metaplanet desires to purchase from the Company, certain securities of the Company as more fully described in this Agreement;

WHEREAS, the Board of Directors of Metaplanet has, upon the terms and subject to the conditions set forth herein, approved and declared it advisable for Metaplanet to enter into this Agreement and consummate such sale and purchase of securities of the Company and the other transactions contemplated hereby (collectively, the “Transactions”);

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (i) determined that this Agreement and the Transactions are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved, adopted and declared advisable this Agreement and the Transactions, (iii) directed that this Agreement be submitted to the Company’s stockholders for its adoption, and (iv) recommended that the Company’s stockholders adopt this Agreement and the Transactions; and

WHEREAS, Metaplanet and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the Transactions.

NOW, THEREFORE, IN CONSIDERATION of the foregoing and the mutual promises, covenants and agreements of the parties, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1    Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“2014 Plan” means the Company’s 2014 Stock Option and Incentive Plan.

“2025 Equity Plan” means the Company’s 2025 Omnibus Equity Incentive Plan, as adopted on June 9, 2025 and amended on October 20, 2025.

“280G Gross-Up” has the meaning set forth in Section 2.6(c)(vii).

“Acceptable Confidentiality Agreement” means a confidentiality agreement that either (i) is in effect on the date of this Agreement or (ii) if executed after the date hereof, is no less favorable in the aggregate to the Company than the Confidentiality Agreement, it being understood that such agreement need not contain any “standstill” or similar provisions that would prohibit the making of any Alternative Proposal for a negotiated transaction with the Company.

“Action” has the meaning set forth in Section 3.11.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” has the meaning set forth in the recitals.

“Alternative Proposal” means any offer or proposal from a third party (other than Metaplanet, Metaplanet Parent or any of their respective Affiliates) for or relating to an Alternative Transaction.

“Alternative Transaction” means any direct or indirect (i) merger, consolidation, business combination, investment, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company pursuant to which any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons would hold Equity Securities representing twenty percent (20%) or more of the total outstanding Equity Securities (by vote or volume) after giving effect to the consummation of such transaction, (ii) sale, lease or other disposition by merger, consolidation, business combination, share exchange, joint venture or otherwise, of assets of the Company representing twenty percent (20%) or more of the consolidated assets of the Company, based on their fair market value as of the date of such transaction, (iii) issuance or acquisition, sale or disposition (including by way of merger, tender offer, consolidation, business combination, investment or share exchange) of Equity Securities representing twenty percent (20%) or more of the outstanding Equity Securities (by vote or volume), or (iv) combination of the foregoing (in each case, other than the Sale and Purchase or the other Transactions).

“Alternative Transaction Agreement” has the meaning set forth in Section 5.3(a).

“Amended and Restated Bylaws” means the Third Amended and Restated Bylaws of the Company, as amended and/or restated from time to time, in a form to be mutually agreed between the Company and Metaplanet prior to the Closing.

“Amended and Restated Certificate of Incorporation” means the Fourth Amended and Restated Certificate of Incorporation of the Company, as amended and/or restated from time to time, in the form of Exhibit H attached hereto.

“Anti-Money Laundering Laws” has the meaning set forth in Section 3.43.

“BHCA” has the meaning set forth in Section 3.42.

“BTC” means the decentralized digital cryptocurrency maintained on the Bitcoin blockchain network.

“BTC Consideration” has the meaning set forth in Section 2.1(b).

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

“Cancelled 2014 Plan Option” means an option to purchase Common Stock granted by the Company pursuant to the 2014 Plan, which was cancelled in June 2025 when the 2014 Plan was terminated.

“Cash Consideration” has the meaning set forth in Section 2.1(b).

“Certificates of Designations” means, collectively, the Strategic Alliance Preferred Stock Certificate of Designations and the Junior Preferred Stock Certificate of Designations.

“Closing” has the meaning set forth in Section 2.1(a).

“Closing Consideration” has the meaning set forth in Section 2.1(b).

“Closing Date” has the meaning set forth in Section 2.1(a).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Common Stock Warrants” means the Warrant to Purchase Common Stock of Super League Enterprise, Inc., to be issued in the following four (4) tranches: (i) warrants to purchase up to 210,000,000 shares of Common Stock at an exercise price of $3.00 per share; (ii) warrants to purchase up to 100,000,000 shares of Common Stock at an exercise price of $10.00 per share; (iii) warrants to purchase up to 50,000,000 shares of Common Stock at an exercise price of $21.00 per share; and (iv) warrants to purchase up to 21,000,000 shares of Common Stock at an exercise price of $33.50 per share, each in the form of Exhibit D attached hereto.

“Common Stock Warrant Shares” means the shares of Common Stock issuable upon exercise of the Common Stock Warrants.

“Company” has the meaning set forth in the recitals.

“Company Board” has the meaning set forth in the recitals.

“Company Board Recommendation Change” has the meaning set forth in Section 5.3(c).

“Company Counsel” means Disclosure Law Group, a Professional Corporation.

“Company Equity Awards” means any Company Option, Company RSU Award, Company PSU Award or Company Restricted Stock Award.

“Company Meeting” has the meaning set forth in Section 5.2(b).

“Company Option” means each outstanding option to purchase Common Stock granted by the Company pursuant to a Stock Option Plan.

“Company-Owned Intellectual Property” means all Intellectual Property that is owned or purported to be owned by the Company.

“Company Plan” means an “employee benefit plan” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) and each other plan, policy, program, or arrangement providing employment, consulting, compensation or benefits (i) to any current or former director, officer, employee or individual contractor or service provider, including bonus and incentive plans, employment, management, severance, employee loan, fringe benefits, change in control, retention, transaction or similar bonuses, incentive equity or equity-based or phantom equity-based compensation or deferred compensation arrangements, medical, retiree medical, hospitalization, vision, dental or other health plans, disability, life insurance, retirement, pension plans, executive compensation or supplemental income arrangements, vacation or holiday pay policies, and any other compensation or employee benefit plan, agreement, arrangement, program, practice or undertaking and (ii) that is contributed to, sponsored or maintained by the Company, or with respect to which the Company has any current or contingent obligation or liability.

“Company PSU Award” means each outstanding award of restricted stock units granted by the Company pursuant to any Stock Option Plan that was granted subject to performance-based vesting conditions.

“Company Restricted Stock Award” means each outstanding award of restricted stock granted by the Company pursuant to any Stock Option Plan.

“Company RSU Award” means each outstanding award of restricted stock units granted by the Company pursuant to a Stock Option Plan, other than Company PSU Awards.

“Company Service Providers” has the meaning set forth in Section 5.1(m).

“Company Stockholder Approval” means the affirmative vote of holders of at least the number of securities required to approve such corporate action at a duly convened meeting of the Company’s stockholders, voting together as a single class, as follows: (i) a majority of the shares of Common Stock present at such meeting (whether in person or by proxy) and entitled to vote for purposes of the approval of the issuance of the shares of Common Stock that constitute the Investment Shares, the Strategic Alliance Shares and the Common Stock Warrant Shares pursuant to Nasdaq Listing Rule 5635; and (ii) a majority of the voting power of the outstanding shares of Common Stock for purposes of the approval and adoption of the Fourth Amended and Restated Certificate of Incorporation of the Company (including the approval of increases in the number of shares of Common Stock and Preferred Stock authorized for issuance thereunder), in each case, in connection with the transactions contemplated by the Transaction Documents.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of May 21, 2026, by and between the Company and Metaplanet Parent.

“Contract” means any legally binding agreement, arrangement, contract, lease (whether for real or personal property), power of attorney, note, bond, mortgage, indenture, deed of trust, loan, evidence of indebtedness, letter of credit, settlement agreement, franchise agreement, undertaking, covenant not to compete, employment agreement, license, purchase and sale order, or other legal commitment to which, in each case, a Person is a party or bound.

“Custodial Account” has the meaning set forth in Section 2.1(b).

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“Disqualification Event” has the meaning set forth in Section 3.45.

“D&O Lock-Up Agreements” means, collectively, the lock-up agreements to be delivered to the Company (i) on the date of this Agreement, by each of the directors and officers of the Company as of the date hereof, and (ii) on the Closing Date, by each of the directors of the Company designated or nominated by Metaplanet in accordance with the Stockholder Rights Agreement, in each case, in the form of Exhibit C attached hereto.

“Environmental Laws” has the meaning set forth in Section 3.46.

“Equity Securities” means (i) any warrants, options and other equity securities directly or indirectly convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject) shares of capital stock or other equity securities of the Company (including, without limitation, any note or debt security convertible into or exchangeable for shares of capital stocks or other equity securities of the Company) or (ii) any rights or options directly or indirectly to subscribe for or purchase any shares of capital stock or other equity securities of the Company.

“ERISA” has the meaning set forth in Section 3.36.

“ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code and the regulations and published interpretations thereunder of which the Company is a member.

“Evaluation Date” has the meaning set forth in Section 3.21.

“Evo” means Evo Fund, a Cayman Islands exempted company.

“Evo Common Stock Warrants” means the warrants to purchase an aggregate of 10,000,000 shares of Common Stock issued to Evo at the Closing.

“Evo Common Stock Warrant Shares” means the shares of Common Stock issuable upon exercise of the Evo Common Stock Warrants.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDA” has the meaning set forth in Section 3.40.

“Federal Reserve” has the meaning set forth in Section 3.42.

“GAAP” has the meaning set forth in Section 3.7.

“GDPR” has the meaning set forth in Section 3.18.

“Governing Documents” means the certificate of incorporation and the bylaws of the Company, in each case, as amended, restated or modified from time to time and then in effect. As of the date of this Agreement, the Governing Documents are the Third Amended and Restated Certificate of Incorporation of the Company and Second Amended and Restated Bylaws of the Company.

“Governmental Entity” means any national, federal, state, county, municipal, local or foreign government, or other political subdivision, governmental entity of any nature (including any governmental agency, branch, department, division, official or entity) or any court, arbitrator or tribunal thereof, and any entity exercising executive, legislative, judicial, regulatory, taxing, administrative or prosecutorial functions of, or pertaining to, government.

“Hazardous Materials” has the meaning set forth in Section 3.46.

“Indebtedness” has the meaning set forth in Section 3.30.

“Intellectual Property” means all intellectual property rights in any jurisdiction, including all: (i) patents and patent applications; (ii) trademarks, service marks, trade dress, logos, slogans, brand names, trade names, Internet domain names and corporate names (whether or not registered), and other indicia of origin, and all applications and registrations in connection therewith; (iii) all copyrights (whether or not published), and all applications and registrations in connection therewith; (iv) mask works and industrial designs, and all applications and registrations in connection therewith; and (v) trade secrets and other intellectual property rights in confidential and proprietary information (including intellectual property rights, if any, in inventions, research and development information, know‑how, formulas, compositions, technical data, designs, drawings, financial, marketing and business data, customer and supplier lists, algorithms, pricing and cost information, business and marketing plans and proposals, and databases and compilations of data).

“Intellectual Property Rights” has the meaning set forth in Section 3.16.

“Intervening Event” means any effect, change, event, circumstance, condition, development, state of fact or occurrence first arising after the date hereof that (i) was not known to, or reasonably foreseeable by, the Company Board as of the date hereof and (ii) does not relate to any Alternative Proposal.

“Investment Shares” has the meaning set forth in Section 2.1(b).

“Issuer Covered Person” has the meaning set forth in Section 3.45.

“IT Systems and Data” has the meaning set forth in Section 3.17.

“Junior Liquidity Support Preferred Stock” has the meaning set forth in Section 2.2(a).

“Junior Preferred Issuance” means the issuance of any shares of the Junior Liquidity Support Preferred Stock pursuant to Section 2.2.

“Junior Preferred Stock Certificate of Designations” means the Certificate of Designations for the Junior Liquidity Support Preferred Stock, in the form of Exhibit F attached hereto.

“Junior Preferred Stock Exercise Amount” means, with respect to any Junior Preferred Stock Exercise Notice, the aggregate stated value of Junior Liquidity Support Preferred Stock to be purchased pursuant to the applicable Junior Preferred Stock Exercise Notice.

“Junior Preferred Stock Exercise Notice” means a written notice delivered by Metaplanet to the Company electing to purchase Junior Liquidity Support Preferred Stock pursuant to the Junior Preferred Subscription Right, including the information set forth in Section 2.2(b).

“Junior Preferred Subscription Right” has the meaning set forth in Section 2.2(a).

“Labor Agreement” means a collective bargaining agreement, agreement with any works council or similar labor contract with any union, employee association, works council or any other labor organization.

“Legend Removal Request Date” has the meaning set forth in Section 5.5(d).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document; (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company; or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of clauses (i), (ii) or (iii), a “Material Adverse Effect”).

“Material Contracts” means, collectively, (i) all Contracts to which the Company is a party or by which the Company or any of its assets, properties or businesses are bound (including any material amendments, supplements and modifications thereto) and (ii) all Contracts that are filed or required to be filed as exhibits to the SEC Reports, in each case, in effect as of the date of this Agreement.

“Material Permits” has the meaning set forth in Section 3.14.

“Metaplanet” has the meaning set forth in the recitals.

“Metaplanet Custodian Wallet” has the meaning set forth in Section 4.3.

“Metaplanet Lock-Up Agreement” means the lock-up agreement to be delivered to the Company by Metaplanet on the Closing Date, in the form of Exhibit B attached hereto.

“Metaplanet Parent” has the meaning set forth in the recitals.

“Metaplanet Party” has the meaning set forth in Section 5.12.

“Notice of Conversion” has the meaning set forth in Section 5.17.

“Notice of Exercise” has the meaning set forth in Section 5.17.

“Notice Period” has the meaning set forth in Section 5.3(d).

“Outside Date” has the meaning set forth in Section 6.1(d).

“Per Share Purchase Price” has the meaning set forth in Section 2.1(b).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Personal Data” has the meaning set forth in Section 3.18.

“Preferred Stock” means preferred stock, par value $0.001 per share, of the Company.

“Privacy Laws” has the meaning set forth in Section 3.18.

“Privacy Policies” has the meaning set forth in Section 3.18.

“Proxy Statement” means a proxy statement on Schedule 14A filed under the Exchange Act or similar disclosure document relating to the adoption and approval of this Agreement and the Transactions by the Company’s stockholders.

“Registration Rights Agreement” means the Registration Rights Agreement to be entered into on the Closing Date, by and between the Company and Metaplanet, in the form of Exhibit A attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by Metaplanet of the Investment Shares, the Strategic Alliance Shares and the Common Stock Warrant Shares.

“Required Approvals” has the meaning set forth in Section 3.4.

“Required Minimum” means, as of any date, one hundred and fifty percent (150%) of the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including all Warrant Shares issuable upon exercise in full of all of the Warrants and all Strategic Alliance Shares issuable upon conversion in full of all shares of the Strategic Alliance Preferred Stock, excluding any conversion or exercise limits set forth therein.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule.

“Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule.

“Sale and Purchase” has the meaning set forth in Section 2.1(b).

“Sanctions” has the meaning set forth in Section 3.38.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 3.7.

“Securities” means the Investment Shares, the Strategic Alliance Preferred Stock, the Strategic Alliance Shares, the Junior Liquidity Support Preferred Stock, the Common Stock Warrants and the Common Stock Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Signing Press Release” has the meaning set forth in Section 5.9.

“Specified Transaction Expenses” has the meaning set forth in Section 2.1(c).

“Stock Option Plan” means (i) the 2025 Equity Plan, (ii) the 2014 Plan and (iii) any restricted stock unit or restricted stock awards granted by the Company outside of the 2025 Equity Plan or the 2014 Plan to Company Service Providers that have been disclosed to Metaplanet prior to the date of this Agreement in the document titled “SuperLeague_award-summary_report_20260602112458_6.2.26”.

“Stockholder Rights Agreement” means the stockholder rights agreement to be entered into on the Closing Date, by and between the Company and Metaplanet, in the form of Exhibit E attached hereto.

“Strategic Alliance Preferred Stock” has the meaning set forth in Section 2.1(b).

“Strategic Alliance Preferred Stock Certificate of Designations” means the Certificate of Designations for the Strategic Alliance Preferred Stock, in the form of Exhibit G attached hereto.

“Strategic Alliance Shares” means the shares of Common Stock issuable upon conversion of Strategic Alliance Preferred Stock.

“Subscription Period” has the meaning set forth in Section 2.2(a).

“Superior Proposal” means any bona fide written Alternative Proposal for an Alternative Transaction on terms that the Company Board has determined in good faith (after consultation with the Company’s outside legal counsel), taking into account all legal, financial, business, regulatory and other aspects of such Alternative Proposal that the Company Board determines in good faith to be relevant, is more favorable, from a financial point of view, to the Company’s stockholders (in their capacity as such) than the terms of this Agreement and the Transactions, and that, if accepted, would reasonably be expected to be completed on the terms set forth therein. For purposes of the reference to an “Alternative Proposal” and “Alternative Transaction” in this definition, all references to “twenty percent (20%)” in the definition of “Alternative Transaction” will be deemed to be references to “fifty percent (50%).”

“Tax Authority” means any Governmental Entity responsible for the imposition or collection of any Tax.

“Taxes” means all Taxes and other charges in the nature of a Tax imposed by any Governmental Entity, including, without limitation, income, franchise, premium, windfall or other profits, gross receipts, real property, personal property, sales, use, goods and services, privilege Taxes, digital services, net worth, capital stock, business license, occupation, commercial activity, customs duties, alternative or add‑on minimum, environmental, payroll, employment, social security, unemployment, excise, estimated, withholding, ad valorem, stamp, transfer, registration and value-added Tax, and any interest, penalty, fine or additional amounts imposed by a Governmental Entity in respect of any of the foregoing, whether or not disputed.

“Termination Fee” has the meaning set forth in Section 6.3(a).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means, collectively, this Agreement, the Common Stock Warrants, the Metaplanet Lock-Up Agreement, the D&O Lock-Up Agreements, the Registration Rights Agreement, the Stockholder Rights Agreement, the Certificates of Designations and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder and thereunder.

“Transaction Litigation” has the meaning set forth in Section 5.19.

“Transactions” has the meaning set forth in the recitals.

“Transfer Agent” means Equiniti Trust Company, the transfer agent of the Company as of the date hereof, and any successor transfer agent of the Company.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended or any similar state law.

“Warrant Shares” means, collectively, the Common Stock Warrant Shares and the Evo Common Stock Warrant Shares.

“Warrants” means, collectively, the Common Stock Warrants and the Evo Common Stock Warrants.

“Willful and Material Breach” means a material breach by a party of its representations, warranties, covenants or other agreements set forth in this Agreement that is a consequence of an act or an omission undertaken or omitted by the breaching party with the actual knowledge that the taking of such act or omission would result in such breach.

ARTICLE II
SALE AND PURCHASE

Section 2.1        Closing.

(a)      The closing of the Sale and Purchase (as defined below) of the Securities pursuant to this Section 2.1 (the “Closing”) shall occur remotely by the electronic exchange of documents on the Trading Day on which (1) all of the Transaction Documents and other items set forth in Section 2.5 that are deliverable at the Closing have been executed and delivered by the applicable parties thereto, and (2) all conditions precedent to (i) Metaplanet’s obligations to pay the Closing Consideration and (ii) the Company’s obligations to deliver the Securities, including the covenants and conditions set forth in Section 2.5 and Section 2.6, in each case, have been satisfied or waived, or on such other date as the Company and Metaplanet may mutually agree (such date, the “Closing Date”).

(b)      On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to issue and sell, and Metaplanet agrees to purchase, (i) 44,859,400 shares of Common Stock (the “Investment Shares”), at a price of $3.00 per share (the “Per Share Purchase Price”); (ii) one hundred (100) shares of strategic alliance convertible preferred stock, par value $0.001 per share, of the Company (the “Strategic Alliance Preferred Stock”); and (iii) four (4) Common Stock Warrants to purchase an aggregate of up to 381,000,000 shares of Common Stock (collectively, such transactions, the “Sale and Purchase”). On the Closing Date, following the delivery of the Closing Consideration to the Company, the Company shall deliver to Metaplanet the Investment Shares, the Strategic Alliance Preferred Stock and the Common Stock Warrants.

(c)      On or prior to the Closing Date, Metaplanet shall deliver, or cause to be delivered, (i) 2,100 Bitcoin in kind (the “BTC Consideration”) to a custodial account in the name of the Company (the “Custodial Account”) and (ii) $2,500,000 in immediately available funds (the “Cash Consideration,” and together with the BTC Consideration, the “Closing Consideration”) by wire transfer to an account designated by the Company; provided, that, the Cash Consideration shall be used by the Company to pay the Specified Transaction Expenses. The value of the BTC Consideration in U.S. dollars shall be measured as of the date of this Agreement, using the closing market price of Bitcoin on the Coinbase Exchange at 4:00 p.m. (New York City time) on August 14, 2026. The value of the BTC Consideration, together with the Cash Consideration, shall be used to determine the number of Investment Shares that will be issued, based on the Per Share Purchase Price, by the Company to Metaplanet at the Closing; provided, that, the number of Investment Shares shall be rounded to the nearest one hundred (100) shares.

Section 2.2        Subscription Period.

(a)      Immediately following the Closing, Metaplanet shall have the right, but not the obligation, to subscribe for up to $210,000,000 in shares of non-convertible junior liquidity support preferred stock, par value $0.001 per share, of the Company (the “Junior Liquidity Support Preferred Stock”), at a stated value of $100.00 per share (the “Junior Preferred Subscription Right”). Metaplanet may exercise the Junior Preferred Subscription Right in whole or in part at any time and from time to time during the twenty-four (24)-month period commencing on the Closing Date (the “Subscription Period”).

(b)      In order to exercise the Junior Preferred Subscription Right during the Subscription Period, Metaplanet shall deliver a Junior Preferred Stock Exercise Notice to the Company specifying: (i) the Junior Preferred Stock Exercise Amount; (ii) the number of shares of Junior Liquidity Support Preferred Stock to be issued; (iii) the cash consideration; (iv) the requested date of the Junior Preferred Issuance, which shall be not less than two (2) Business Days after delivery of the Junior Preferred Stock Exercise Notice unless otherwise agreed in writing (which can be in the form of an email) by the Company and Metaplanet; and (v) the name in which, and book-entry or other settlement instructions pursuant to which, the shares of Junior Liquidity Support Preferred Stock shall be issued.

(c)      On or prior to each Junior Preferred Issuance, Metaplanet shall deliver to the Company the cash consideration specified in the Junior Preferred Stock Exercise Notice. At each Junior Preferred Issuance, following the delivery of the applicable consideration to the Company, the Company shall deliver to Metaplanet the applicable shares of Junior Liquidity Support Preferred Stock as set forth in the Junior Preferred Stock Exercise Notice, and the Company and Metaplanet shall deliver each of the other items set forth in Section 2.5 deliverable at such Junior Preferred Issuance. Upon satisfaction of the covenants and conditions set forth in Section 2.5 and Section 2.6, the Junior Preferred Issuance shall occur remotely by the electronic exchange of documents and signatures.

Section 2.3       Adjustments. All references in this Agreement to the Investment Shares, the Strategic Alliance Shares, Common Stock Warrant Shares and the Evo Common Stock Warrant Shares shall be appropriately adjusted for any stock dividends, stock splits, reverse stock splits, combinations, reclassifications, share exchanges, recapitalizations, reorganizations and other similar events occurring after the date hereof.

Section 2.4       Name and Ticker Symbol. On or prior to the Closing Date, the Company shall cause (a) the name of the Company to be changed to “Superplanet, Inc.” and (b) the ticker symbol of the Company to be changed to “SUPA,” which has been reserved with The Nasdaq Stock Market LLC.

Section 2.5        Deliverables.

(a)      On or prior to the Closing Date, the Company shall deliver or cause to be delivered to Metaplanet the following:

(i)       a legal opinion of Company Counsel, dated as of the Closing Date, in form and substance reasonably acceptable to Metaplanet;

(ii)      a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, in DRS or book entry form, which will evidence the issuance of the Investment Shares, registered in the name of Metaplanet, such transfer agent instructions to have been previously reviewed by the Transfer Agent prior to delivery hereunder;

(iii)     a wallet address for the Custodial Account of the Company at least two (2) Business Days prior to the Closing Date;

(iv)     confirmation of the registration of the Common Stock Warrants on the books and records of the Company, with the consideration for such exercise price payable by Metaplanet in U.S. dollars, U.S. dollar-denominated stablecoins, BTC or another mutually agreed form of consideration;

(v)      copies of each of the Certificates of Designations, as filed with the Secretary of State of the State of Delaware;

(vi)     a copy of the Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware;

(vii)    a copy of the Amended and Restated Bylaws;

(viii)   the Registration Rights Agreement and the Stockholder Rights Agreement, each duly executed by the Company; and

(ix)     a duly executed certificate of the Company’s Chief Executive Officer or Chief Financial Officer, dated as of the Closing Date, certifying as to the fulfillment of the conditions specified in Section 2.5(c)(iv), Section 2.5(c)(vii), Section 2.5(c)(viii) and Section 2.5(c)(x).

(b)      On or prior to each Junior Preferred Issuance, the Company shall deliver or cause to be delivered to Metaplanet the following:

(i)       a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, in DRS or book entry form, which will evidence the issuance of the shares of the Junior Liquidity Support Preferred Stock registered in the name of Metaplanet, such transfer agent instructions to have been previously reviewed by the Transfer Agent prior to delivery hereunder; and

(ii)      a duly executed certificate of the Company’s Chief Executive Officer or Chief Financial Officer, dated as of the Closing Date, certifying as to the fulfillment of the conditions specified in Section 2.5(d)(i), Section 2.5(c)(viii) and Section 2.5(c)(ix).

(c)      On or prior to the Closing Date, Metaplanet shall deliver or cause to be delivered to the Company, the following:

(i)       the BTC Consideration by transfer to the Custodial Account;

(ii)      the Cash Consideration;

(iii)     the Metaplanet Lock-Up Agreement, duly executed by Metaplanet;

(iv)     the D&O Lock-Up Agreements, duly executed by each of the directors of the Company designated or nominated by Metaplanet in accordance with the Stockholder Rights Agreement; and

(v)      the Registration Rights Agreement and Stockholder Rights Agreement, each duly executed by Metaplanet.

(d)      On or prior to each Junior Preferred Issuance, Metaplanet shall deliver or cause to be delivered to the Company the Junior Preferred Stock Exercise Amount in immediately available funds.

Section 2.6        Closing Conditions.

(a)      The obligations of the Company hereunder in connection with the Closing are subject to the satisfaction or waiver in writing of the following conditions (it being understood and agreed that, notwithstanding anything in this Agreement to the contrary, no condition set forth below may be waived without the consent of the Company):

(i)       the accuracy in all material respects (or, to the extent any representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of Metaplanet contained herein (unless such representation or warranty is expressly made as of a specific date therein, in which case, it shall be accurate in all material respects (or, to the extent such representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii)      all obligations, covenants and agreements of Metaplanet required to be performed at or prior to the Closing Date shall have been performed or complied with; and

(iii)     the delivery by Metaplanet of each item set forth in Section 2.6(c) of this Agreement.

(b)      The obligations of the Company hereunder in connection with each Junior Preferred Issuance are subject to the satisfaction or waiver in writing of the following conditions (it being understood and agreed that, notwithstanding anything in this Agreement to the contrary, no condition set forth below may be waived without the consent of the Company):

(i)       the accuracy in all material respects (or, to the extent any representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on each Junior Preferred Issuance of the representations and warranties of Metaplanet contained herein (unless such representation or warranty is expressly made as of a specific date therein, in which case, it shall be accurate in all material respects (or, to the extent such representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii)      all obligations, covenants and agreements of Metaplanet required to be performed at or prior to each Junior Preferred Issuance shall have been performed or complied with; and

(iii)     the delivery by Metaplanet of each item set forth in Section 2.6(c) of this Agreement.

(c)      The obligations of Metaplanet hereunder in connection with the Closing are subject to the satisfaction or waiver in writing of the following conditions (it being understood and agreed that, notwithstanding anything in this Agreement to the contrary, no condition set forth below may be waived without the consent of Metaplanet):

(i)       the receipt by the Company of all requested consents or waivers from its existing stockholders, including the Company Stockholder Approval;

(ii)      the delivery from the Company to Metaplanet of any applicable onboarding materials typically provided to new directors, including evidence, to the reasonable satisfaction of Metaplanet, of director and officer insurance for the new directors to be designated and nominated for election to the Company Board;

(iii)     the delivery from the Company to Metaplanet of evidence of insurance coverage to the reasonable satisfaction of Metaplanet based on advice of counsel in light of the operations of the Company;

(iv)     from the date hereof to and including the Closing Date, trading in the Common Stock shall not have been suspended by the SEC or the Company’s principal Trading Market and, at any time prior to and including the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities. Notwithstanding the foregoing, this Section 2.6(c)(iv) shall not be construed to include suspension of trading of the Common Stock in the Company’s principal Trading Market on the date hereof for the purpose of disclosure of this Agreement and the other Transaction Documents, nor shall there have occurred any material outbreak or significant escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market, which, in each case, makes it impracticable or inadvisable to purchase the Investment Shares, the Strategic Alliance Preferred Stock or the Common Stock Warrants at the Closing;

(v)      the Company shall have filed each of the Certificates of Designations and the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware;

(vi)     the Company shall have filed with The Nasdaq Stock Market LLC a Notification Form: Listing of Additional Shares with respect to the Investment Shares, the Strategic Alliance Shares and the Common Stock Warrant Shares;

(vii)    the Company and each Company employee who has a provision in his or her employment agreement providing for a gross-up or other similar payment to such employee for any excise Taxes or penalties incurred under Section 4999 of the Code (such provision, a “280G Gross-Up”) shall have entered into an employment agreement amendment that removes the 280G Gross-Up or otherwise have waived in writing such 280G Gross-Up for purposes of the Transactions and thereafter;

(viii)   the Company and each Company Service Provider who remains in service as of immediately prior to the Closing and had a Cancelled 2014 Plan Option shall have entered into a release of claims regarding prior equity award grants, which form of release of claims shall be subject to Metaplanet’s review and comment;

(ix)     the accuracy in all material respects (or, to the extent any representations or warranties are qualified by materiality, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless such representation or warranty is expressly made as of a specific date therein, in which case, it shall be accurate in all material respects (or, to the extent any such representation or warranty is qualified by materiality, in all respects) as of such date);

(x)      all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed or complied with in all material respects;

(xi)     the delivery by the Company of each item set forth in Section 2.4(a) of this Agreement; and

(xii)    there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

(d)      The obligations of Metaplanet hereunder in connection with each Junior Preferred Issuance are subject to the satisfaction or waiver in writing of the following conditions (it being understood and agreed that, notwithstanding anything in this Agreement to the contrary, no condition set forth below may be waived without the consent of Metaplanet):

(i)       the accuracy in all material respects (or, to the extent any representations or warranties are qualified by materiality, in all respects) when made and upon each Junior Preferred Issuance of the representations and warranties of the Company contained herein (unless such representation or warranty is expressly made as of a specific date therein, in which case, it shall be accurate in all material respects (or, to the extent any such representation or warranty is qualified by materiality, in all respects) as of such date);

(ii)      all obligations, covenants and agreements of the Company required to be performed at or prior to each Junior Preferred Issuance, shall have been performed or complied with in all material respects;

(iii)     the delivery by the Company of each item set forth in Section 2.4(a) of this Agreement; and

(iv)     there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as otherwise disclosed or identified in the SEC Reports filed prior to the date hereof (other than disclosures contained in the “Forward Looking Statements” and “Risk Factors” sections of the SEC Reports or any other disclosures in the SEC Reports that are primarily predictive or forward-looking in nature); provided, that, any such disclosure or identification in such SEC Reports shall not be deemed to modify or qualify any of the representations or warranties set forth in any of Section 3.1 through Section 3.6, the Company hereby represents and warrants as of the date hereof, as of the Closing Date and each Junior Preferred Issuance to Metaplanet as follows (unless such representation or warranty is made as of a specific date therein, in which case, it shall be accurate as of such date):

Section 3.1        Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any provision of any of its Governing Documents. The Company is duly qualified to conduct business and is in good standing as a foreign Person or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in a Material Adverse Effect, and no Action has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

Section 3.2        Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by unanimous approval of the Company Board and all other necessary action on the part of the Company and no further action is required by the Company, the Company Board or the Company’s stockholders in connection herewith or therewith, other than in connection with the Required Approvals (as defined below). This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

Section 3.3        No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not: (i) conflict with or violate any provision of the Governing Documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration, adjustment, exchange, reset, exercise or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt, equity or other instrument (evidencing Company equity, debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court, Governmental Entity or Trading Market to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except in the case of clause (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

Section 3.4        Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Entity or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filing of the Proxy Statement with the SEC; (ii) the Company Stockholder Approval; (iii) the filing of the Registration Statement with the SEC pursuant to the Registration Rights Agreement; (iv) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Investment Shares, the Common Stock Warrant Shares and the Strategic Alliance Shares and the listing of the Investment Shares, the Common Stock Warrant Shares and the Strategic Alliance Shares for trading thereon in the time and manner required thereby; and (v) the filing of the Certificates of Designations and Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (collectively, the “Required Approvals”).

Section 3.5        Issuance of the Securities. The Investment Shares, Strategic Alliance Preferred Stock, Junior Liquidity Support Preferred Stock and Common Stock Warrants are duly authorized, and when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Strategic Alliance Shares and the Common Stock Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its shares of duly authorized capital stock: (i) a number of shares of Common Stock for the issuance of the (a) Investment Shares, (b) Strategic Alliance Shares and (c) Warrant Shares, that are in the aggregate, at least equal to the Required Minimum on the date hereof; and (ii) a number of shares of Preferred Stock for the issuance of the (a) Strategic Alliance Preferred Stock and (b) Junior Liquidity Support Preferred Stock.

Section 3.6        Capitalization. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the issuance of shares of Common Stock to Company Service Providers pursuant to exercise or settlement of awards under a Stock Option Plan. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. There are no outstanding options (except for Company Options), warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or Contracts by which the Company is or may become bound to issue additional shares of Common Stock. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than Metaplanet). There are no outstanding securities or instruments of the Company with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company. There are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no Contracts by which the Company is or may become bound to redeem a security of the Company. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and, none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Company Board or any other Person is required for the issuance and sale of the Securities. There are no stockholder agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

Section 3.7        SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, registration statements, prospectuses and other documents required to be filed or furnished by the Company with the SEC under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2023 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, collectively, the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

Section 3.8        Absence of Certain Changes or Events. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in a subsequent SEC Report, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect; (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (x) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC; (iii) the Company has not altered its method of accounting; and (iv) the Company has not issued any Equity Securities to any officer, director or Affiliate, except pursuant to the 2025 Equity Plan. The Company does not have pending before the SEC any request for confidential treatment of information. Except as for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its business, prospects, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least five (5) Business Days prior to the date that this representation is made.

Section 3.9        Proxy Statement. None of the information supplied or to be supplied in writing by the Company for inclusion or incorporation by reference in the Proxy Statement will, on each applicable filing date, on the date that the Proxy Statement or any amendment or supplement thereto is mailed to the Company’s stockholders and at the time of the Company Meeting, as applicable, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not false or misleading (except that no representation or warranty is made by the Company to such portions thereof that relate to Metaplanet or Metaplanet Parent, or to statements made therein based on information supplied in writing by or on behalf of Metaplanet for inclusion or incorporation by reference therein). The Proxy Statement shall comply in all material respects with the requirements of the Exchange Act and other applicable laws (provided, that, such representation and warranty shall not be made by the Company with respect to such portions thereof that relate to Metaplanet or Metaplanet Parent, or to statements made therein based on information supplied in writing by or on behalf of Metaplanet for inclusion or incorporation by reference therein).

Section 3.10      Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided Metaplanet or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that Metaplanet will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to Metaplanet regarding the Company, its business and the transactions contemplated hereby, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve (12) months preceding the date of this Agreement do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that Metaplanet does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Article IV hereof.

Section 3.11      Litigation. There is no action, claim, complaint, charge, arbitration, suit, inquiry, notice of violation, proceeding, audit, litigation or investigation or other legal proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), in each case, before, by or involving any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), pending or, to the knowledge of the Company, threatened, that is against or affecting the Company or any of its properties, which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. The Company, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

Section 3.12      Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which would reasonably be expected to result in a Material Adverse Effect. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and the Company is not a party to a collective bargaining agreement, and the Company believes that its relationships with its employees are good. To the knowledge of the Company, no executive officer of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement or any other Contract or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.13      Compliance. The Company is not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) in violation of any judgment, decree or order of any court, arbitrator or other Governmental Entity; or (iii) in violation, or has been in violation of any statute, rule, ordinance or regulation of any Governmental Entity, including, without limitation, all foreign, federal, state and local laws relating to Taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not reasonably be expected to result in a Material Adverse Effect.

Section 3.14      Regulatory Permits. The Company possesses all certificates, authorizations, approvals, consents, registrations, licenses, qualifications, certifications and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as described in the SEC Reports or as actually conducted (collectively, “Material Permits”), except where the failure to possess any such permit would not reasonably be expected to result in a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

Section 3.15      Title to Assets. The Company has good and marketable title in fee simple to all real property, if any, owned by it and good and marketable title in all personal property owned by it that is material to the business of the Company, free and clear of all Liens, except for (i) Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and (ii) Liens for the payment of federal, state or other Taxes, for which appropriate reserves have been made in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with which the Company is in compliance.

Section 3.16      Intellectual Property. The Company has, or has rights to use, all Intellectual Property and other intellectual property rights and similar rights necessary or required for use in connection with its business as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). The Company has not received a notice (written or otherwise) that any of the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. The Company has not received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.17      Cybersecurity. (i) (a) To the Company’s knowledge, there has been no material security breach or other material compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (b) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; (iii) the Company has implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company has implemented back-up and disaster recovery technology consistent with industry standards and practices.

Section 3.18      Compliance with Data Privacy Laws. (i) The Company is, and at all times during the last three (3) years was, in material compliance with all applicable state, federal and foreign data privacy and security laws and regulations known to the Company, including, without limitation, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, “Privacy Laws”); (ii) the Company has in place, complies with, and takes appropriate steps reasonably designed to ensure compliance with its policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (as defined below) (the “Privacy Policies”); (iii) the Company provides accurate notice of its applicable Privacy Policies to its customers, employees, third party vendors and representatives as required by the Privacy Laws; and (iv) applicable Privacy Policies provide accurate and sufficient notice of the Company’s then-current privacy practices relating to its subject matter, and do not contain any material omissions of the Company’s then-current privacy practices, as required by Privacy Laws. “Personal Data” means (i) a natural person’s name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade SEC Act, as amended; (iii) “personal data” as defined by GDPR; and (iv) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any identifiable data related to an identified person’s health or sexual orientation. None of such disclosures made or contained in any of the Privacy Policies have been inaccurate, misleading, or deceptive in violation of any Privacy Laws, and the execution, delivery and performance of the Transaction Documents will not result in a breach of any Privacy Laws or Privacy Policies. To the knowledge of the Company, the Company has not received written notice of any actual or potential liability of the Company under, or actual or potential violation by the Company of, any of the Privacy Laws. The Company is not currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any regulatory request or demand pursuant to any Privacy Law. The Company is not a party to any order, decree, or agreement by or with any court or arbitrator or governmental or regulatory authority that imposed any obligation or liability under any Privacy Law.

Section 3.19      Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which the Company is engaged, including, but not limited to, directors and officers insurance coverage at least equal to the Closing Consideration. The Company does have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

Section 3.20      Transactions with Affiliates and Employees. None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company, is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case, in excess of $120,000, other than for: (i) payment of salary or consulting fees for services rendered; (ii) reimbursement for expenses incurred on behalf of the Company; and (iii) other employee benefits, including under a Stock Option Plan.

Section 3.21      Sarbanes-Oxley Act; Internal Accounting Controls. The Company is in compliance with any and all material applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all material applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of each Closing Date. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as defined in the Exchange Act) of the Company that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company.

Section 3.22      No Brokers and Finders. None of the Company nor any of its officers or directors on behalf of the Company has retained, utilized or employed any financial advisor, broker or finder to act as, and no financial advisory, broker’s fees, commissions or finder’s fees are or will be payable by the Company for, in each case, a book-runner, manager, placement agent or agent in connection with the Transactions (including the issuance and sale of the Securities) contemplated by this Agreement. Metaplanet shall have no obligation with respect to any such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.22 that may be due in connection with the Transactions contemplated by this Agreement.

Section 3.23      Private Placement. Assuming the accuracy of Metaplanet’s representations and warranties set forth in Article IV, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to Metaplanet as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of any Trading Market upon which the Company’s securities are traded or listed.

Section 3.24      Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended. This representation assumes that BTC is not deemed a security.

Section 3.25      Shell Company Status. As of the date of this Agreement and the Closing Date, the Company is not a “shell company” nor a “former shell company” (as defined in Rule 405 of the Securities Act).

Section 3.26      Registration Rights. Other than (i) Metaplanet with respect to the Strategic Alliance Shares and the Common Stock Warrant Shares and (ii) Evo with respect to the Evo Common Stock Warrant Shares, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

Section 3.27      Listing and Maintenance Requirements. The Common Stock is listed for trading on the Nasdaq Capital Market under the symbol “SLE.” The Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and reasonably expects, that it will continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the DTC or another established clearing corporation and the Company is current in payment of the fees to the DTC (or such other established clearing corporation) in connection with such electronic transfer.

Section 3.28      Application of Takeover Protections. The Company and the Company Board have taken all action to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Governing Documents or the laws of the State of Delaware that are or could become applicable to Metaplanet as a result of Metaplanet and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and Metaplanet’s ownership of the Securities.

Section 3.29      No Integrated Offering. Assuming the accuracy of Metaplanet’s representations and warranties set forth in Article IV, neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act or (ii) any applicable stockholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

Section 3.30      Solvency. Based on the consolidated financial condition of the Company as of the date of this Agreement and as of the Closing Date (after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder): (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as these mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one (1) year from the Closing Date. The Company is not in default with respect to any indebtedness, including (x) any liabilities for borrowed money or amounts owed in excess of $50,000 in the aggregate (other than trade accounts payable incurred in the ordinary course of business); (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected on the Company’s consolidated balance sheet (or the notes thereto); and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP (collectively, “Indebtedness”).

Section 3.31      Taxes. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company (i) has timely filed all United States federal, state and local income and all foreign income and franchise, and all other material Tax returns, reports and declarations required by any jurisdiction to which it is subject; (ii) has paid all Taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations; and (iii) has set aside on its books provision reasonably adequate for the payment of all material Taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid Taxes in any material amount claimed to be due by the Taxing authority of any jurisdiction, and to the Company’s knowledge, there is no basis for any such claim. There are no claims, assessments, demands, actions, suits, proceedings, audits or other Actions asserted or now in progress, or to the Company’s knowledge, threatened against the Company with respect to Taxes.

Section 3.32      Accountants. The Company’s independent registered public accounting firm is WithumSmith+Brown, PC. To the knowledge of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and the rules of the Public Company Accounting Oversight Board; (ii) is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act; (iii) has not had its registration suspended or revoked and has not requested such registration be withdrawn; and (iv) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal years ended December 31, 2025 and ending December 31, 2026.

Section 3.33      Acknowledgments Regarding Metaplanet. The Company acknowledges and agrees that Metaplanet is acting solely in the capacity of an arm’s-length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that Metaplanet is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by Metaplanet or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to Metaplanet’s purchase of the Securities. The Company further represents to Metaplanet that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

Section 3.34      Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities; (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities; or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

Section 3.35      Equity Awards. Each stock option, time-based restricted stock unit, performance-based restricted stock unit and other form of equity or equity-based compensation granted by the Company pursuant to any equity plan, program, practice, policy or arrangement of the Company for the issuance of shares of Common Stock, options, time-based restricted stock units, performance-based restricted stock units or other equity or equity-based awards to officers, directors, employees or consultants of the Company, including, without limitation, each Company Equity Award, was (i) granted in accordance with the terms of the applicable Stock Option Plan, any applicable award agreement thereunder and applicable law and (ii) if such award was a stock option, its exercise price per share of Common Stock was greater than or equal to the fair market value of the Common Stock on the date of grant of such stock option as determined under GAAP and applicable law. No stock option granted under any Stock Option Plan or otherwise granted by the Company has been retroactively granted, nor has the exercise price of any such stock option been determined retroactively in contravention of any applicable law. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its financial results or prospects.

Section 3.36      Benefits Plan Compliance. The Company and any Company Plan (as defined below) are in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”). No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any Company Plan established or maintained by the Company or any of its ERISA Affiliates (as defined below). No Company Plan established or maintained by the Company or any of its ERISA Affiliates, if such Company Plan were terminated, would have any “amount of unfunded benefit liabilities” (with the meaning of ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975, 4976 or 4980B of the Code. No Company Plan is, and none of the Company or its ERISA Affiliates within the last six (6) years has, any liability or obligation with respect to, and no Company Plan is, (i) a multiemployer pension plan (as defined in Section 3(37) of ERISA), (ii) a pension plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (iii) a “multiple employer plan” that is subject to Section 413(c) of the Code, or (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. With respect to any ERISA Company Plan, the Company has not engaged in a transaction in connection with which the Company reasonably could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA. Each Company Plan established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified, has received a current determination, advisory or opinion letter to that effect from the United States Internal Revenue Service, and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification or Tax exemption of such Company Plan. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Company Plan has been established, funded, maintained and administered in accordance with its terms and in compliance with the applicable provisions of all applicable laws, and (ii) with respect to each Company Plan, as of the date of this Agreement, no Actions (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened.

Section 3.37      General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to Metaplanet pursuant to this Agreement.

Section 3.38      Sanctions. Neither the Company nor any of its directors and officers, nor, to the knowledge of the Company, any agent, employee or Affiliate of the Company is currently subject to any United States sanctions administered by the United States government, including, without limitation, the Office of Foreign Assets Control of the United States Department of the Treasury, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any joint venture, partner or other Person or entity, for the purpose of financing the activities of any Person currently the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company has not knowingly engaged in and is not now knowingly engaged in any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any country subject to Sanctions.

Section 3.39      Foreign Corrupt Practices. The Company has not, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law; or (iv) violated in any material respect any provision of FCPA.

Section 3.40      FDA. The Company has no applications pending before the United States Food and Drug Administration (“FDA”) nor any products subject to the rules and regulations of the FDA.

Section 3.41      U.S. Real Property Holding Corporation. The Company is not and has never been a United States real property holding corporation within the meaning of Section 897 of the Code, and the Company shall so certify upon Metaplanet’s request.

Section 3.42      Bank Holding Company Act. Neither the Company nor any of its Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”), and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

Section 3.43      Anti-Money Laundering. The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of (i) the Currency and Foreign Transactions Reporting Act of 1970, as amended, (ii) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), (iii) the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) and (iv) the anti-money laundering laws of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Entity to which they are subject (collectively, the “Anti-Money Laundering Laws”), and no Action involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

Section 3.44      Payments and Political Contributions. Neither the Company nor, to the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company.

Section 3.45      No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company nor any of its predecessors, affiliated issuer, director or officer participating in the offering hereunder, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, or any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”, and together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or Rule 506(d)(3) of the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with all of its disclosure obligations under Rule 506(e) of the Securities Act and has furnished to Metaplanet a copy of any disclosures provided thereunder. The Company will notify Metaplanet in writing, prior to the Closing Date, of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person.

Section 3.46      Environmental Laws. To its knowledge, the Company (i) is in material compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) has received all permits licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (iii) is in compliance with all terms and conditions of any such permit, license or approval where in each of clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.47      Other Covered Persons. The Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration in connection with the sale of any Securities pursuant to this Agreement.

Section 3.48      No Disagreements. There are no disagreements of any kind presently existing, or that could reasonably be anticipated to arise, between the Company and the accountants and attorneys formerly or presently employed by the Company. The Company is current with respect to any fees owed to its accountants and attorneys which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

Section 3.49      Survival. The foregoing representations and warranties shall survive the Closing and the delivery of the Securities.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF METAPLANET

Metaplanet hereby represents and warrants as of the date hereof, as of the Closing Date and as of each Junior Preferred Issuance to the Company as follows (unless such representation or warranty is made as of a specific date therein, in which case, it shall be accurate as of such date):

Section 4.1        Organization; Authority. Metaplanet is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents to which Metaplanet is a party and performance by Metaplanet of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Metaplanet. Each Transaction Document to which it is a party has been duly executed by Metaplanet, and when delivered by Metaplanet in accordance with the terms hereof, will constitute the valid and legally binding obligation of Metaplanet, enforceable against it in accordance with its terms, except as limited by applicable law.

Section 4.2        No Conflicts. The execution, delivery and performance of the Transaction Documents by Metaplanet to which it is a party, the purchase of the Securities in accordance with their terms and the consummation by Metaplanet of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by Metaplanet (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of Metaplanet’s organizational documents, including, without limitation, its incorporation or formation papers or bylaws, or (ii) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to Metaplanet or its respective properties or assets, except in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of Metaplanet to perform its obligations under the Transaction Documents to which it is a party.

Section 4.3        Subscription in BTC. Metaplanet or one of its wholly-owned subsidiaries (i) has all rights, title and interest in and to the BTC to be contributed by it to the Company pursuant to this Agreement and (ii) has taken commercially reasonable steps to protect such BTC. Such BTC is not subject to any liens, encumbrances or other restrictions. At Closing, (i) such BTC will be held at or by an appropriately regulated custodian operated by or on behalf of Metaplanet or one of its wholly-owned subsidiaries, in accordance with industry-standard security practices (the “Metaplanet Custodian Wallet”), (ii) the Metaplanet Custodian Wallet will not be subject to any liens, encumbrances or other restrictions; (iii) Metaplanet or one of its wholly-owned subsidiaries will have taken commercially reasonable steps to protect the Metaplanet Custodian Wallet; and (iv) Metaplanet or one of its wholly-owned subsidiaries will have the exclusive ability to control Metaplanet Custodian Wallet, including through use of custody arrangements, “private keys” or other equivalent means.

Section 4.4        Proxy Statement. None of the information supplied or to be supplied in writing by Metaplanet for inclusion or incorporation by reference in the Proxy Statement will, on each filing date, at the date that the Proxy Statement or any amendment or supplement thereto is mailed to the Company’s stockholders and at the time of the Company Meeting, as applicable, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not false or misleading (except that no representation or warranty is made by Metaplanet to such portions thereof that relate expressly to the Company, or to statements made therein based on information supplied in writing by or on behalf of Company for inclusion or incorporation by reference therein).

Section 4.5        No Brokers and Finders. None of Metaplanet nor any of its officers or directors on behalf of Metaplanet has retained, utilized or employed any financial advisor, broker or finder to act as, and no financial advisory, broker’s fees, commissions or finder’s fees are or will be payable by the Company for, in each case, a book-runner, manager, placement agent or agent in connection with the Transactions (including the issuance and sale of the Securities) contemplated by this Agreement.

Section 4.6        Own Account. Metaplanet understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law. Metaplanet (i) is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, (ii) has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and (iii) has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law, in each case, notwithstanding Metaplanet’s right to sell the Securities pursuant to a registration statement, an exemption from registration under applicable federal and state securities laws or otherwise in compliance with applicable federal and state securities laws. Metaplanet (x) is acquiring the Securities hereunder in the ordinary course of its business, (y) is not a party to any binding commitments and (z) has no current plan or intention to sell the capital stock of the Company purchased pursuant to this Agreement, other than any binding commitments it may have to transfer and/or pledge such capital stock upon the Closing to a prime broker under and in accordance with its prime brokerage agreement with such broker; provided, in each case, that such transfer and/or pledge shall not immediately result in Metaplanet losing beneficial ownership (as defined in Rule 13d-3 of the Securities Act) over such securities.

Section 4.7        Sophisticated Investor. Metaplanet is a sophisticated investor, with such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities. Metaplanet is capable of evaluating the merits and risk of such investment and has exercised independent judgment in evaluating its participation in the purchase of the Securities. Metaplanet is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Metaplanet acknowledges and agrees that the offering and sale of the Securities has not been registered under the Securities Act or any applicable state or foreign securities laws and is being made in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act for transactions by an issuer not involving any public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of Metaplanet’s representations as expressed herein.

Section 4.8        General Solicitation. Metaplanet was contacted regarding the sale of the Securities by the Company (or an authorized representative thereof), and Metaplanet had a prior pre-existing relationship with the Company under the United States securities laws and interpretations. To the knowledge of Metaplanet, no Securities were offered or sold to it by means of any form of general solicitation, and Metaplanet is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar, or to the knowledge of Metaplanet, any other general solicitation or general advertisement.

Section 4.9        Access to Information. Metaplanet has reviewed this Agreement and the other Transaction Documents to which it is party (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable Metaplanet to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

Section 4.10      Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, Metaplanet has not, nor, to Metaplanet’s knowledge, has any Person acting on behalf of or pursuant to any understanding with Metaplanet, directly or indirectly, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that Metaplanet first received information identifying the Company (excluding receipt by members of Metaplanet’s legal and compliance team serving in a ‘control room’ function) from the Company or any other Person representing the Company regarding the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to the parties to this Agreement or other Transaction Documents or to Metaplanet’s representatives (including, without limitation, Metaplanet’s officers, directors, employees, partners, auditors, legal and other advisors, agents and Affiliates), Metaplanet has maintained the confidentiality of all disclosures made to it in connection with the Transactions (including the existence and terms of the Transactions).

Section 4.11      No Reliance. Metaplanet acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any Person (including, without limitation, the Company or any of its Affiliates or representatives), other than statements made by the Company in the SEC Reports and the representations, warranties, covenants and agreements of the Company contained in the Transaction Documents, in making its investment or decision to invest in the Company. This undertaking is given freely and after obtaining independent legal advice.

Section 4.12      Securities Not Registered; Legends.

(a)      Metaplanet acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and Metaplanet understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by Metaplanet unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. Metaplanet understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of Metaplanet’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. Metaplanet acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Securities. Metaplanet acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

(b)      Metaplanet acknowledges that any certificates or book entry notations evidencing the Securities may bear one or more legends in substantially the following form and substance:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

The Company acknowledges and agrees that the representations contained in this Article IV shall not modify, amend or affect Metaplanet’s right to rely on the Company’s representations, warranties, covenants and agreements contained in this Agreement or any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE V
COVENANTS

Section 5.1        Interim Operations of the Company. Between the date of this Agreement and the earlier of the Closing and the termination of this Agreement in accordance with Section 6.1, except (i) as otherwise expressly contemplated by any other provision of this Agreement, (ii) as required by applicable law, or (iii) with the prior written consent of Metaplanet (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall use commercially reasonable efforts to (a) conduct its operations in the ordinary course of business in all material respects and (b) substantially preserve the goodwill and current relationships of the Company with customers, partners, suppliers, vendors, Governmental Entities and any other Persons with which the Company has significant business relations; provided, however, that no action by the Company with respect to matters specifically addressed by any provision of this Section 5.1 shall be deemed a breach of this sentence unless such action would constitute a breach of such specific provision. Without limiting the foregoing, except (i) as otherwise expressly contemplated by any other provision of this Agreement, (ii) as required by applicable law or (iii) with the prior written consent of Metaplanet (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not, between the date of this Agreement and the earlier of the Closing and the termination of this Agreement in accordance with Section 6.1, directly or indirectly, take any of the following actions:

(a)      amend the certificate of incorporation or bylaws of the Company;

(b)      form any subsidiary;

(c)      issue, sell, pledge, authorize, dispose of, grant, transfer or encumber any shares of capital stock of the Company or other Equity Securities, of any class, or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other Equity Securities, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Securities or such convertible or exchangeable securities of the Company, other than pursuant to the terms and conditions of Company Equity Awards outstanding as of the date hereof in accordance with their terms as of the date hereof;

(d)      (i) enter into any new line of business that would materially change the business of the Company as of the date hereof, or abandon or discontinue any material and existing line of business, (ii) authorize or effect any material change to the principal business of the Company, as currently conducted and proposed to be conducted, or (iii) agree to any covenant materially limiting the ability of the Company to compete or engage in any line of business or to compete with any Person in any geographic area;

(e)      sell, pledge, dispose of, transfer, lease, license, guarantee or encumber any material property or assets of the Company (other than Intellectual Property) having a value in excess of $10,000 individually, except as required pursuant to existing Contracts as of the date of this Agreement;

(f)      sell, assign, pledge, transfer, encumber, exclusively license or sublicense, abandon, allow to lapse or otherwise dispose of any material Company-Owned Intellectual Property, except for (i) expiration of any Company-Owned Intellectual Property at the end of its statutory term or (ii) otherwise in the ordinary course of business;

(g)      declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock or other Equity Securities;

(h)      reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other Equity Securities;

(i)      merge or consolidate the Company with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company;

(j)      acquire any material assets (including any owned or leased real property) or any other Person or business of any other Person (whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise);

(k)      (i) assume, guarantee or incur any Indebtedness or issue any debt securities, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, in each case, other than trade accounts receivable or otherwise in the ordinary course of business consistent with past practice;

(l)       assign, terminate, materially amend or waive any material right under any Material Contract (or enter into any Contract that, if existing on the date hereof, would have been a Material Contract), other than (x) terminations, extensions or renewals as a result of the expiration of the term of such Material Contract or (y) entering into or materially amending any Contract with a customer, supplier, vendor or partner in the ordinary course of business;

(m)     except to the extent required by the terms of any Company Plan in effect on the date hereof, (i) increase the compensation or benefits payable or to become payable to any current or former director, officer, employee, or individual contractor or service provider of the Company or its subsidiaries (“Company Service Providers”), (ii) amend or terminate any Company Plan, or establish, adopt, or enter into any new arrangement that if in effect on the date hereof would be a Company Plan, (iii) accelerate vesting, exercisability, funding or payment of any compensation or benefits under any Company Plan, or (iv) terminate (other than for cause) the employment of any employee with annual base compensation of $100,000 or more or hire any employee or individual contractor;

(n)      implement or announce any “mass layoff” or “plant closing” as defined under the WARN Act, or implement or announce any other action which would trigger the notice requirements of the WARN Act;

(o)      (i) voluntarily recognize any union as the bargaining representative of any employee of the Company or (ii) enter into, terminate, extend, modify, amend or agree to assume or otherwise be bound by, any Labor Agreement;

(p)      (i) settle or agree to settle any Action, other than settlements or agreements that involve the payment of monetary damages not in excess of $20,000 in the aggregate, in any case, without the imposition of equitable relief on, or the admission of wrongdoing by, the Company, or (ii) commence or threaten to commence any Action or make any demand that could involve any payment of monetary damages in excess of $20,000 in the aggregate;

(q)      (i) make, change or revoke any material Tax election, (ii) make any material change in any accounting policies, practices, principles, methods or procedures, other than as required by GAAP or by a Governmental Entity, or change or revoke any material accounting period or method with respect to Taxes, (iii) enter into any material settlement or “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-United States law) with respect to any Tax claim, notice, audit, assessment or dispute, (iv) surrender any right to claim a material Tax refund, (v) file any material amended Tax return, (vi) consent to any extension or waiver of the statute of limitations period applicable to material a Tax claim or assessment or (vii) request or enter into any ruling with a Tax Authority with respect to Taxes;

(r)      make any material amendments to the Company’s insurance policies, or fail to use commercially reasonable efforts to maintain the Company’s insurance policies in effect as of the date hereof or comparable replacement policies with respect to the material assets, operations and activities of the Company;

(s)      modify any Privacy Policy or the operation or security of any computer system (including the software, hardware, networks, platforms and related systems) owned, leased, licensed or otherwise used in connection with the business of the Company, in any manner that is materially adverse to the Company;

(t)      convene any meeting of the Company’s stockholders (or postpone or adjourn any such meeting), or propose any matters for consideration and a vote of the Company’s stockholders (other than the Company Meeting or any special meeting duly called by Company’s stockholders); or

(u)      authorize or enter into any Contract, or otherwise make any commitment to do any of the foregoing.

Section 5.2        SEC Filings.

(a)      As promptly as practicable (and in any event within five (5) Business Days) after the execution of this Agreement, the Company shall prepare and file the Proxy Statement in preliminary form with the SEC, which shall, subject to Section 5.3, include the Company Board Recommendation. Metaplanet and its counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement before it is filed with the SEC, and the Company shall give due consideration in good faith to any additions, deletions or changes suggested thereto by Metaplanet or its counsel. The Company shall use its reasonable best efforts to respond as promptly as practicable to any comments by the SEC staff in respect of the Proxy Statement and to cause the definitive Proxy Statement to be mailed to the Company’s stockholders as of the record date established for the Company Meeting as promptly as practicable after the date of this Agreement. The Company shall provide Metaplanet and its counsel with copies of any written comments, and shall provide them with a summary of any oral comments, that the Company or its counsel receive from the SEC or its staff with respect to the Proxy Statement as promptly as practicable after receipt of such comments, and any written or oral responses thereto. Metaplanet and its counsel shall be given a reasonable opportunity to review any such responses and the Company shall give due consideration in good faith to any additions, deletions or changes suggested thereto by Metaplanet and its counsel. Metaplanet shall (i) reasonably cooperate with the Company in the preparation of the Proxy Statement, (ii) furnish all information that is reasonably necessary or appropriate in connection with the preparation of the Proxy Statement concerning itself and its Affiliates as promptly as reasonably practicable after the date hereof upon receiving a written request from the Company, and (iii) provide such other assistance as soon as reasonably practicable after receiving a request from the Company, in each case, as may be reasonably requested by the Company in the connection with the preparation, filing and distribution of the Proxy Statement.

(b)      The Company shall (i) mail the definitive Proxy Statement to the Company’s stockholders of record as of the record date for the Company Meeting as promptly as practicable following the date of this Agreement (and in any event within five (5) Business Days following the date on which the SEC confirms that it has no further comments on the Proxy Statement), (ii) as promptly as practicable after the execution of this Agreement, take all action necessary in accordance with the DGCL and the Governing Documents to establish a record date for the Company Meeting (including conducting “broker searches” in accordance with Rule 14a-13 of the Exchange Act and setting a preliminary record date for such Company Meeting), and duly call, give notice of, convene and hold a meeting of the Company’s stockholders within thirty (30) days following the mailing of the definitive Proxy Statement (or such later date as Metaplanet and the Company may mutually agree in writing) for the purpose of obtaining the Company Stockholder Approval (the “Company Meeting”), and (iii) subject to a Company Board Recommendation Change effected in accordance with Section 5.3, include the Company Board Recommendation in the Proxy Statement and use reasonable best efforts to solicit from the Company’s stockholder proxies in favor of the adoption of this Agreement. The Company may postpone or adjourn the Company Meeting from time to time, but on not more than two (2) occasions, (A) with the prior written consent of Metaplanet, (B) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure, which the Company Board (after consultation with outside legal counsel) has determined in good faith is necessary or advisable, and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Company Meeting, (C) if as of the time for which the Company Meeting is originally scheduled (as set forth in the Proxy Statement) or is scheduled to reconvene following an adjournment thereof, there are insufficient shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Meeting, or to the extent that at such time the Company has not received proxies sufficient to allow the receipt of the Company Stockholder Approval at the Company Meeting, or (D) to the extent required by applicable law; provided, however, that, no such postponement or adjournment shall delay the Company Meeting by more than twenty (20) Business Days from the originally scheduled date of the Company Meeting or ten (10) Business Days from the prior‑scheduled date, without the prior written consent of Metaplanet.

Section 5.3        Treatment of Alternative Proposals.

(a)      No Solicitation. Except as permitted by Section 5.3(b), as promptly as possible after the date hereof, the Company shall cease any discussions or negotiations with any Person (other than Metaplanet and Metaplanet Parent) and its Affiliates and representatives related to, or that could reasonably be expected to lead to, an Alternative Proposal (including through any provision of non-public information regarding the Company) and shall promptly (and, in any event, within forty-eight (48) hours of the date hereof) request that each such Person (other than Metaplanet, Metaplanet Parent and their representatives) that has, prior to the execution and delivery of this Agreement, executed a confidentiality agreement in connection with such Person’s consideration of a transaction with the Company, to return or destroy all confidential information furnished to such Person by or on behalf of the Company in connection with any such discussions or negotiations and terminate the access of any Person (other than Metaplanet, Metaplanet Parent and their representatives) to any physical or electronic data room related to a potential Alternative Proposal. Subject to the terms of Section 5.3(b), from the date of this Agreement until the earlier to occur of the valid termination of this Agreement pursuant to Article VI and the Closing, the Company shall not, and shall use its reasonable best efforts to cause its representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage or facilitate the making or submission of any Alternative Proposal (it being understood and agreed that ministerial acts that are not otherwise prohibited by this Section 5.3(a) (such as answering unsolicited phone calls) shall not be deemed to facilitate for purposes of, or otherwise constitute a violation of, this Section 5.3); (ii) furnish to any Person (other than to Metaplanet, Metaplanet Parent and their representatives) any non‑public information relating to the Company or afford to any Person (other than Metaplanet, Metaplanet Parent and their representatives) access to the business, properties, assets, books, records or other non‑public information, or to any personnel, of the Company, in any such case that relates to or could reasonably be expected to lead to an Alternative Proposal; (iii) participate in or engage in discussions or negotiations with any Person that relates to or could reasonably be expected to lead to an Alternative Proposal; (iv) grant any waiver or release under Section 203 of the DGCL or any other state takeover law; or (v) enter into any letter of intent, memorandum of understanding, definitive agreement or other Contract relating to an Alternative Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, definitive agreement or other Contract involving an Alternative Transaction, an “Alternative Transaction Agreement”).

(b)      Superior Proposals. Notwithstanding anything to the contrary in Section 5.3(a), from the date of this Agreement and continuing until receipt of the Company Stockholder Approval, the Company may, directly or indirectly through one (1) or more of its representatives, participate or engage in discussions or negotiations with, furnish non‑public information relating to the Company, or afford access to the business, properties, assets, books, records or other non‑public information, or to any personnel, of the Company pursuant to an Acceptable Confidentiality Agreement to, any Person (and its representatives and potential financing sources) that has made or delivered to the Company an Alternative Proposal after the date of this Agreement, only if (i) the Company Board has determined in good faith (after consultation with the Company’s outside legal counsel) that such Alternative Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal, (ii) the Company Board has determined in good faith (after consultation with the Company’s outside legal counsel) that the failure to do so would be, or would reasonably be likely to be, inconsistent with its fiduciary duties pursuant to applicable law, and (iii) prior to furnishing any non‑public information to such Person, the Company receives from such Person an executed Acceptable Confidentiality Agreement; provided, that, subject to applicable law, the Company shall promptly make available to Metaplanet any non‑public information concerning the Company that is provided to any such Person or its representatives or potential financing sources pursuant to this Section 5.3(b) that was not previously made available to Metaplanet prior to, or simultaneously with, furnishing such information to such Person or its representatives or potential financing sources.

(c)      No Change in Company Board Recommendation or Entry into an Alternative Transaction Agreement. Except as permitted by Section 5.3(d), at no time after the date of this Agreement may the Company Board or any committee thereof:

(i)       (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation in a manner adverse to Metaplanet; (B) adopt, approve or recommend to the Company’s stockholders an Alternative Proposal; (C) fail to include the Company Board Recommendation in the Proxy Statement; or (D) fail to publicly reaffirm the Company Board Recommendation Change, or fail to publicly recommend against any such Alternative Proposal, within five (5) Business Days after any written request by Metaplanet to do so following the public announcement of any Alternative Proposal (or such fewer number of days as remains prior to the Company Meeting, so long as such request is made at least two (2) Business Days prior to the Company Meeting), it being understood that the Company will have no obligation to make such reaffirmation on more than two (2) separate occasions (any action described in clauses (A), (B), (C) and (D), a “Company Board Recommendation Change”); or

(ii)      cause or permit the Company to enter into an Alternative Transaction Agreement.

(d)      Company Board Recommendation Change. Notwithstanding anything to the contrary in this Agreement, at any time prior to obtaining the Company Stockholder Approval:

(i)      if the Company receives a bona fide written Alternative Proposal that did not result from a breach of Section 5.3(a) that the Company Board determines in good faith (after consultation with the Company’s outside legal counsel) constitutes a Superior Proposal, then the Company Board may (x) effect a Company Board Recommendation Change with respect to such Alternative Proposal or (y) authorize the Company to terminate this Agreement in accordance with the terms and subject to the conditions set forth herein to enter into an Alternative Transaction Agreement; provided, however, that the Company Board shall not effect a Company Board Recommendation Change or authorize such termination unless:

(1)      the Company Board determines in good faith (after consultation with the Company’s outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable law;

(2)      the Company has provided prior written notice to Metaplanet at least ten (10) Business Days in advance (the “Notice Period”) that the Company Board has received a Superior Proposal and intends to take such action, which notice shall include the identity of the Person making the Superior Proposal and an unredacted copy of the Superior Proposal that is the basis for the proposed action, it being understood that the delivery of a notice of Superior Proposal or any amendment or update thereto or the determination to so deliver such notice shall not in and of itself constitute a Company Board Recommendation Change, so long as such notice is delivered privately to Metaplanet and would not reasonably be expected to require public disclosure thereof;

(3)      prior to taking such action, the Company and its representatives, during the Notice Period, shall have negotiated with Metaplanet and its representatives in good faith (to the extent that Metaplanet desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement such that, after taking into account any adjustments to the terms and conditions of this Agreement proposed by Metaplanet, the Company Board would no longer determine that the failure to make a Company Board Recommendation Change in response to such Alternative Proposal would be inconsistent with its fiduciary duties pursuant to applicable law or such Alternative Proposal would cease to constitute a Superior Proposal; provided, however, that, in the event of any material amendments or revisions to such Alternative Proposal (including any change to any material economic terms, including price, in each case, which shall be deemed a material amendment or revision for this purpose), the Company shall be required to deliver a new written notice to Metaplanet as contemplated by Section 5.3(d)(i)(2) and to comply with the requirements of this Section 5.3(d)(i)(3) with respect to such new written notice (it being understood that the Notice Period in respect of such new written notice will be five (5) Business Days); and

(4)      in the event of any termination of this Agreement to cause or permit the Company to enter into an Alternative Transaction Agreement with respect to such Alternative Proposal, the Company will have validly terminated this Agreement in accordance with Section 6.1(f), including paying the Termination Fee in accordance with Section 6.3;

(ii)      the Company Board may effect a Company Board Recommendation Change in connection with an Intervening Event only if the Company Board determines in good faith (after consultation with its outside legal counsel) that its failure to do so would be reasonably likely to be inconsistent with its fiduciary duties pursuant to applicable law; provided, however, that, the Company Board shall not effect such a Company Board Recommendation Change, unless:

(1)      the Company has provided prior written notice to Metaplanet at least five (5) Business Days in advance that the Company Board intends to effect a Company Board Recommendation Change, which notice shall describe the applicable Intervening Event in reasonable detail; and

(2)      prior to effecting such Company Board Recommendation Change, the Company and its representatives, during such five (5)-Business Day period, shall have negotiated with Metaplanet and its representatives in good faith (to the extent Metaplanet desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement so that the Company Board’s failure to make a Company Board Recommendation Change in connection with such Intervening Event would no longer be reasonably likely to be inconsistent with the fiduciary duties of the Company Board pursuant to applicable law (as determined in good faith by the Company Board after consultation with the Company’s outside legal counsel).

(iii)     Notwithstanding any Company Board Recommendation Change or any other provision of this Agreement to the contrary, unless this Agreement has been validly terminated pursuant to Section 6.1, the Company shall cause the approval of the Transactions to be submitted to a vote of the Company’s stockholders at the Company Meeting to obtain the Company Stockholder Approval.

(e)      Notice. From and after the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VI or the Closing, the Company shall promptly (and in any event, within forty-eight (48) hours) notify Metaplanet in writing if any Alternative Proposal (or inquiry or offer that could reasonably be expected to lead to an Alternative Proposal) is received by the Company or any of its Affiliates or representatives, including the Company Board. Such notice shall include (i) the identity of the Person making the Alternative Proposal, inquiry or offer, (ii) if in writing, a copy of such Alternative Proposal, inquiry or offer (and if available, drafts of any Contract to effectuate such Alternative Proposal) and copies of any financing commitments (provided, that, any fee letters may be customarily redacted) received by the Company or the Company Board in connection therewith and (iii) if made verbally, a summary of the material terms and conditions of such Alternative Proposal, inquiry or offer. From and after the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VI or the Closing, the Company shall (i) keep Metaplanet reasonably informed of the status and any material changes to any of the material terms or conditions of any such Alternative Proposal, inquiry or offer (including by providing unredacted copies of all amendments and proposed amendments provided to or by the Company or the Company Board) and (ii) shall notify Metaplanet in writing promptly (and in any event, within forty-eight (48) hours) after it first enters into discussions or negotiations concerning any such Alternative Proposal, inquiry or offer or provides non‑public information or data to any Person in connection therewith or relating thereto.

(f)      Certain Disclosures. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement will prohibit the Company or the Company Board from taking any of the following actions: (i) taking and disclosing to the Company’s stockholders a position contemplated by Rule 14e‑2(a) promulgated under the Exchange Act that does not recommend acceptance of an applicable tender offer or making a “stop, look and listen” communication to the Company’s stockholders pursuant to Rule 14d‑9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) informing any Person of the existence of the provisions contained in this Section 5.3; or (iii) complying with the Company’s disclosure obligations to the extent required pursuant to applicable United States federal or state law with regards to an Alternative Proposal; provided, that, no action or disclosure under any of clauses (i) through (iii) above shall be, or be deemed to permit the Company or the Company Board to effect, a Company Board Recommendation Change, except in accordance with Section 5.3(d). In addition, it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company or the Company Board, to the extent required by law, that describes the Company’s receipt of an Alternative Proposal, the identity of the Person making such Alternative Proposal, the material terms of such Alternative Proposal and/or the operation of this Agreement with respect thereto will not, in and of itself, be deemed to be a Company Board Recommendation Change; provided, that, this Section 5.3(f) shall not be deemed to permit the Company or the Company Board to effect a Company Board Recommendation Change except in accordance with Section 5.3(d).

Section 5.4        Certain Notices. From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with Article VI, unless prohibited by applicable law, each party shall give prompt notice to the other party if any of the following occur: (a) receipt of any notice or other communication from any Person alleging that the consent or approval of such Person is or may be required in connection with the Transactions, if the failure of such party to obtain such consent would be material to the Company or Metaplanet; (b) receipt of any notice or other communication from any Governmental Entity or The Nasdaq Stock Market LLC (or any other Trading Market) in connection with the Transactions, if the subject matter of such communication would be material to the Company or Metaplanet; or (c) such party becoming aware of the occurrence of an event that would reasonably be expected to result in any of the conditions to the Transactions set forth in Section 2.6 not being satisfied (including if such party becomes aware that any of its acknowledgments, understandings, agreements, representations and warranties of Metaplanet set forth herein are no longer accurate in all material respects). Any such notice pursuant to this Section 5.4 shall not affect any representation, warranty, covenant or agreement contained in this Agreement, and any failure to make such notice (in and of itself) shall not be taken into account in determining whether the conditions set forth in Section 2.6 have been satisfied or give rise to any right of termination set forth in Article VI.

Section 5.5        Transfer Restrictions.

(a)      Notwithstanding any other provision of this Article V, Metaplanet covenants that the Securities may only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with applicable state and federal securities laws and that it is not acquiring the Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws. In connection with any transfer of Securities other than (i) pursuant to an effective registration statement, (ii) to the Company or to an Affiliate of Metaplanet or in connection with a pledge as contemplated in Section 5.5(b), or (iii) pursuant to Rule 144 (provided, that, Metaplanet provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer of such transferred Securities does not require registration under the Securities Act. As a condition of transfer (other than pursuant to an effective registration statement or Rule 144), any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of Metaplanet under this Agreement and the Registration Rights Agreement.

(b)      Metaplanet agrees to the placement, so long as is required by this Section 5.5, of a legend or book entry notation on or with respect to any of the Securities in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

(c)      The Company acknowledges and agrees that Metaplanet may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” (as defined in Rule 501(a) under the Securities Act) and if required under the terms of such arrangement, Metaplanet may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At Metaplanet’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders (as defined in the Registration Rights Agreement) thereunder.

(d)      In connection with any sale or other disposition of the Investment Shares, the Strategic Alliance Shares or the Common Stock Warrant Shares by Metaplanet pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the SEC) and upon compliance by Metaplanet with the requirements of the Registration Rights Agreement, if requested by Metaplanet, the Company shall cause the Transfer Agent to remove any restrictive legends related to the book entry account holding such Investment Shares, the Strategic Alliance Shares or the Common Stock Warrant Shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends within two (2) Trading Days of any such request therefor from Metaplanet (the “Legend Removal Request Date”); provided, that, the Company and the Transfer Agent have timely received from Metaplanet customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith. The Company shall be responsible for the fees of its Transfer Agent, its legal counsel and all fees of The Depository Trust Company associated with such issuance.

(e)      In addition to Metaplanet’s other available remedies, the Company shall pay to Metaplanet in cash, if the Company fails to (i) issue and deliver (or cause to be delivered) to Metaplanet by the third (3rd) Trading Day following the Legend Removal Request Date a certificate representing the Securities so delivered to the Company by Metaplanet that is free from all restrictive and other legends and (ii) if after the third (3rd) Trading Day following the Legend Removal Request Date Metaplanet purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by Metaplanet of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that Metaplanet anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of Metaplanet’s actual, documented total purchase price (including reasonable brokerage commissions and other reasonable out-of-pocket expenses) for the shares of Common Stock so purchased over the product of (A) such number of Investment Shares, the Strategic Alliance Shares, and Common Stock Warrant Shares that the Company was required to deliver to Metaplanet by the third (3rd) Trading Day following the Legend Removal Request Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by Metaplanet to the Company of the applicable Investment Shares, the Strategic Alliance Shares or the Common Stock Warrant Shares and ending on the date of such delivery and payment under this Section 5.5(e).

(f)      Metaplanet agrees with the Company that Metaplanet will only sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements (or any exemption therefrom), or an exemption from the registration requirements under federal and state securities laws, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates or book entry statements representing Securities as set forth in this Section 5.5 is predicated upon the Company’s reliance upon this understanding.

Section 5.6        Exchange Act Compliance. Until Metaplanet does not own any Securities, the Company shall use commercially reasonable efforts to (i) maintain the registration of the Common Stock under Section 12(b) or Section 12(g) of the Exchange Act and (ii) timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act, even if the Company is not then subject to the reporting requirements of the Exchange Act.

Section 5.7        Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

Section 5.8        Effective Registration Statement. If all or any portion of a Common Stock Warrant is exercised, or if all or any shares of Strategic Alliance Preferred Stock are converted into Strategic Alliance Shares, in each case, at a time when there is an effective registration statement to cover the issuance or resale of the Common Stock Warrant Shares and the Strategic Alliance Shares, the Common Stock Warrant Shares issued pursuant to any such exercise and the Strategic Alliance Shares issued pursuant to any such conversion shall be issued free of all legends. If at any time following the date of the Registration Statement (or any subsequent registration statement registering the sale or resale of the Common Stock Warrant Shares and the Strategic Alliance Shares) is not effective or is not otherwise available for the sale or resale of the Common Stock Warrant Shares or the Strategic Alliance Shares, the Company shall immediately notify Metaplanet in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale or resale of the Common Stock Warrant Shares or the Strategic Alliance Shares, as applicable (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or Metaplanet to sell, any of the Common Stock Warrant Shares or the Strategic Alliance Shares in compliance with applicable federal and state securities laws). The Company shall use reasonable best efforts to keep a registration statement (including the Registration Statement) registering the issuance or resale of the Common Stock Warrant Shares and the Strategic Alliance Shares effective until there are no Common Stock Warrants and Strategic Alliance Shares remaining outstanding.

Section 5.9        Public Disclosures.

(a)      In connection with the execution and delivery of this Agreement, the Company shall immediately and within the time frame set forth in the Exchange Act, (i) issue a press release disclosing the material terms of the transactions contemplated hereby (the “Signing Press Release”) and (ii) file a Current Report on Form 8-K with the SEC, disclosing the material terms of the transactions contemplated hereby and including certain Transaction Documents as exhibits thereto, in each case, which shall have been approved in writing by Metaplanet in advance. Following the issuance of the Signing Press Release, so long as this Agreement is in effect, the Company shall consult with Metaplanet and shall not issue any press release or make any other similar public statement with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby without the prior written consent of Metaplanet (such consent not to be unreasonably withheld or delayed); provided, however, that if such disclosure is required by applicable law, the Company shall promptly provide Metaplanet with prior written notice of such public statement or communication.

(b)      Notwithstanding the foregoing, without Metaplanet’s prior written consent (email being sufficient), the Company shall not identify Metaplanet or its Affiliates by name or by identifiable description in any press release, on its website, in any marketing materials or investor presentations, on social media channels, or in any filing with any regulatory agency, Trading Market or the SEC, except (i) as required by federal securities laws, rules or regulations, including policies or other requirements of the SEC (which, for the avoidance of doubt, shall allow the Company to include Metaplanet as a selling stockholder in the Registration Statement contemplated to be filed pursuant to the Registration Rights Agreement and in the filing of final Transaction Documents), and (ii) to the extent such disclosure is required by applicable law or Trading Market regulations, in which case, the Company shall, to the extent permitted by applicable law, provide Metaplanet with prior notice of such disclosure permitted under this Section 5.9(b).

Section 5.10      Certain Transactions and Confidentiality. Metaplanet (and Metaplanet’s affiliates) shall be expressly prohibited, from the date of this Agreement until the Closing, from engaging in any Short Sales with respect to securities of the Company. Metaplanet covenants that until such time as the transactions contemplated by this Agreement are first publicly disclosed by the Company pursuant to the Signing Press Release, Metaplanet will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents. The Company expressly acknowledges and agrees that, subject to the prohibitions contained above regarding Short Sales and elsewhere in this Agreement (including those prohibitions in the Metaplanet Lock-Up Agreement), (i) Metaplanet does not make any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the Signing Press Release or otherwise; (ii) Metaplanet shall not be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the Signing Press Release or otherwise; and (iii) Metaplanet shall not have any duty of confidentiality or duty not to trade in the Company’s securities to the Company after the issuance of the Signing Press Release.

Section 5.11      Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder primarily to purchase BTC, fund transaction expenses, maintain liquidity reserves, and to the extent necessary, provide for working capital.

Section 5.12      Indemnification of Metaplanet.

(a)      Subject to the provisions of this Section 5.12, the Company will indemnify and hold Metaplanet and its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls Metaplanet (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Metaplanet Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Metaplanet Party may suffer or incur as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (ii) any action instituted against the Metaplanet Parties in any capacity (including such Metaplanet Party’s status as an investor), or any of them or their respective Affiliates, by the Company or any Company stockholder who is not an Affiliate of such Metaplanet Party, arising out of or relating to any of the transactions contemplated by the Transaction Documents. For the avoidance of doubt, the indemnification provided herein is intended to, and shall also cover, direct claims brought by the Company against the Metaplanet Parties; provided, however, that no indemnification in this Section 5.12 shall cover any loss, claim, damage or liability to the extent it is finally judicially determined to be attributable to any Metaplanet Party’s breach of any of the representations, warranties, covenants or agreements made by such Metaplanet Party in any Transaction Document, any Metaplanet Party’s violation of state or federal securities law, or any conduct by a Metaplanet Party which is finally judicially determined to constitute frauds or willful misconduct.

(b)      If any action shall be brought against any Metaplanet Party in respect of which indemnity may be sought pursuant to this Agreement, such Metaplanet Party shall promptly notify the Company in writing, and except with respect to direct claims brought by the Company, the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Metaplanet Party. Any Metaplanet Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Metaplanet Party except to the extent that (x) the employment thereof has been specifically authorized by the Company in writing, (y) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (z) in such action, there is, in the reasonable opinion of counsel retained by the Company to represent the applicable Metaplanet Party, a material conflict on any material issue between the position of the Company and the position of such Metaplanet Party, in which case, the Company shall be responsible for the reasonable fees and expenses of no more than one (1) such separate counsel. The Company may not settle, compromise or consent to the entry of any judgment in any pending or threatened action in which indemnification may be sought by any Metaplanet Party hereunder (whether or not any Metaplanet Party is an actual or potential party thereto), without the prior written consent of each Metaplanet Party (which shall not be unreasonably withheld, delayed or conditioned), unless such settlement, compromise or consent provides for an unconditional and irrevocable release of such Metaplanet Party from any and all liability arising out of such claim. The Company will not be liable to any Metaplanet Party under this Agreement: (1) for any settlement by a Metaplanet Party effected without the Company’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed) or (2) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to any Metaplanet Party’s breach of any of the representations, warranties, covenants or agreements made by Metaplanet in this Agreement or in the other Transaction Documents. The indemnification required by this Section 5.12 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Metaplanet Party against the Company or any other Persons and any liabilities the Company may be subject to pursuant to applicable law.

Section 5.13      Listing of Securities. The Company shall use reasonable best efforts to, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering the Investment Shares, the Strategic Alliance Shares and Common Stock Warrant Shares; (ii) take all steps necessary to cause such Investment Shares, the Strategic Alliance Shares and Common Stock Warrant Shares to be approved for listing or quotation on such Trading Market as soon as possible thereafter; (iii) provide to Metaplanet evidence of such listing or quotation; and (iv) maintain the listing or quotation of such Common Stock on such Trading Market or another Trading Market. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on a Trading Market and will use commercially reasonable efforts to comply with the Company’s reporting, filing, and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

Section 5.14      Reservation of Common Stock and Junior Liquidity Support Preferred Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock to enable the Company to issue (i) the Investment Shares pursuant to this Agreement, (ii) the Strategic Alliance Shares pursuant to any conversion of the Strategic Alliance Preferred Stock and (iii) the Warrant Shares pursuant to any exercise of the Warrants, as applicable. The Company shall not amend its organizational documents, issue securities, enter into any agreement or take any other action that would reasonably be expected to prevent, materially delay or impair the Company’s issuance of shares of the Junior Liquidity Support Preferred Stock upon exercise by Metaplanet of the Junior Preferred Subscription Right.

Section 5.15      Blue Sky Filings. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to Metaplanet at the Closing under applicable securities or “blue sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of Metaplanet. Metaplanet acknowledges and agrees to promptly provide to the Company or its representatives any such information as may be reasonably requested so as to allow the Company to comply with the provisions of this Section 5.15.

Section 5.16      Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Investment Shares, the Junior Liquidity Support Preferred Stock, the Strategic Alliance Shares and Common Stock Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against Metaplanet and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

Section 5.17      Certain Procedures.

(a)      Exercise Procedures. The form of Notice of Exercise included in the Common Stock Warrants (the “Notice of Exercise”) sets forth the totality of the procedures required for Metaplanet to exercise the Common Stock Warrants. No additional legal opinion, other information or instructions shall be required of Metaplanet to exercise its Common Stock Warrants. Without limiting the preceding sentences, unless required by the Company’s Transfer Agent, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Common Stock Warrants. The Company shall honor exercises of the Common Stock Warrants and shall deliver the Common Stock Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

(b)      Conversion Procedures. The form of Notice of Conversion included in the Strategic Alliance Preferred Stock Certificate of Designations (the “Notice of Conversion”) sets forth the totality of the procedures required for Metaplanet to convert the Strategic Alliance Preferred Stock. No additional legal opinion, other information or instructions shall be required of Metaplanet to convert the Strategic Alliance Preferred Stock. Without limiting the preceding sentence, no ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required in order for Metaplanet to convert the Strategic Alliance Preferred Stock. The Company shall honor conversions of the Strategic Alliance Preferred Stock and shall deliver Strategic Alliance Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

Section 5.18      Stockholder Rights Plan. No claim shall be made or enforced by the Company or any of its Affiliates that (i) Metaplanet is an “acquiring person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or (ii) Metaplanet could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents.

Section 5.19      Transaction Litigation. From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with Article VI, the Company shall promptly provide written notice to Metaplanet (including copies of all pleadings) and give Metaplanet the opportunity to participate reasonably in advance in the defense, settlement or resolution of, any Action made or commenced by any Person (other than any of the parties hereto or their respective Affiliates), including those related to any stockholder litigation, against the Company or any of its Affiliates, any of their respective directors or officers or otherwise relating to any of the Transactions or Transaction Documents (collectively, “Transaction Litigation”). The Company shall keep Metaplanet reasonably informed and promptly provide any material updates in writing regarding any such Transaction Litigation. The Company shall consult with Metaplanet reasonably in advance regarding any strategies or significant decisions with respect to the defense, compromise, resolution or settlement of any such Transaction Litigation, and shall consider in good faith Metaplanet’s (and its outside counsel’s) views, comments and suggestions with respect to any such strategy or decision relating to any Transaction Litigation. The Company shall not settle, compromise or resolve (or offer to settle, compromise or resolve), or make any significant decision (including the filing of any “mooting disclosures”) in furtherance of the settlement, compromise or resolution of, any Transaction Litigation without Metaplanet’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed). For purposes of this Section 5.19, “participate” means that the Company shall keep Metaplanet apprised of the proposed strategy and other significant decisions with respect to any Transaction Litigation (to the extent that doing so would not result in a waiver of attorney-client privilege between the Company and its outside counsel, as determined in good faith by the Company’s outside counsel) reasonably in advance of making any significant decisions regarding the proposed strategy, and Metaplanet may offer comments or suggestions with respect to such Transaction Litigation, which the Company shall consider in good faith.

Section 5.20      Specified Transaction Expenses. At the Closing, the Company shall use the Cash Consideration towards the payment of fees and expenses of Company Counsel and the outside counsel of Metaplanet incurred by each party hereto in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby (collectively, the “Specified Transaction Expenses”).

ARTICLE VI
TERMINATION, AMENDMENT AND WAIVER

Section 6.1        Termination. This Agreement may be terminated, and the Sale and Purchase and the other Transactions may be abandoned at any time prior to the Closing, whether before or (subject to the terms hereof) after receipt of the Company Stockholder Approval, by action taken or authorized by the board of directors of the terminating party or parties as follows (provided, however, that no such termination will affect the right of any party to sue for any breach by any other party):

(a)      by mutual written consent of Metaplanet and the Company at any time prior to the Closing;

(b)      by either the Company or Metaplanet, if the Company Stockholder Approval shall not have been obtained upon a vote taken at the Company Meeting duly convened therefor or any adjournment or postponement thereof;

(c)      by either the Company or Metaplanet, if any court or other Governmental Entity of competent jurisdiction shall have enacted, issued or promulgated any law or order or taken any other action, in each case, permanently restraining, enjoining or otherwise prohibiting, prior to the Closing, the consummation of the Sale and Purchase (or if applicable, the other Transactions), and such law, order or other action shall have become final and non‑appealable; provided, that, the right to terminate this Agreement pursuant to this Section 6.1(c) shall not be available to a party whose action or failure to perform or comply with any provision of this Agreement was a primary cause of (x) such law or order to be enacted, issued or promulgated or (y) the failure to remove such law or order;

(d)      by Metaplanet, if the Closing has not been consummated on or before 11:59 p.m. (New York City time) on December 31, 2026 (the “Outside Date”), then Metaplanet may, in its sole discretion, elect to extend the Outside Date to no later than 11:59 p.m. (New York City time) on March 31, 2027 (in which case, such date shall become the Outside Date for all purposes of this Agreement) by delivering written notice to the Company no later than 11:59 p.m. (New York City time) on December 31, 2026; provided, however, that, Metaplanet shall not be permitted to terminate this Agreement pursuant to this Section 6.1(d) if there has been any breach by Metaplanet of its representations, warranties or covenants contained in this Agreement, and such breach was a primary cause or primarily resulted in the failure of the Closing to have occurred prior to such date;

(e)      by Metaplanet, at any time prior to the receipt of the Company Stockholder Approval, (i) if the Company Board shall have effected a Company Board Recommendation Change or (ii) if there shall have been a Willful and Material Breach by the Company of Section 5.3;

(f)      by the Company, at any time prior to the receipt of the Company Stockholder Approval, if (i) the Company has received a Superior Proposal after the date of this Agreement, (ii) the Company Board has authorized the Company to enter into a definitive agreement to consummate the transactions contemplated by such Superior Proposal following the procedures set forth in Section 5.3, (iii) the Company has complied in all material respects with the terms and conditions set forth in Section 5.3 with respect to such Superior Proposal and (iv) substantially concurrently with (and as a condition to) such termination the Company pays (or causes to be paid) Metaplanet the Termination Fee in accordance with Section 7.3;

(g)      by Metaplanet, at any time prior to the Closing, if (i) there has been a breach by the Company of any of its representations, warranties or covenants contained in this Agreement, in each case, such that any condition to the Sale and Purchase or other Transactions contained in Section 2.6(c)(ix) or Section 2.6(c)(x) is not capable of being satisfied while such breach is continuing, (ii) Metaplanet shall have delivered to the Company written notice of such breach, and (iii) such breach is not capable of cure in a manner sufficient to allow satisfaction of the conditions in Section 2.6(c)(ix) or Section 2.6(c)(x) prior to the Outside Date or, if capable of cure, shall not have been cured by the earlier of (x) the date that is twenty (20) days following the date of delivery of such written notice to the Company and (y) the Outside Date; provided, however, that, Metaplanet shall not be permitted to terminate this Agreement pursuant to this Section 6.1(g) if Metaplanet is then in breach of any of its representations, warranties or covenants contained in this Agreement, and such breach would result in the failure of the conditions set forth in Section 2.6(a)(i) or Section 2.6(a)(ii) to be satisfied; or

(h)      by the Company, at any time prior to the Closing, if (i) there has been a breach by Metaplanet of any of its representations, warranties or covenants contained in this Agreement, in each case, such that any condition to the Sale and Purchase or other Transactions contained in Section 2.6(a)(i) or Section 2.6(a)(ii) is not capable of being satisfied while such breach is continuing, (ii) the Company shall have delivered to Metaplanet written notice of such breach, and (iii) such breach is not capable of cure in a manner sufficient to allow satisfaction of the conditions in Section 2.6(a)(i) and Section 2.6(a)(ii) prior to the Outside Date or, if capable of cure, shall not have been cured by the earlier of (x) the date that is twenty (20) days following the date of delivery of such written notice to Metaplanet and (y) the Outside Date; provided, however, that, the Company shall not be permitted to terminate this Agreement pursuant to this Section 6.1(h) if the Company is then in breach of any of its representations, warranties or covenants contained in this Agreement, and such breach would result in the failure of any of the conditions set forth in Section 2.6(c)(ix) or Section 2.6(c)(x) to be satisfied.

Section 6.2        Effect of Termination. In the event of any proper and valid termination of this Agreement by either the Company or Metaplanet as provided in Section 6.1, written notice thereof shall be given to the other party, specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail, and this Agreement shall forthwith become void and have no further force and effect (other than this Section 6.2, Section 6.3 and Article VII, each of which shall survive termination of this Agreement in accordance with their respective terms), and there shall be no liability or obligation on the part of Metaplanet or the Company or their respective subsidiaries, officers, directors or representatives, except with respect to this Section 6.2, Section 6.3 and Article VII; provided, that, subject to Section 6.3, nothing herein shall relieve any party from liabilities or damages incurred as a result of a Willful and Material Breach by the Company, on the one hand, or Metaplanet, on the other hand, of any of their respective representations, warranties, covenants or other agreements set forth in this Agreement prior to such termination, and the aggrieved party shall be entitled to all remedies available at law or in equity.

Section 6.3        Termination Fee.

(a)      The parties hereto agree that if this Agreement is terminated pursuant to certain terms and conditions, as set forth below, the Company shall reimburse Metaplanet (or its designee) for all reasonable and documented costs and expenses (including, without limitation, attorney, auditor and advisor fees and disbursements) incurred by Metaplanet, Metaplanet Parent or any of their respective representatives or Affiliates in connection with, or arising out of, or relating to the negotiation, preparation and execution of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby (collectively, the “Termination Fee”).

(b)      The parties hereto agree that if this Agreement is terminated by Metaplanet pursuant to Section 6.1(e), then the Company shall pay to Metaplanet within ten (10) Business Days thereafter the Termination Fee.

(c)      The parties hereto agree that if (i) this Agreement is terminated pursuant to Section 6.1(b), Section 6.1(d) or Section 6.1(g), (ii) after the date hereof and prior to the date of the Company Meeting (in the case of a termination pursuant to Section 6.1(b)) or prior to such termination (in the case of termination pursuant to Section 6.1(d) or Section 6.1(g)), an Alternative Proposal has been publicly announced and not withdrawn before the date such meeting is held (unless it is adjourned) (in the case of a termination pursuant to Section 6.1(b)) or prior to such termination (in the case of a termination pursuant to Section 6.1(d) or Section 6.1(g)) or (iii) the Company enters into a definitive agreement with respect to an Alternative Proposal or an Alternative Transaction is consummated within twelve (12) months after such termination, then the Company shall pay the Termination Fee to Metaplanet, no later than ten (10) Business Days after the earlier of the entry into such definitive agreement with respect to an Alternative Proposal or the consummation of such Alternative Transaction. For purposes of this Section 6.3(c), “Alternative Proposal” shall have the meaning assigned to such term in Section 1.1, except that the references to “twenty percent (20%)” shall be deemed to be references to “fifty percent (50%).”

(d)      The parties hereto agree that if this Agreement is terminated by the Company pursuant to Section 6.1(f), then the Company shall pay to Metaplanet the Termination Fee substantially concurrently with such termination.

(e)      For the avoidance of doubt, in no event shall the Company be required to pay the Termination Fee on more than one (1) occasion. All payments under this Section 6.3 shall be made by wire transfer of immediately available funds to an account designated in writing by Metaplanet.

(f)      If the Company fails to pay in a timely manner the Termination Fee pursuant to this Section 6.3, then the Company shall pay, or cause to be paid, to Metaplanet (or its designee) interest on the Termination Fee (or portion thereof, as applicable) or such other amount that has not been timely paid hereunder, which shall accrue from and including the date on which the Termination Fee or other amount was required to be paid in accordance with this Section 6.3, but excluding the date of actual payment, at the prime rate set forth in the Wall Street Journal in effect on the date on which any such payment was required to be made hereunder.

Section 6.4        Amendment. Subject to the provisions of any applicable law, this Agreement may be amended by each of the Company and Metaplanet at any time prior to the Closing; provided, however, that, after receipt of the Company Stockholder Approval, no amendment may be made that, by applicable law or in accordance with the rules of any relevant stock exchange, requires further approval by the Company’s stockholders without such approval. Notwithstanding the foregoing, no provision of this Agreement may be amended, modified or supplemented, except by an instrument in writing signed by the parties hereto.

Section 6.5        Waiver. At any time prior to the Closing, subject to applicable law, Metaplanet, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any breach of the representations and warranties of the other contained herein or in any document delivered pursuant hereto or (c) waive compliance by the other with any of the agreements or covenants contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by the Company or Metaplanet in exercising any power, right, privilege or remedy hereunder in any manner shall operate as a waiver thereof or impair the exercise of any such right, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or of any other power, right, privilege or remedy hereunder.

ARTICLE VII
MISCELLANEOUS

Section 7.1        Fees and Expenses. Subject to Section 2.1(c), Section 5.20 and Section 6.3 and except as otherwise expressly set forth in this Agreement and the other Transaction Documents, each party shall pay the fees and expenses of its advisors, outside counsel, auditors, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by Metaplanet), stamp Taxes and other Taxes and duties levied in connection with the delivery of any Securities to Metaplanet.

Section 7.2        Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, addressed as follows:

if to the Company, to:

Super League Enterprise, Inc.
2450 Colorado Avenue
Suite 100E
Santa Monica, California 90404
Attention: Matthew Edelman
Email: matt.edelman@superleague.com

with a copy (which shall not constitute notice) to:

Disclosure Law Group
600 West Broadway

Suite 700
San Diego, California 92101
Attention: Jack Kennedy
Email: jkennedy@disclosurelawgroup.com

if to Metaplanet, to:

Metaplanet Holdings, Inc.

1221 Brickell Avenue

Suite 929

Miami, Florida 33131

Attention: Darren Winia

Email: legal@metaplanet.jp

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue
Palo Alto, California
Attention: Kenton J. King; Kenji Taneda; Brian D. Paulson
Email: kenton.king@skadden.com; kenji.taneda@skadden.com;

brian.paulson@skadden.com

Section 7.3        Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.4        Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and each of the parties hereto shall use its commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 7.5        Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior discussions, agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 7.6        Assignment. The Company may not assign this Agreement or any rights, interests or obligations hereunder without the prior written consent of Metaplanet (other than by merger). Metaplanet may assign any or all of its rights under this Agreement to any Person to whom Metaplanet assigns or transfers any Securities; provided, that, such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to Metaplanet. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 7.7        No Third-Party Beneficiaries. This Agreement is intended solely for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 5.13 and this Section 7.7.

Section 7.8        Construction.

(a)      Each of the parties and its counsel has reviewed and had an opportunity to revise this Agreement, and therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto.

(b)      For purposes of this Agreement, whenever the context requires:

(i)       The singular number shall include the plural, and vice versa.

(ii)      The words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(iii)     The phrases “the date of this Agreement” and “the date hereof” and terms or phrases of similar import shall be deemed to refer to the date set forth in the preamble, unless the context requires otherwise.

(iv)     References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder (provided, that, for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date).

(v)      Terms defined in the text of this Agreement have such meaning throughout this Agreement, unless otherwise indicated in this Agreement, and all terms defined in this Agreement shall have the same meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(vi)     Any law defined or referred to herein or in any agreement or instrument that is referred to herein means such law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor laws (provided, that, for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date).

(vii)    References to a “party” or the “parties” are intended to refer to a party to this Agreement or the parties to this Agreement.

(viii)   Except as otherwise indicated, all references to “Sections,” “Articles” or “Exhibits” are intended to refer to Sections and Articles of this Agreement and Exhibits to this Agreement, respectively.

(ix)     All references in this Agreement to “$” are intended to refer to U.S. dollars.

(x)      Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive, and the words “shall” and “will” have the same meaning.

(xi)     Whenever this Agreement refers to a number of days, such number refers to calendar days, unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

Section 7.9        Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof that would result in the application of the substantive laws of any other jurisdiction. Each party agrees that all Actions concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in any court of the State of New York in the County of New York or the United States District Court for the Southern District of the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of any court of the State of New York in the County of New York or the United States District Court for the Southern District of the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any Action, any claim that it is not personally subject to the jurisdiction of any such court, that such Action is improper or such court is an inconvenient venue for such Action. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party hereto shall commence an Action to enforce any provisions of this Agreement, then, in addition to the obligations of the Company under Section 5.13, the prevailing party in such Action shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action.

Section 7.10      WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

Section 7.11      Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Metaplanet and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 7.12      Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever Metaplanet exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then Metaplanet may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of an exercise of a Common Stock Warrant, Metaplanet shall be required to return any shares of Common Stock subject to any such rescinded exercise notice concurrently with the return to Metaplanet of the aggregate exercise price paid to the Company for such shares and the restoration of Metaplanet’s right to acquire such shares pursuant to the Common Stock Warrants (including, issuance of a replacement warrant certificate evidencing such restored right).

Section 7.13      Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

Section 7.14      Payment Set Aside. To the extent that the Company makes a payment or payments to Metaplanet pursuant to any Transaction Document or Metaplanet enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 7.15      Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by email delivery or other transmission method, such signature shall be deemed to have been duly and validly delivered and shall create a legal, valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SUPER LEAGUE ENTERPRISE, INC.

By:	/s/ Matthew Edelman
Name: Matthew Edelman
Title: Chief Executive Officer

METAPLANET HOLDINGS, INC.

By:	/s/ Simon Gerovich
Name: Simon Gerovich
Title: Director and President

[Signature Page to Subscription Agreement]

Exhibit A

Form of Registration Rights Agreement

[Attached]

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2026, is made and entered into by and between Super League Enterprise, Inc., a Delaware corporation (the “Company”), and Metaplanet Holdings, Inc., a Florida corporation (“Metaplanet”).

RECITALS

WHEREAS, the Company and Metaplanet entered into that certain Subscription Agreement, dated as of August 18, 2026 (the “Subscription Agreement”), pursuant to which, among other things, the Company has issued to Metaplanet certain securities, including (i) 44,859,400 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”, and such shares, the “Investment Shares”), (ii) one hundred (100) shares of strategic alliance convertible preferred stock, par value $0.001 per share, of the Company (the “Strategic Alliance Preferred Stock”), in accordance with the Company’s Certificate of Designations, filed with the Secretary of State of the State of Delaware on [●], 2026, and (iii) common stock warrants to purchase an aggregate of up to three hundred and eighty-one million (381,000,000) shares of Common Stock (the “Warrants”) (collectively, such transactions in clauses (i) through (iii), the “Transactions”); and

WHEREAS, in connection with the Transactions, the Company and Metaplanet desire to enter into this Agreement, pursuant to which, among other things, the Company shall grant Metaplanet certain registration rights with respect to certain securities of the Company, as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
DEFINITIONS

1.1    Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer, the President or the principal financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” has the meaning set forth in the Preamble.

“Board” means the Board of Directors of the Company.

“Closing” means the closing of the transactions contemplated by the Subscription Agreement.

“Common Stock” has the meaning set forth in the Recitals.

“Commission” means the Securities and Exchange Commission.

“Company” has the meaning set forth in the Preamble.

“Demand Registration” has the meaning set forth in Section 2.2.1.

“Effectiveness Deadline” has the meaning set forth in Section 2.1.2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Evo” means Evo Fund, a Cayman Islands exempted company.

“Form S-1” means a registration statement on Form S-1 or any similar long-form registration statement that may be available at such time.

“Form S-3” has the meaning set forth in Section 2.1.1.

“Investment Shares” has the meaning set forth in the Recitals.

“Losses” has the meaning set forth in Section 4.1.1.

“Lock-Up Period” means the period commencing on the date of the Closing and ending on [●], 2031.

“Maximum Number of Securities” has the meaning set forth in Section 2.1.6.

“Metaplanet” has the meaning set forth in the Recitals.

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“Permitted Transferees” means a person or entity to whom Metaplanet is permitted to transfer such Registrable Securities prior to the expiration of the Lock-up Period, as the case may be, under any other applicable agreement between Metaplanet and the Company and to any transferee thereafter.

“Piggyback Registration” has the meaning set forth in Section 2.3.1.

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“Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” means (i) the Investment Shares, (ii) the shares of Common Stock issuable upon conversion of the Strategic Alliance Preferred Stock, (iii) the shares of Common Stock issuable upon the exercise of the Warrants, and (iv) any other equity security of the Company sold or issued or issuable with respect to any such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, spin-off or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; (d) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (but with no volume or other restrictions or limitations); or (e) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” means a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” means the out-of-pocket expenses of a Registration, including, without limitation, the following:

(i)    all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;

(ii)    fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(iii)    printing, messenger, telephone and delivery expenses;

(iv)    reasonable fees and disbursements of counsel for the Company;

(v)    reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

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(vi)    (F)    reasonable fees and expenses of one (1) legal counsel selected by Metaplanet in connection with the offer and sale in any applicable Registration, such amount not to exceed $[●].

“Registration Statement” means any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Securityholder Questionnaire” has the meaning set forth in Section 3.1.3.

“Shelf” has the meaning set forth in Section 2.1.1.

“Strategic Alliance Preferred Stock” has the meaning set forth in the Recitals.

“Subscription Agreement” has the meaning set forth in the Recitals.

“Subsequent Shelf Registration” has the meaning set forth in Section 2.1.4.

“Transactions” has the meaning set forth in the Recitals.

“Transfer Agent” has the meaning set forth in Section 2.5.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” means a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Shelf Takedown” has the meaning set forth in Section 2.2.1.

“Warrants” has the meaning set forth in the Recitals.

ARTICLE II
REGISTRATIONS

2.1	Shelf Registration.

2.1.1    Filing of Registration Statement. During the six (6)-month period prior to the expiration of the Lock-Up Period, the Company shall file a registration statement on Form S-3 or any similar short-form registration statement that may be available at such time (“Form S-3”), or if the Company is ineligible to use Form S-3, on Form S-1 (such registration statement filed pursuant to this Section 2.1.1 (a “Shelf”)), providing for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and as may be requested by, Metaplanet. The Company shall maintain each Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep any such Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities included on such Shelf. In the event the Company files a Shelf on Form S-1, the Company shall use its commercially reasonable efforts to convert the Form S-1 to a Form S-3 as soon as practicable after the Company is eligible to use Form S-3.

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2.1.2    Effectiveness of Registration Statement. The Company shall use its best efforts to cause the Registration Statement to be declared effective by the Commission as promptly as practicable after filing, and in any event, no later than (i) forty five (45) calendar days after the date the Registration Statement is filed with the Commission (or ninety (90) calendar days after the date the Registration Statement is filed if the Registration Statement is reviewed by the Commission), (ii) the third (3rd) business day after the Company is notified by the Commission that the Registration Statement will not be reviewed or is not subject to further review or (iii) the expiration of the Lock-Up Period (the earlier of clauses (i), (ii) or (iii), the “Effectiveness Deadline”). The Company shall notify Metaplanet in writing as promptly as practicable, and in any event, within twenty four (24) hours, after the Registration Statement is declared effective.

2.1.3    Maintenance of Effectiveness. The Company shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act until the date that all of the Registrable Securities covered by such Registration Statement are no longer Registrable Securities.

2.1.4    Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities included thereon are still outstanding, the Company shall use its commercially reasonable efforts to, as soon as practicable, cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as soon as practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement (a “Subsequent Shelf Registration”) registering the resale of all of the Registrable Securities, including on such Shelf, and pursuant to any method or combination of methods legally available to, and as may be requested by, Metaplanet. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as soon as practicable after the filing thereof and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities included thereon. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form. In the event that Metaplanet holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon request of Metaplanet shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, a Shelf (including by means of a post-effective amendment) or a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration shall be subject to the terms hereof.

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2.1.5    Underwritten Shelf Takedown. At any time and from time to time after a Shelf has been declared effective by the Commission, Metaplanet may request to sell all or any portion of its Registrable Securities in an underwritten offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company at least forty eight (48) hours prior to the public announcement of such Underwritten Shelf Takedown, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. The Company shall include in any Underwritten Shelf Takedown all of the Registrable Securities requested to be included by Metaplanet at least twenty four (24) hours prior to the public announcement of such Underwritten Shelf Takedown pursuant to written contractual piggyback registration rights of Metaplanet (including to those set forth herein). Metaplanet shall have the right to select the underwriter(s) for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s prior approval which shall not be unreasonably withheld, conditioned or delayed. For purposes of clarity, any Registration effected pursuant to this Section 2.1.5 shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.2 hereof.

2.1.6    Reduction of Underwritten Shelf Takedown. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company and Metaplanet in writing that the dollar amount or number of Registrable Securities that Metaplanet desires to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Shelf Takedown, as follows: (i) first, the Registrable Securities of Metaplanet that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Stock or other equity securities of Metaplanet, if any, that can be sold without exceeding the Maximum Number of Securities.

2.1.7    Underwritten Shelf Takedown Withdrawal. Metaplanet shall have the right to withdraw from an Underwritten Shelf Takedown for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of its intention to withdraw from such Underwritten Shelf Takedown prior to the public announcement of such Underwritten Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with an Underwritten Shelf Takedown prior to a withdrawal under this Section 2.1.7.

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2.2	Demand Registration.

2.2.1    Request for Registration. Subject to the provisions of Section 2.2.5 and Section 2.5 hereof, at any time and from time to time after the expiration of the Lock-Up Period, Metaplanet make a written demand for Registration under the Securities Act of all or part of its Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Company shall effect, as soon thereafter as practicable, but not more than forty five (45) days immediately after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by Metaplanet pursuant to such Demand Registration. For the avoidance of doubt, an Underwritten Shelf Takedown shall not count as a Demand Registration.

2.2.2    Demand Effective Registration. Notwithstanding the provisions of Section 2.2.1 or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) Metaplanet thereafter affirmatively elects to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

2.2.3    Underwritten Offering. Subject to the provisions of Section 2.2.5 and Section 2.5 hereof, if Metaplanet so advises the Company as part of its Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of Metaplanet to include its Registrable Securities in such Registration shall be conditioned upon Metaplanet’s participation in such Underwritten Offering and the inclusion of Metaplanet’s Registrable Securities in such Underwritten Offering to the extent provided herein. Metaplanet shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by Metaplanet (which shall consist of one or more reputable nationally recognized investment banks).

2.2.4    Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises the Company and Metaplanet in writing that the dollar amount or number of Registrable Securities that Metaplanet desires to sell, taken together with all other Common Stock or other equity securities that the Company desires to sell and the Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other shareholders who desire to sell, exceeds the Maximum Number of Securities, then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of Metaplanet that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

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2.2.5    Demand Registration Withdrawal. Metaplanet shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of its intention to withdraw from such Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of its Registrable Securities pursuant to such Demand Registration. Notwithstanding anything to the contrary in this Agreement, (i) the Company may effect any Underwritten Registration pursuant to any then effective Registration Statement that is then available for such offering and (ii) the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this Section 2.2.5.

2.3	Piggyback Registration.

2.3.1    Piggyback Rights. If, at any time after the expiration of the Lock-Up Period, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of shareholders of the Company (or by the Company and by the shareholders of the Company), other than a Registration Statement (i) filed in connection with any employee share option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to Metaplanet as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (a) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (b) offer to Metaplanet the opportunity to register the sale of such number of Registrable Securities as Metaplanet may request in writing within fifteen (15) days after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by Metaplanet pursuant to this Section 2.3.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. Metaplanet shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company (which shall consist of one or more reputable nationally recognized investment banks). The notice periods set forth in this Section 2.3.1 shall not apply to an Underwritten Shelf Takedown conducted in accordance with Section 2.1.5.

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2.3.2    Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and Metaplanet in writing that the dollar amount or number of the Common Stock that the Company desires to sell, taken together with (i) the Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than Metaplanet hereunder (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.3 hereof, and (iii) the Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Securities, then:

(a)    If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (i) first, the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Metaplanet exercising its rights to register its Registrable Securities pursuant to Section 2.3.1 hereof and the aggregate number of shares of Common Stock of Evo, if any, as to which Registration has been requested, pro rata, based on the respective number of Registrable Securities that Metaplanet has so requested exercising its rights to register its Registrable Securities pursuant to Section 2.3.1 hereof and Evo has so requested pursuant to its separate written contractual piggy-back registration rights, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other shareholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

(b)    If the Registration is pursuant to a request by Evo, then the Company shall include in any such Registration (i) first, the Common Stock or other equity securities, if any, of Evo and the Registrable Securities that Metaplanet has so requested exercising its rights to register its Registrable Securities pursuant to Section 2.3.1 hereof, pro rata, based on the respective number of Registrable Securities that Metaplanet has so requested exercising its rights to register its Registrable Securities pursuant to Section 2.3.1 hereof and Evo has so requested, which can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities;

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(c)    If the Registration is pursuant to a request by persons or entities other than Metaplanet and Evo, then the Company shall include in any such Registration (i) first, the Common Stock or other equity securities, if any, of such requesting persons or entities, other than Metaplanet and Evo, which can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the aggregate number of Registrable Securities that each of Metaplanet and Evo has requested to be included in such Underwritten Registration, pro rata, based on the respective number of Registrable Securities that Metaplanet has so requested exercising its rights to register its Registrable Securities pursuant to Section 2.3.1 hereof and Evo has so requested pursuant to its separate written contractual piggy-back registration rights, which can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.3.3    Piggyback Registration Withdrawal. Metaplanet shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration (or in the case of an Underwritten Registration pursuant to Rule 415 under the Securities Act, at least two (2) business days prior to the time of pricing of the applicable offering). The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.3.3.

2.3.4    Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.3 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.2 hereof.

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2.4    Restrictions on Registration Rights. If (i) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company-initiated Registration and provided that the Company has delivered written notice to Metaplanet prior to receipt of a Demand Registration pursuant to Section 2.2.1 and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (ii) Metaplanet has requested an Underwritten Registration or an Underwritten Shelf Takedown or to participate in an Underwritten Registration and the Company, Metaplanet and such other participating selling stockholders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (iii) in the good faith judgment of the Board, such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case, the Company shall furnish to Metaplanet a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than sixty (60) days; provided, however, that the Company shall not defer its obligation in this manner more than once in any twelve (12)-month period.

2.5    Legends. In connection with any sale or other disposition of the Registrable Securities by Metaplanet pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) and upon compliance by Metaplanet with the requirements of this Section 2.5, if requested by Metaplanet, the Company shall cause the transfer agent for the Registrable Securities (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such Registrable Securities and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends within two (2) trading days of any such request therefor from Metaplanet; provided, that, the Company and the Transfer Agent have timely received from Metaplanet customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith. Subject to receipt from Metaplanet by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, Metaplanet may request that the Company remove any legend from the book entry position evidencing its Registrable Securities and the Company will, if required by the Transfer Agent, use its commercially reasonable efforts cause an opinion of the Company’s counsel be provided, in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, following the earliest of such time as such Registrable Securities (i) are subject to or have been or are about to be sold pursuant to an effective registration statement or (ii) have been or are about to be sold pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission). If restrictive legends are no longer required for such Registrable Securities pursuant to the foregoing, the Company shall, in accordance with the provisions of this Section 2.5 and within two (2) trading days of any request therefor from Metaplanet accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares. The Company shall be responsible for the fees of its Transfer Agent, its legal counsel and all fees of The Depository Trust Company associated with such issuance.

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ARTICLE III
COMPANY PROCEDURES

3.1    General Procedures. If at any time after the expiration of the Lock-Up Period, the Company is required to effect the Registration of Registrable Securities, the Company shall use its best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto, the Company shall, as expeditiously as possible:

3.1.1    prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all of the Registrable Securities covered by such Registration Statement have been sold;

3.1.2    prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by Metaplanet or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all of the Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3    prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and Metaplanet and Metaplanet’s legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and Metaplanet or the legal counsel for Metaplanet may request in order to facilitate the disposition of the Registrable Securities owned by Metaplanet, including a completed questionnaire in the form attached as Annex A hereto (a “Selling Securityholder Questionnaire”);

3.1.4    prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as Metaplanet (in light of its intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable Metaplanet to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5    cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

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3.1.6    provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7    advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8    at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus furnish a copy thereof to each seller of such Registrable Securities or its counsel;

3.1.9    notify Metaplanet at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10    permit a representative of Metaplanet, the Underwriters, if any, and any attorney or accountant retained by Metaplanet or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.11    obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to Metaplanet;

3.1.12    on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to Metaplanet, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as Metaplanet, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to Metaplanet;

3.1.13    in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.14    make available to its securityholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

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3.1.15    use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

3.1.16    otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by Metaplanet, in connection with such Registration.

3.2    Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by Metaplanet that Metaplanet shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing Metaplanet, in an amount not to exceed $[●] per Registration.

3.3    Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4    Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, Metaplanet shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to Metaplanet, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than sixty (60) days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, Metaplanet agrees to suspend, immediately upon its receipt of the notice referred to above, its use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify Metaplanet of the expiration of any period during which it exercised its rights under this Section 3.4.

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3.5    Reporting Obligations. As long as Metaplanet shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish Metaplanet with true and complete copies of all such filings. The Company further covenants that it shall take such further action as Metaplanet may reasonably request, all to the extent required from time to time to enable Metaplanet to sell Common Stock held by it without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions. Upon the request of Metaplanet, the Company shall deliver to Metaplanet a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV
INDEMNIFICATION AND CONTRIBUTION

4.1    Indemnification.

4.1.1    The Company agrees to indemnify and hold harmless, to the extent permitted by law, Metaplanet, its officers, directors, members, partners, agents and brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call) and each person who controls Metaplanet (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable outside attorneys’ fees), judgments, fines, penalties, charges, and amounts paid in settlement (collectively, “Losses”) as incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim, arising out of any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by Metaplanet expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors, agents and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of Metaplanet.

4.1.2    To the extent permitted by law, Metaplanet shall indemnify and hold harmless the Company, its directors, officers and agents and each person who controls the Company (within the meaning of the Securities Act) against all Losses as incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim, arising out of any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished in writing by Metaplanet expressly for use therein or (ii) to the extent, but only to the extent, that such information is contained in Metaplanet’s information provided in the Selling Securityholder Questionnaire or the proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by Metaplanet expressly for use therein (it being understood that Metaplanet has approved Annex A attached hereto for this purpose); provided, however, that the liability of Metaplanet shall be limited to the net proceeds received by Metaplanet from the sale of Registrable Securities pursuant to such Registration Statement. Metaplanet shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

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4.1.3    Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that, the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4    The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and Metaplanet also agree to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or Metaplanet’s indemnification is unavailable for any reason.

4.2    Contribution. If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of Metaplanet under this Section 4.2 shall be limited to the amount of the net proceeds received by it in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.2 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.2. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.2 from any person who was not guilty of such fraudulent misrepresentation.

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4.3    Waiver of Medallion Guaranty. The Company agrees to use commercially reasonable efforts to enter into an indemnification agreement in customary form, in favor of the Transfer Agent (or any successor transfer agent or rights agent of the Company) in connection with the waiver of any requirement to provide a medallion guarantee in connection with any transfer of any equity securities of the Company by Metaplanet or any of its Permitted Transferees.

ARTICLE V
MISCELLANEOUS

5.1    Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation.

Any notice or communication under this Agreement must be addressed:

if to the Company, to:

Super League Enterprise, Inc.
2450 Colorado Avenue
Suite 100E
Santa Monica, California 90404
Attention: Matthew Edelman
Email: matt.edelman@superleague.com

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with a copy (which shall not constitute notice) to:

Disclosure Law Group
600 West Broadway Suite 700
San Diego, California 92101
Attention: Jack Kennedy
Email: jkennedy@disclosurelawgroup.com

if to Metaplanet, to:

Metaplanet Holdings, Inc.

1221 Brickell Avenue

Suite 929

Miami, Florida 33131

Attention: Darren Winia

Email: legal@metaplanet.jp

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue
Palo Alto, California
Attention: Kenton J. King; Brian D. Paulson
Email: kenton.king@skadden.com; brian.paulson@skadden.com

Any party may change its notice information at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2     Assignment; No Third Party Beneficiaries.

5.2.1    This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2    Prior to the expiration of the Lock-up Period, Metaplanet may not assign or delegate its rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by Metaplanet to a Permitted Transferee.

5.2.3    This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of Metaplanet, which shall include Permitted Transferees.

5.2.4    This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

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5.2.5    No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3    Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4    Governing Law; Venue. THIS AGREEMENT AND ALL CLAIMS ARISING OUT OF OR BASED UPON THIS AGREEMENT OR RELATING TO THE SUBJECT MATTER HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5.5    Amendments and Modifications. Upon the written consent of the Company and Metaplanet, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects Metaplanet, solely in its capacity as a holder of the shares of the Company shall require the consent of Metaplanet. No course of dealing between Metaplanet or the Company or any failure or delay on the part of Metaplanet or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of Metaplanet or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.6    Other Registration Rights. Except as disclosed by the Company in the Subscription Agreement, the Company represents and warrants that no person, other than Metaplanet, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

5.7    Term. This Agreement shall terminate with respect to Metaplanet on the date that Metaplanet no longer holds any Registrable Securities. The provisions of Section 3.5 and Article IV shall survive any termination.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

SUPER LEAGUE ENTERPRISE, INC.

By:
Name:
Title:

METAPLANET HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Annex A

SUPER LEAGUE ENTERPRISE, INC.

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Registrable Securities”) of SUPER LEAGUE ENTERPRISE, INC., a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein has the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Securityholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2.	Address for Notices to Selling Securityholder:

Telephone:
Fax:
Contact Person:

3.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐    No ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐    No ☐

Note:	If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes ☐    No ☐

(d)

If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐    No ☐

Note:	If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.	Beneficial Ownership of Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)	Type and Amount of other securities beneficially owned by the Selling Securityholder:

5.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned acknowledges and agrees that the Securities Act and the rules and regulations promulgated thereunder require the undersigned to promptly (and in any event within five (5) business days) notify the Company in writing (email being sufficient) of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the undersigned holds Registrable Securities (as defined in the Registration Rights Agreement). In the absence of any such notification, the Company shall be entitled to continue to rely on the accuracy of the information in this Notice and Questionnaire.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:

By:
Name:
Title:

Exhibit B

Form of Metaplanet Lock-Up Agreement

[Attached]

FORM OF LOCK-UP AGREEMENT

[●], 2026

Super League Enterprise Inc.

2450 Colorado Avenue

Suite 100E

Santa Monica, California 90404

Attention: Matthew Edelman

Email: matt.edelman@superleague.com

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the Subscription Agreement (the “Subscription Agreement”), dated as of August 18, 2026, by and between Super League Enterprise, Inc., a Delaware corporation (the “Company”), and Metaplanet Holdings, Inc., a Florida corporation (“Metaplanet”), with respect to the issuance of certain securities, including (i) the issuance of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), (ii) the issuance of the warrants to purchase shares of Common Stock (the “Warrant Shares”), and (iii) the issuance of shares of strategic alliance convertible preferred stock, par value $0.001 per share, of the Company, which shall be convertible into shares of Common Stock (the “Conversion Shares”), in each case, in a private placement transaction (the “Private Placement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Subscription Agreement.

In recognition of the benefit that such Private Placement will confer upon you, Metaplanet agrees that, during the period beginning on and including the date of this Lock-Up Agreement through and including the date that is five (5) years after the closing of the Private Placement (the “Lock-Up Period”), Metaplanet will not, without the prior written consent of the Company, (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, Warrant Shares or Conversion Shares, or any other securities convertible into or exercisable or exchangeable for shares of Common Stock, whether now owned or hereafter acquired by Metaplanet or with respect to which Metaplanet has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap, hedge, Short Sale or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clauses (1) or (2) above is to be settled by delivery of the Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities (other than pursuant to the Registration Rights Agreement); or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities.

Notwithstanding the foregoing, and subject to the conditions below, Metaplanet may transfer Lock-Up Securities without the prior written consent of the Company in connection with:

(a)    transactions relating to shares of Common Stock or other securities convertible into or exercisable or exchangeable for shares of Common Stock acquired in open market transactions after the completion of the Private Placement; provided, that, no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such transactions (other than as otherwise permitted pursuant to the other provisions of this Lock-Up Agreement), unless such filing indicates in the footnotes thereto the nature of the transaction;

(b)    distributions of shares of Common Stock or any security convertible into shares of Common Stock to partners, limited partners, members, managers, affiliates (within the meaning set forth in Rule 405 under the Securities Act of 1933, as amended, and including the subsidiaries of Metaplanet), stockholders or holders of similar equity interests of Metaplanet or to any investment fund or other entity that directly or indirectly controls or manages, is under common control with, or is controlled or managed by, Metaplanet or affiliates of Metaplanet (including upon the liquidation or dissolution of Metaplanet pursuant to a plan of liquidation approved by Metaplanet’s equity holders) or in the case of a trust, to a grantor or beneficiary of the trust, and such transfer does not involve a disposition for value; provided, that, (i) each donee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this Lock-Up Agreement, and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period, unless such filing indicates in the footnotes thereto that such transfer is a distribution to limited partners, members, stockholders or holders of similar equity interests, that no shares of Common Stock or securities convertible into shares of Common Stock, as applicable, were sold to the public by the reporting person and the shares of Common Stock or securities convertible into shares of Common Stock, as applicable, distributed are subject to a lock-up agreement with the Company;

(c)    the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (a “Rule 10b5-1 Trading Plan”) for the transfer of shares of Common Stock; provided, that, (x) such Rule 10b5-1 Trading Plan does not provide for the transfer of shares of Common Stock during the Lock-Up Period, (y) no public announcement or filing under the Exchange Act shall be voluntarily made by or on behalf of Metaplanet or the Company during the Lock-Up Period regarding the establishment of such plan, and (z) to the extent that a public announcement or filing under the Exchange Act, if any, is required by or on behalf of Metaplanet or the Company regarding the establishment of a Rule 10b5-1 Trading Plan during the Lock-Up Period, such announcement or filing shall include a statement to the effect that no transfer of shares of Common Stock may be made under such Rule 10b5-1 Trading Plan during the Lock-Up Period;

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(d)    (i) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of shares of Common Stock and approved by the Board of Directors involving a change of control (for purposes of this Lock-Up Agreement, a “change of control” means any bona fide third-party tender offer, merger, consolidation or other similar transaction, in one transaction or a series of related transactions, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act) or group of affiliated persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of fifty percent (50%) or more of the total voting power of the voting stock of the Company (or the surviving entity)), and (ii) entry into any lock-up, voting or similar agreement pursuant to which Metaplanet may agree to transfer, sell, tender or otherwise dispose of shares of Common Stock or such other securities in connection with a transaction described in clause (i) above; provided, that, in the event that the tender offer, merger, consolidation or other such transaction is not completed, Metaplanet’s shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock shall remain subject to the terms of this Lock-Up Agreement;

(e)    transfers pursuant to an order of a court or regulatory agency; provided, that, in the case of any transfer pursuant to this clause (f), (i) unless prohibited by an order of a court or regulatory agency, Metaplanet must request that each transferee sign and deliver a lock-up letter substantially in the form of this Lock-Up Agreement, and (ii) any filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock required to be made during the Lock-Up Period, unless such filing indicates in the footnotes thereto that such transfer is pursuant to an order of a court or regulatory agency;

(f)    transfers by virtue of the laws of the jurisdiction of Metaplanet’s organization and Metaplanet’s organizational documents upon dissolution of the entity; provided, that, the transferee shall sign and deliver a lock-up letter substantially in the form of this Lock-Up Agreement; or

(g)    pledges of shares of Lock-Up Securities as security or collateral in connection with any borrowing or the incurrence of any indebtedness by Metaplanet.

Whether or not the Private Placement actually occurs depends on a number of factors, including market conditions. Any Private Placement will only be made pursuant to the Subscription Agreement. Metaplanet understands that (1) if the Subscription Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the shares of Common Stock and/or other securities to be sold thereunder, (2) if the Company determines, in writing, prior to the execution of the Subscription Agreement, that it will not proceed with the Private Placement, or (3) if the closing of the Private Placement shall not have occurred on or before December 31, 2026, Metaplanet shall be released from all obligations under this Lock-Up Agreement.

Metaplanet further understands that this Lock-Up Agreement is irrevocable and shall be binding upon Metaplanet’s legal representatives, successors and assigns.

This Lock-Up Agreement may be executed in counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument. Metaplanet hereby consents to receipt of this Lock-Up Agreement in electronic form and understands and agrees that this Lock-Up Agreement may be signed electronically. Execution and delivery of this Lock-Up Agreement by electronic mail or other electronic transmission is legal, valid and binding for all purposes.

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This Lock-Up Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied. In furtherance of the foregoing, the internal laws of the State of New York will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

[Remainder of page intentionally left blank]

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Very truly yours,

METAPLANET HOLDINGS, INC.

By:
Name:
Title:

Exhibit C

Form of D&O Lock-Up Agreement

[Attached]

FORM OF LOCK-UP AGREEMENT

[●], 2026

Super League Enterprise Inc.

2450 Colorado Avenue

Suite 100E

Santa Monica, California 90404

Attention: Matthew Edelman

Email: matt.edelman@superleague.com

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the Subscription Agreement (the “Subscription Agreement”), dated as of August 18, 2026, by and between Super League Enterprise, Inc., a Delaware corporation (the “Company”), and Metaplanet Holdings, Inc., a Florida corporation, with respect to the issuance of certain securities, including (i) the issuance of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), (ii) the issuance of the warrants to purchase shares of Common Stock (the “Warrant Shares”), and (iii) the issuance of shares of strategic alliance convertible preferred stock, par value $0.001 per share, of the Company, which shall be convertible into shares of Common Stock (the “Conversion Shares”), in each case, in a private placement transaction (the “Private Placement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Subscription Agreement.

In recognition of the benefit that such Private Placement will confer upon you, the undersigned agrees that, during the period beginning on and including the date of this Lock-Up Agreement through and including the date that is one (1) year after the date of the Subscription Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Company, (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, Warrant Shares or Conversion Shares, or any other securities convertible into or exercisable or exchangeable for shares of Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap, hedge, Short Sale or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clauses (1) or (2) above is to be settled by delivery of the Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities (other than pursuant to the Registration Rights Agreement); or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Company in connection with:

(a)    transactions relating to shares of Common Stock or other securities convertible into or exercisable or exchangeable for shares of Common Stock acquired in open market transactions after the completion of the Private Placement; provided, that, no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such transactions (other than as otherwise permitted pursuant to the other provisions of this Lock-Up Agreement), unless such filing indicates in the footnotes thereto the nature of the transaction;

(b)    transfers to the Company pursuant to a “net” or “cashless” exercise by the undersigned of outstanding equity awards pursuant to an employee benefit plan of the Company as in effect and disclosed in the Company’s filings with the Commission, including to satisfy the exercise price or withholding tax or remittance obligations; provided that (i) any shares of Common Stock received upon such exercise shall be subject to all of the restrictions set forth in this Lock-Up Agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period, unless such filing indicates in the footnotes thereto that the filing relates to the exercise of equity awards, that no shares were sold to the public by the reporting person and the shares of Common Stock received upon exercise of such securities are subject to a lock-up agreement with the Company;

(c)    the exercise of options, stock appreciation rights or warrants to purchase shares of Common Stock pursuant to an employee benefit plan disclosed in the Company’s filings with the Commission; provided that (i) any shares of Common Stock received upon such exercise shall be subject to all of the restrictions set forth in this Lock-Up Agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period, unless such filing shall indicate in the footnotes thereto that such filing relates to the exercise of options, stock appreciation rights or warrants to purchase shares of Common Stock and the shares of Common Stock received upon exercise of such securities are subject to a lock-up agreement with the Company;

(d)    transfers of shares of Common Stock or other securities convertible into or exercisable or exchangeable for shares of Common Stock as a bona fide gift; provided that (i) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period, unless such filing indicates in the footnotes thereto that such transfer was made in connection with a bona fide gift and the shares of Common Stock or other securities convertible into or exercisable or exchangeable for shares of Common Stock, as applicable, received pursuant to the bona fide gift are subject to a lock-up agreement with the Company, and (ii) each donee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this Lock-Up Agreement;

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(e)    transfers of shares of Common Stock, (i) to any immediate family member, trusts for the direct or indirect benefit of the undersigned or the immediate family members of the undersigned or any of their successors upon death, or any partnership or limited liability company, the partners or members of which consist of the undersigned and/or immediate family members or other dependents of the undersigned, and in each case such transfer does not involve a disposition for value, or (ii) to a nominee or custodian of a person or entity to whom disposition or transfer would be permitted under clause (f)(i) above (for purposes of this Lock-Up Agreement, “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin); provided that in the case of any transfer pursuant to this clause (e), (i) each donee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this Lock-Up Agreement, and (ii) no filing by any party (donor, donee, transferor or transferee) under the Exchange Act (other than any required filing on a Form 5 made after the expiration of the Lock-Up Period or, if a Form 5 filing is required to be made prior to the expiration of the Lock-Up Period, such Form 5 filing is made on the latest date permitted under the Exchange Act) or other public announcement reporting a reduction in beneficial ownership of Common Stock shall be required or shall be made voluntarily in connection with such transfer or distribution;

(f)    transfers of shares of Common Stock or any other options or warrants or other rights to acquire Common Stock or any securities exchangeable or exercisable for or convertible into Common Stock by will or intestacy or pursuant to a domestic order divorce settlement, divorce decree or separation agreement; provided that in the case of any transfer pursuant to (f), unless prohibited by an order of a court, (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter, and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period, unless such filing indicates in the footnotes thereto the nature of the transfer or disposition;

(g)    transfers or dispositions of shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock to the Company (i) pursuant to any contractual arrangement in effect on the date of this agreement and described in the Company’s filings with the Commission that provides for the repurchase of the undersigned’s shares of Common Stock or other securities by the Company or (ii) in connection with the termination of the undersigned’s employment with or service to the Company; provided that in each case no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period, unless such filing indicates in the footnotes thereto the nature of the transfer or disposition;

(h)    the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (a “Rule 10b5-1 Trading Plan”) for the transfer of shares of Common Stock; provided, that, (x) such Rule 10b5-1 Trading Plan does not provide for the transfer of shares of Common Stock during the Lock-Up Period, (y) no public announcement or filing under the Exchange Act shall be voluntarily made by or on behalf of the undersigned or the Company during the Lock-Up Period regarding the establishment of such plan, and (z) to the extent that a public announcement or filing under the Exchange Act, if any, is required by or on behalf of the undersigned or the Company regarding the establishment of a Rule 10b5-1 Trading Plan during the Lock-Up Period, such announcement or filing shall include a statement to the effect that no transfer of shares of Common Stock may be made under such Rule 10b5-1 Trading Plan during the Lock-Up Period;

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(i)    (i) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of shares of Common Stock and approved by the Board of Directors involving a change of control (for purposes of this Lock-Up Agreement, a “change of control” means any bona fide third-party tender offer, merger, consolidation or other similar transaction, in one transaction or a series of related transactions, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act) or group of affiliated persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of fifty percent (50%) or more of the total voting power of the voting stock of the Company (or the surviving entity)), and (ii) entry into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of shares of Common Stock or such other securities in connection with a transaction described in clause (i) above; provided, that, in the event that the tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock shall remain subject to the terms of this Lock-Up Agreement;

(j)    transfers pursuant to an order of a court or regulatory agency; provided, that, in the case of any transfer pursuant to this clause (j), (i) unless prohibited by an order of a court or regulatory agency, the undersigned must request that each transferee sign and deliver a lock-up letter substantially in the form of this Lock-Up Agreement, and (ii) any filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock required to be made during the Lock-Up Period, unless such filing indicates in the footnotes thereto that such transfer is pursuant to an order of a court or regulatory agency;

(k)    transfers to the Company solely for the purpose of satisfying any tax or other governmental withholding obligation with respect to, or in connection with, a vesting event of the Company’s securities, upon the exercise of the Company’s securities or upon expiration of the Company’s securities, in each case held by the undersigned; provided that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period, unless such filing indicates in the footnotes thereto that the shares were transferred to the Company in order to satisfy tax or other governmental withholding obligations of the reporting person and that no shares were sold to the public by the reporting person;

(l)    sales of Common Stock for the purpose of satisfying any tax or other governmental withholding obligation with respect to, or in connection with, a vesting event of the Company’s securities, upon the exercise of the Company’s securities or upon expiration of the Company’s securities, in each case held by the undersigned; provided that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period, unless such filing indicates in the footnotes thereto that the shares were sold in order to satisfy tax or other governmental withholding obligations of the reporting person; or

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(m)    in connection with sales of shares of Common Stock made pursuant to a Rule 10b5-1 Trading Plan that has been entered into by the undersigned prior to the date of this Lock-Up Agreement; provided that (i) such Rule 10b5-1 Trading Plan was established by the undersigned prior to the execution of this Lock-Up Agreement, (ii) such Rule 10b5-1 Trading Plan will not be amended or otherwise modified during the Lock-Up Period, and (iii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period, unless such filing indicates in the footnotes thereto that the shares were sold pursuant to such Rule 10b5-1 Trading Plan.

Whether or not the Private Placement actually occurs depends on a number of factors, including market conditions. Any Private Placement will only be made pursuant to the Subscription Agreement. The undersigned understands that (1) if the Subscription Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the shares of Common Stock and/or other securities to be sold thereunder, (2) if the Company determines, in writing, prior to the execution of the Subscription Agreement, that it will not proceed with the Private Placement, or (3) if the closing of the Private Placement shall not have occurred on or before December 31, 2026, the undersigned shall be released from all obligations under this Lock-Up Agreement.

The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s legal representatives, successors and assigns.

This Lock-Up Agreement may be executed in counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument. The undersigned hereby consents to receipt of this Lock-Up Agreement in electronic form and understands and agrees that this Lock-Up Agreement may be signed electronically. Execution and delivery of this Lock-Up Agreement by electronic mail or other electronic transmission is legal, valid and binding for all purposes.

This Lock-Up Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied. In furtherance of the foregoing, the internal laws of the State of New York will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

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Very truly yours,

[NAME OF DIRECTOR OR OFFICER]

By:
Name:
Title:

Exhibit D

Form of Common Stock Warrant

[Attached]

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

FORM OF WARRANT TO PURCHASE COMMON STOCK

SUPER LEAGUE ENTERPRISE, INC.

Number of Shares: [●] (subject to adjustment)

Warrant No. [●][1]	Original Issue Date: [●], 2026

Super League Enterprise, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Metaplanet Holdings, Inc., a Florida corporation, or its registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of [●]2 shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share”, and all such shares, the “Warrant Shares”) at an exercise price per share equal to $[●]3 per share (the “Exercise Price”), in each case, as adjusted from time to time as provided in Article 3, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”) at any time and from time to time on or after [●], 2026 (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on [●], 2036 (the “Termination Date”), but not thereafter.

This Warrant is one of a series of similar warrants issued pursuant to that certain Subscription Agreement, dated August 18, 2026 (the “Subscription Agreement”), by and between the Company and the Holder.

[1]	There will be four separate warrants – one for each tranche.
[2]	Each tranche will consist of: (i) 210 million shares, (ii) 100 million shares, (iii) 50 million shares, and (iv) 21 million shares, respectively.
[3]	Each tranche will have the following exercise price: (i) $3.00 per share, (ii) $10.00 per share, (iii) $21.00 per share and (iv) $33.50 per share, respectively.

ARTICLE 1

DEFINITIONS

Section 1.01    Definitions. In addition to the terms defined elsewhere in this Warrant referred to therein, the following terms have the meanings indicated in this Section 1.01:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“BTC” means the decentralized digital cryptocurrency maintained on the Bitcoin blockchain network.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

“Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries (if any) which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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“Exempt Issuance” means the issuance or sale by the Company of (a) shares of Common Stock, Common Stock Equivalents, or other equity awards issuable pursuant to any stock option, equity incentive, compensation or similar plan in effect on the Original Issue Date or thereafter approved by the Board of Directors and/or the stockholders of the Company, as applicable, (b) shares of Common Stock or Common Stock Equivalents issuable upon conversion or exercise of any securities issued concurrently herewith or otherwise outstanding on the Original Issue Date, and any shares of Common Stock (or Common Stock Equivalents) issued in connection with the exercise, conversion or exchange of such securities, (c) shares of Common Stock and/or Common Stock Equivalents issued in connection with acquisitions, mergers, consolidations, reorganizations, strategic transactions or similar transactions approved by a majority of the Board of Directors, including issuances to sellers, licensors, consultants, advisors or their respective Affiliates, (d) any Warrant Shares issued pursuant to the exercise of this Warrant or any other Warrant issued by the Company pursuant to the Subscription Agreement; (e) any Evo Warrant Shares issued pursuant to the exercise of the Evo Warrants or any other securities issued to Evo pursuant to the Evo Subscription Agreement; (f) any shares of Common Stock or Common Stock Equivalents issued pursuant to, or in connection with, the Subscription Agreement and/or the Evo Subscription Agreement; (f) the Warrant Shares (or any other securities) issued or issuable to the Holder and their assigns hereunder, or under the Subscription Agreement or any other transaction document contemplated by the Subscription Agreement, including any other tranche of Warrant issued to the Holder or its assigns that is exerciseable at a different exercise price, or upon exercise, conversion or exchange of any such securities; and (g) the Evo Warrant Shares (or any other securities) issued or issuable to Evo and its assigns thereunder, or under the Evo Subscription Agreement or any other transaction document contemplated by the Evo Subscription Agreement, including any other tranche of Evo Warrant issued to Evo or its assigns that is exerciseable at a different exercise price, or upon exercise, conversion or exchange of any such securities. For purposes of Section 3.05, and notwithstanding anything therein to the contrary, any shares of Common Stock or Common Stock Equivalents issued in an Exempt Issuance shall not be deemed to be outstanding in the calculations of the fully-diluted basis for purposes of adjusting the number of Warrant Shares for which this Warrant is exerciseable.

“Evo” means Evo Fund, a Cayman Islands exempted company.

“Evo Subscription Agreement” means that certain subscription agreement between Evo and the Company, dated August 18, 2026.

“Evo Warrants” means those certain Common Stock Purchase Warrants issued to Evo pursuant to the Evo Subscription Agreement.

“Evo Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Evo Warrants.

“Fair Market Value” means, with respect to any asset distributed as part of a Distribution, the fair market value of such asset as of the date of determination as determined in good faith by the Company.

“GAAP” means United States generally accepted accounting principles.

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“Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, and is then current in its filing of all required reports and other information under the Securities Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Fundamental Transaction (as defined below) were Holder to exercise this Warrant on or prior to the closing thereof is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market, and (iii) following the closing of such Fundamental Transaction, the Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by the Holder in such Fundamental Transaction were the Holder to exercise or convert this Warrant in full on or prior to the closing of such Fundamental Transaction, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Fundamental Transaction.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Trading Market” means the national securities exchange or other trading market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Original Issue Date, Nasdaq Capital Market.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of [●], 2026, by and between the Company and the Holder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Principal Trading Market with respect to the Common Stock that is in effect on the date of delivery of an applicable Exercise Notice, which as of the Original Issue Date was “T+1.”

“Trading Day” means a calendar day on which the Principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transfer Agent” means Equiniti Trust Company, LLC, the current transfer agent and registrar of the Company, and any successor appointed in such capacity.

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“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

ARTICLE 2

EXERCISE

Section 2.01    Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by email (or email attachment) of the Notice of Exercise substantially in the form attached hereto as Exhibit 2.01 (the “Notice of Exercise”). Payment of the Exercise Price shall by payable by the Holder in U.S. dollars, BTC or U.S. dollar-denominated stablecoins. If the Exercise Price is paid by Holder in BTC, the BTC price utilized to determine the number of shares issued will be based on the Coinbase exchange at 4:00 p.m. (New York City time) on the Trading Day immediately preceding the date the Notice of Exercise is delivered. If the Exercise Price is paid by Holder in U.S. dollar-denominated stablecoins, the U.S. dollar-denominated stablecoin price utilized to determine the number of shares issued will be based on the Coinbase exchange at 4:00 p.m. (New York City time) on the Trading Day immediately preceding the date the Notice of Exercise is delivered. Within the number of Trading Days comprising the Standard Settlement Period following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise (i) by wire transfer or cashier’s check drawn on a United States bank or (ii) a digital wallet held or operated by or on behalf of the Company at or by an appropriately regulated custodian. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days after the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day after receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. For all purposes under this Warrant, the Exercise Price shall be denominated and determined solely in United States Dollars. To the extent the Holder is permitted to satisfy all or any portion of the Exercise Price through the delivery of BTC, or any U.S. dollar-denominated stablecoin, the amount of such consideration shall be determined by reference to its fair market value expressed in United States Dollars as of the time of exercise pursuant to the valuation methodology specified herein. The parties acknowledge and agree that any payment of the Exercise Price using Bitcoin or U.S. dollar-denominated stablecoins, constitutes solely an alternative payment mechanism and is intended to satisfy the same fixed U.S. dollar-denominated Exercise Price that would have been payable in cash. Accordingly, regardless of the form of consideration utilized, the economic value of the consideration delivered by the Holder shall be deemed equivalent to the applicable U.S. dollar Exercise Price determined as of the date and time of exercise. The availability of alternative forms of payment shall not increase, decrease, modify or otherwise affect the number of Warrant Shares issuable upon exercise, the Exercise Price, or the economic rights of either party, but shall solely provide alternative methods for satisfying the same U.S. dollar-denominated obligation.

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Section 2.02    Mechanics of Exercise.

(a)    Delivery of Warrant Shares upon Exercise. Upon exercise of this Warrant, the Company shall promptly (but in no event later than the number of Trading Days comprising the Standard Settlement Period following the Exercise Date, such date the “Exercise Share Delivery Date”), upon the request of the Holder, cause the Transfer Agent to credit such aggregate number of shares of Common Stock specified by the Holder in the Exercise Notice and to which the Holder is entitled pursuant to such exercise (the “Exercise Shares”) to (i) the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit and Withdrawal At Custodian (“DWAC”) system or (ii) in book-entry form via a direct registration system (“DRS”) maintained by or on behalf of the Transfer Agent, in each case, so long as there is an effective registration statement permitting the issuance of the Warrant Shares to or the resale of such Warrant Shares by the Holder. If there is no effective registration statement, the Company shall cause the Transfer Agent to either (i) record the Exercise Shares in the name of the Holder or its designee on the certificates reflecting the Exercise Shares with an appropriate legend regarding restriction on transferability, which shall be issued and dispatched by overnight courier to the address as specified in the Exercise Notice, and on the Company’s share register or (ii) issue such Exercise Shares in the name of the Holder or its designee in restricted book-entry form in the Company’s share register. The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account, the date of the book entry positions or the date of delivery of the certificates evidencing such Exercise Shares, as the case may be. The Company agrees to maintain a Transfer Agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable.

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(b)    Buy-In. In addition to any other rights available to the Holder, if the Transfer Agent fails, solely because of an act or omission of the Company, to deliver to the Holder or its designee Exercise Shares in the manner required pursuant to Section 2.02(a) within the Standard Settlement Period following the Exercise Date (other than a failure caused by incorrect or incomplete information provided by the Holder to the Company) and the Holder or the Holder’s broker on its behalf purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”) but did not receive within the Standard Settlement Period, then the Company shall, within two (2) Trading Days after the Holder’s request and in the Holder’s sole discretion, promptly honor its obligation to deliver to the Holder or its designee the Exercise Shares pursuant to Section 2.02(a) and pay cash to the Holder in an amount equal to the excess (if any) of Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In, less the product of (A) the number of shares of Common Stock purchased in the Buy-In, multiplied by (B) the Closing Sale Price of a share of Common Stock on the Exercise Date. The Holder shall provide the Company written notice promptly after the occurrence of a Buy-In, indicating the amounts payable to the Holder in respect of the Buy-In together with applicable confirmations and other evidence reasonably requested by the Company.

(c)    Company Obligations. To the extent permitted by law and subject to Section 2.02(b), the Company’s obligations to issue and deliver Warrant Shares in accordance with and subject to the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Subject to Section 2.02(b), nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Exercise Shares; provided, however, that the Holder shall not be entitled to both (i) require the Company to reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not timely honored and (ii) receive the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 2.02(a).

(d)    Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(e)    Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2.02(a) by the Exercise Share Delivery Date, then the Holder will have the right to rescind such exercise.

(f)    No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

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(g)    Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

ARTICLE 3

CERTAIN ADJUSTMENTS

Section 3.01    Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of Common Stock to all holders of Common Stock as a class, or any other equity or equity equivalent securities to all holders of such securities as a class, payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of Common Stock any additional shares of Common Stock, then, in each such case, the number of Warrant Shares issuable upon exercise shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such event. Any adjustment made pursuant to this Article 3 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, provided, however, that if such record date shall have been fixed and such dividend is not fully paid on the date fixed therefor, the number of Warrant Shares shall be recomputed accordingly as of the close of business on such record date and thereafter the number of Warrant Shares issuable upon exercise shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends. Any adjustment pursuant to clause (ii), (iii) or (iv) of this section shall become effective immediately after the effective date of such subdivision, combination or issuance.

Section 3.02    Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3.01, if at any time on or after the Original Issue Date, the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holder of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

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Section 3.03    Fundamental Transactions. If, at any time while this Warrant is issued and outstanding, the Company consummates a transaction in which shares of Common Stock, as a class, are effectively converted into or exchanged for cash and/or Marketable Securities (in any such case, a “Fundamental Transaction”), then following such Fundamental Transaction the Holder shall have the right to receive, upon exercise of this Warrant, the same amount and kind of cash and/or Marketable Securities as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”). The Company shall not effect any Fundamental Transaction in which the Company is not the surviving entity or the Alternate Consideration includes securities of another Person unless (i) the Alternate Consideration consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities and (ii) prior to, simultaneously with or promptly following the consummation thereof, any successor to the Company, surviving entity or other Person (including any purchaser of assets of the Company) shall assume the obligation to deliver to the Holder of such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant. The provisions of this Section 3.03 shall similarly apply to subsequent transactions analogous of a Fundamental Transaction type. Notwithstanding the foregoing, in all circumstances the Holder will receive the same form of consideration as the holders of the underlying Common Stock.

Section 3.04    Pro Rata Distributions. If, on or after the Original Issue Date, the Company shall declare or make any dividend or other pro rata distribution of its assets (or rights to acquire its assets) to all holders of shares of Common Stock, as a class, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction, but, for the avoidance of doubt, excluding any distribution of shares of Common Stock subject to Section 3.01, any distribution of Purchase Right subject to Section 3.02 and any Fundamental Transaction subject to Section 3.03) (a “Distribution”), then, in each such case, the number of Warrant Shares issuable upon exercise shall be multiplied by a fraction, the numerator of which shall be the Fair Market Value of the Common Stock as of the Business Day next preceding the record date and the denominator of which shall be the Fair Market Value of the Common Stock as of the Business Day next preceding the record date less the Fair Market Value, as of the record date, of the portion of cash, stock or other securities, property, options, evidence of indebtedness so distributed, in each case, applicable to one share of Common Stock, with such adjustment to become effective immediately prior to the opening of business on the day following the record date. Notwithstanding the foregoing, in the event that, with respect to any Distribution to which this Section 3.04 would otherwise apply, the denominator in the fraction referred to in the first sentence of this Section 3.04 is zero (or is a negative number), then the adjustment provided by this Section 3.04 shall not be made and in lieu of such adjustment, the Company shall deliver to the Holder on the date fixed for payment to stockholders of the Company of such cash, stock or other securities, property, options, evidence of indebtedness so distributed in respect of the number of Warrant Shares (determined as of the close of business on the record date) issuable upon exercise hereof.

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Section 3.05    Upon Issuance of Common Stock. If the Company shall, at any time or from time to time after the Original Issue Date, issue any shares of Common Stock or Common Stock Equivalents that are not Exempt Issuances, without consideration or for consideration per share less than the Exercise Price in effect immediately prior to the issuance of such Common Stock or securities, then, in each such case, the number of Warrant Shares issuable upon exercise shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on a fully‑diluted basis immediately after such issuance and the denominator of which shall be the sum of (i) the number of shares of Common Stock outstanding on a fully‑diluted basis immediately prior to such issuance and (ii) the number of additional shares of Common Stock which the aggregate consideration for the number of shares of Common Stock so offered would purchase at the Exercise Price in effect immediately prior to such issuance. For purposes of this Section 3.05, “fully diluted basis” shall be determined in accordance with the treasury stock method of computing fully diluted earnings per share in accordance with GAAP.

Section 3.06    Adjustments to Exercise Price. Simultaneously with any adjustment to the number of Warrant Shares issuable upon exercise pursuant to Article 3, the Exercise Price shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares issuable upon exercise shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment. Notwithstanding the foregoing, in no event may the Exercise Price be adjusted below the par value of the Common Stock then in effect.

Section 3.07    Calculations. All calculations under this Article 3 shall be made to the nearest fraction of a cent or the nearest 1/100th of a share, as applicable. For purposes of Article 3 (other than Section 3.05), the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

Section 3.08    Notice to Holder of Adjustments. Whenever there is an adjustment pursuant to any provision of Article 3, the Company shall, at its expense, promptly compute such adjustment, in good faith, in accordance with this Warrant and promptly deliver to the Holder and the Transfer Agent by email a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based.

ARTICLE 4

TRANSFER OF WARRANT

Section 4.01    Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4.01 hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit 4.01 duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Subject to compliance with all applicable securities laws, the Company shall, or will cause its Transfer Agent to, register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, and payment for all applicable transfer taxes (if any). Upon such surrender and, if required, such payment, the Company shall execute and shall, or will cause the Transfer Agent to, deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days after the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

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Section 4.02    New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4.01, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Original Issue Date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

Section 4.03    Warrant Register. The Company shall register ownership of this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record holder (which shall include the initial Holder or, as the case may be, any assignee to which this Warrant is permissibly assigned hereunder) hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 4.04    Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that (x) the transferor (other than in connection with a transfer to an Affiliate of the transferor) provide to the Company an opinion of counsel to the effect that such transfer does not require registration of such transferred Warrant under the Securities Act and (y) that the transferee agree in writing to be bound by the terms of the Subscription Agreement and Registration Rights Agreement, with all the rights and obligations of a purchaser under such agreements.

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ARTICLE 5

MISCELLANEOUS

Section 5.01    Charges, Taxes and Expenses. Issuance and delivery of Exercise Shares shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense (excluding any applicable stamp duties) in respect of the issuance of such shares, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any Warrant Shares or the Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof. In the event that the Exercise Price is paid in any form of consideration other than U.S. dollars, any fees associated with such other form of consideration, including blockchain fees, gas fees and other costs associated with the transfer of BTC, U.S. dollar-denominated stablecoins or an other form of permitted form of consideration, will be borne by the Holder and will not in any circumstances be paid by the Company.

Section 5.02    Warrant Agent. The Company shall initially serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

Section 5.03    No Rights as Stockholder until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof pursuant to Section 2.02, except as expressly set forth in Article 3. In no event shall the Company be required to net cash settle an exercise of this Warrant.

Section 5.04    Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

Section 5.05    Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken, or such right may be exercised, on the next succeeding Trading Day.

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Section 5.06    Authorization.

(a)    Reservation of Authorized and Unissued Shares. The Company covenants that while the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares of Common Stock to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable (which means that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(b)    Noncircumvention. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

(c)    Authorizations, Exemptions and Consents. Before taking any action that would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

Section 5.07    Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PERSON AT THE ADDRESS IN EFFECT FOR NOTICES TO IT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

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Section 5.08    Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

Section 5.09    Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service, addressed to the Company, at 2450 Colorado Ave., Suite 100E, Santa Monica, California 90404, Attention: Matthew Edelman, Chief Executive Officer, email address: matt.edelman@superleague.com, or such other email address or address as the Company may specify for such purposes by notice to the Holder. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service addressed to the Holder at the email address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via email at the email address set forth in this Section 5.09 prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via email at the email address set forth in this Section 5.09 on a calendar day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries (if any), the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

Section 5.10    Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

Section 5.11    Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

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Section 5.12    Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares. This Warrant may not be assigned by the Company without the written consent of the Holder, except to a successor in the event of a Fundamental Transaction.

Section 5.13    Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

Section 5.14    Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant shall be not be amended and the Company shall not take any action herein prohibited, or omit to perform any act herein required to be performed by it, unless the Company has obtained the written consent of the Holder.

Section 5.15    Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

SUPER LEAGUE ENTERPRISE, INC.

By:
Name:
Title:

[Warrant Signature Page]

Exhibit 2.01

NOTICE OF EXERCISE

TO:	SUPER LEAGUE ENTERPRISE, INC.

(1)         The undersigned Holder of Warrant No. ___ hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)         Payment shall take the form of:

☐	Lawful money of the United States in immediately available funds

☐	U.S. dollar-denominated Stablecoins

☐	BTC

in each case, in the sum of, or equivalent to, $__________.

(3)         Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

(4)         By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Name of Holder:
Signature of Authorized Signatory of Holder:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

[Signature Page to Warrant Exercise Notice – Holder]

Exhibit 4.01

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant to purchase shares of Common Stock.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
Address:
Phone Number:
Email Address:
Date:
Holder’s Signature:
Holder’s Address:

Exhibit E

Form of Stockholder Rights Agreement

[Attached]

STOCKHOLDER RIGHTS

AGREEMENT

BY AND BETWEEN

SUPER LEAGUE ENTERPRISE, INC.

AND

METAPLANET HOLDINGS, INC.

Dated as of [●], 2026

TABLE OF CONTENTS

		Page

Article 1

DEFINITIONS

Section 1.01.	Definitions	1
Section 1.02.	Other Interpretive Provisions	4

Article 2

CORPORATE GOVERNANCE

Section 2.01.	Board of Directors	5
Section 2.02.	Committees	7
Section 2.03.	Consent Matters	7
Section 2.04.	Controlled Company	8

Article 3

INFORMATION RIGHTS

Section 3.01.	Books and Records	8
Section 3.02.	Information	8
Section 3.03.	Information Sharing	10
Article 4

PREEMPTIVE RIGHT

Section 4.01.	Preemptive Right	10
Section 4.02.	Procedures	11
Section 4.03.	Failure to Exercise	11

Article 5

TRANSFERS

Section 5.01.	Permitted Transfers	12
Section 5.02.	Pledges	12

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STOCKHOLDER RIGHTS AGREEMENT

THIS STOCKHOLDER RIGHTS AGREEMENT (as it may be amended, supplemented or modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of [●], 2026, is made and entered into by and between Super League Enterprise, Inc., a Delaware corporation (the “Company”), and Metaplanet Holdings, Inc., a Florida corporation (“Metaplanet”) and a wholly-owned subsidiary of Metaplanet Inc., a corporation organized under the laws of Japan (“Metaplanet Parent”).

RECITALS

WHEREAS, the Company and Metaplanet entered into that certain Subscription Agreement, dated as of August 18, 2026, pursuant to which, among other things, on the terms and subject to the conditions set forth therein, the Company will issue to Metaplanet (i) 44,859,400 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), (ii) one hundred (100) shares of convertible strategic alliance preferred stock, par value $0.001 per share, of the Company (the “Strategic Alliance Preferred Stock”), (iii) common stock warrants to purchase an aggregate of up to three hundred and eighty-one million (381,000,000) shares of Common Stock, and (iv) the right to subscribe for up to two hundred and ten million dollars ($210,000,000) in shares of non-convertible junior liquidity support preferred stock, par value $0.001 per share, of the Company (the “Junior Liquidity Support Preferred Stock”), at a stated value of one hundred dollars ($100.00) per share (collectively, such transactions in clauses (i) through (iv), the “Transactions”);

WHEREAS, in connection with, and after giving effect to, the consummation of Transactions, and as of the date hereof, (i) Metaplanet will hold all one hundred (100) shares of Strategic Alliance Preferred Stock issued and outstanding and become a controlling shareholder of the Company, and (ii) the Company will become a “controlled company” under the applicable listing standards in effect; and

WHEREAS, the Company and Metaplanet desire to provide for certain rights and obligations of the Company and Metaplanet as set forth in this Agreement, which shall be effective only upon, and contingent on the occurrence of, the consummation of the Transactions.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01.    Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person; provided, however, that, for purposes of this Agreement, the Company shall not be considered an “Affiliate” of any of Metaplanet and its Subsidiaries (other than the Company), and each of Metaplanet and its Subsidiaries (other than the Company) shall not be considered an “Affiliate” of the Company. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise. For purposes of this definition, “Affiliated,” “controlling,” “controlled by,” and “under common control with” have correlative meanings.

“Agreement” has the meaning set forth in the preamble.

“Beneficially Own” has the meaning set forth in Rule 13d-3 under the Exchange Act, but without reference to clause (d)(1) of such Rule.

“Board” has the meaning set forth in Section 2.01.

“Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Common Stock” has the meaning set forth in the preamble.

“Company” has the meaning set forth in the preamble.

“Company Shares” means shares of Common Stock and Preferred Stock.

“Confidential Information” has the meaning set forth in Section 3.03.

“Definitive Agreement” has the meaning set forth in Section 4.02.

“Director” means a member of the Board.

“Equity Securities” means (i) any warrants, options and other equity securities directly or indirectly convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject) Company Shares or other equity securities of the Company (including any note or debt security convertible into or exchangeable for Company Shares or other equity securities of the Company) or (ii) any rights or options directly or indirectly to subscribe for or purchase any Company Shares or other equity securities of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Execution Period” has the meaning set forth in Section 4.02.

“Exercise Notice” has the meaning set forth in Section 4.02.

“Governing Documents” means (i) with respect to the Company, (x) the certificate of incorporation of the Company and (y) the bylaws of the Company, in each case, as amended, restated or modified from time to time and then in effect, and (ii) with respect to any other Person, such Person’s certificate of incorporation, bylaws or other similar constitutive documents.

“Governmental Authority” means any nation or government, any state, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, government and any executive official thereof.

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“Independent Director” means a Director who qualifies, as of the date of such Director’s election or appointment to the Board and as of any other date on which the determination is being made, as an “independent director” pursuant to SEC rules and applicable listing standards in effect, as amended from time to time, as determined by the Board without the vote of such Director.

“Information” has the meaning set forth in Section 3.02.

“Junior Liquidity Support Preferred Stock” has the meaning set forth in the preamble.

“Junior Liquidity Support Preferred Stock Certificate of Designations” means the Certificate of Designations of Junior Liquidity Support Preferred Stock of Super League Enterprise, Inc., dated as of [●], 2026.

“Lock-Up Agreement” means the Lock-Up Agreement, dated as of [●], 2026, pursuant to which Metaplanet is a party.

“Metaplanet” has the meaning set forth in the preamble.

“Metaplanet Parent” has the meaning set forth in the preamble.

“Necessary Action” means, with respect to a specified result, all actions (to the fullest extent permitted by and subject to applicable law (including with respect to fiduciary duties under Delaware law), listing standards then in effect, and the Company’s Governing Documents) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Equity Securities, (ii) causing the adoption of stockholder approvals and amendments to the Governing Documents, (iii) causing Directors (to the extent such Directors were nominated or designated by the Person obligated to undertake the Necessary Action, and subject to any fiduciary duties that such Directors may have as Directors) to act in a certain manner or causing them to be removed in the event they do not act in such a manner, (iv) executing agreements and instruments, and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result, as applicable.

“New Equity Securities” has the meaning set forth in Section 4.01.

“Participation Notice” has the meaning set forth in Section 4.02.

“Participation Period” has the meaning set forth in Section 4.02.

“Permitted Transferee” has the meaning set forth in Section 5.01.

“Person” means an individual, partnership, limited liability company, corporation, trust, other entity, association, estate, unincorporated organization or a government or any agency or political subdivision thereof.

“Preemptive Right” has the meaning set forth in Section 4.01.

“Preferred Stock” means the preferred stock, par value $0.001 per share, of the Company.

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“Pro Rata Share” has the meaning set forth in Section 4.01.

“Rule 144” has the meaning set forth in Section 5.01.

“Sale Period” has the meaning set forth in Section 4.03.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Strategic Alliance Preferred Stock” has the meaning set forth in the preamble.

“Strategic Alliance Preferred Stock Certificate of Designations” means the Certificate of Designations of Strategic Alliance Preferred Stock of Super League Enterprise, Inc., dated as of [●], 2026.

“Subsidiary” means, when used with respect to any Person, (a) a corporation, limited liability company, partnership, association or business entity in which such Person or one or more Subsidiaries of such Person, directly or indirectly, owns capital stock having a majority of the total voting power in the election of directors of all outstanding shares of all classes and series of capital stock of such corporation entitled generally to vote in such election; and (b) any other Person (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, has (i) a majority ownership interest or (ii) the power to elect or direct the election of a majority of the members of the governing body of such first-named Person.

“Transactions” has the meaning set forth in the preamble.

“Transfer” has the meaning set forth in Section 5.01.

“Warrant Agreements” means each of the Warrants to Purchase Common Stock of Super League Enterprise, Inc., dated as of [●], 2026.

Section 1.02.   Other Interpretive Provisions.

(a)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)    The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and Section references are to this Agreement unless otherwise specified.

(c)    The term “including” is not limiting and means “including without limitation.”

(d)    The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e)    Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

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ARTICLE 2

CORPORATE GOVERNANCE

Section 2.01.   Board of Directors.

(a)     Initial Board. Effective as of the date of this Agreement, the Board of Directors of the Company (the “Board”) shall be comprised of nine (9) Directors, which shall initially consist of:

(i)      five (5) Directors designated by Metaplanet;

(ii)     three (3) Directors nominated by the Company and subject to approval by Metaplanet (with such approval not to be unreasonably withheld, conditioned or delayed); and

(iii)    the Chief Executive Officer of the Company as of the date hereof;

provided, that, at least three (3) of the nine (9) Directors shall be Independent Directors, each of whom shall possess the necessary skills and experience qualified to serve on the Audit Committee of the Board in accordance with SEC rules and applicable listing standards then in effect.

(b)    Designation and Nomination Rights. Notwithstanding anything herein to the contrary, following the date of this Agreement, for so long as Metaplanet and its Affiliates Beneficially Own any of the then outstanding shares of Strategic Alliance Preferred Stock, the Board shall be comprised of up to nine (9) Directors, with the number of Directors at any given time to be determined by the Board, and Metaplanet shall have the right, but not the obligation, to:

(i)     designate up to five (5) Directors (the “Metaplanet Director Designees”); and

(ii)    nominate up to an additional four (4) Directors for election to the Board, of which one (1) director shall be the Chief Executive Officer of the Company as of the date hereof; provided, that, if the Chief Executive Officer of the Company as of the date hereof at any time (x) ceases to serve as the Chief Executive Officer of the Company, (y) resigns from the Board, or (z) is unwilling, unable or no longer eligible to serve as a Director, Metaplanet may nominate a replacement nominee in its sole discretion in accordance with Metaplanet’s designation rights pursuant to this Section 2.01.

provided, further, that, if the size of the Board is reduced to be fewer than nine (9) Directors, (x) in no event shall the number of Metaplanet Director Designees be fewer than a majority of the number of Directors then on the Board, and (y) at least three (3) of the Directors shall be Independent Directors, each of whom shall possess the necessary skills and experience qualified to serve on the Audit Committee of the Board in accordance with SEC rules and applicable listing standards then in effect.

(c)    Chair of the Board. For so long as Metaplanet is entitled to designate and nominate Directors for election to the Board pursuant to this Section 2.01(c), Metaplanet shall have the right to designate the Director to serve in the role of Chair of the Board. The Company agrees that, to the fullest extent permitted by and subject to applicable law (including with respect to fiduciary duties under Delaware law) and listing standards then in effect, the Board shall use its best efforts to cause the appointment of the Director designated by Metaplanet to serve in the role of Chair of the Board.

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(d)    Size of the Board. For so long as Metaplanet and its Affiliates Beneficially Own any of the then outstanding shares of Strategic Alliance Preferred Stock, no change shall be made to the number of Directors on the Board without the prior written consent of Metaplanet.

(e)    Removal. Subject to applicable law, any Director designated or nominated for election to the Board by Metaplanet pursuant to this Section 2.01 may be removed (with or without cause) at any time by Metaplanet upon written consent (as contemplated by the certificate of incorporation of the Company) delivered to the Company.

(f)    Vacancies. In the event that a vacancy is created at any time by reason of death, disability, retirement, removal (with or without cause), disqualification, resignation or otherwise of any Metaplanet designee, any individual nominated by or at the direction of the Board to fill such vacancy shall be, and the Company shall take all Necessary Action to cause such vacancy to be filled by, a new designee of Metaplanet as soon as possible.

(g)    Necessary Action. The Company shall take all Necessary Action to cause the Board to be constituted as set forth in this Section 2.01, including, but not limited to, appointing any designees nominated by Metaplanet to the Board and filling any vacancies created by any Metaplanet designee with a new designee of Metaplanet, as applicable. The Company agrees, to the fullest extent permitted by and subject to applicable law (including with respect to fiduciary duties under Delaware law) and listing standards then in effect, to include in the slate of nominees recommended by the Board and in the Company’s proxy statement or notice of each meeting of stockholders at which Directors are to be elected those persons designated pursuant to this Section 2.01 and use its best efforts to cause the election or appointment of each such designee to the Board, including nominating such individual to be elected as a Director, recommending such individual’s election and soliciting proxies or consents in favor thereof.

(h)    Voting. Metaplanet agrees to vote, and to procure the vote of its Affiliates, to vote in person or by proxy, or to act by written consent (if applicable) with respect to all Equity Securities having the right to vote for the election of Directors that are Beneficially Owned by Metaplanet and its Affiliates to cause the election of the individuals designated as Directors pursuant to this Section 2.01.

(i)     Rights of Metaplanet Directors.

(i)    Indemnification. The Company shall enter into indemnification agreements with, and maintain customary directors and officers liability insurance for the benefit of, each designee of Metaplanet elected or appointed to the Board with respect to all periods during which such individual is a member of the Board, in each case, on terms, conditions and amounts substantially similar to the terms, conditions and amounts of the Company’s directors and officers liability insurance policy immediately prior to the date of this Agreement, and the Company shall use commercially reasonable efforts to cause such indemnification and insurance to be maintained in full force and effect.

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(ii)    Compensation. The Company shall provide each designee of Metaplanet elected or appointed to the Board with compensation and benefits (including any fees and entitlements, as applicable) on substantially the same terms and conditions as provided to other members of the Board performing similar roles immediately prior to the date of this Agreement.

(iii)    Reimbursement of Expenses. The Company shall reimburse each designee of Metaplanet for all reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board and any committees thereof.

Section 2.02.    Committees.

(a)    Subject to applicable law (including with respect to fiduciary duties under Delaware law) and listing standards then in effect, the Board may delegate any of its power and authority to manage the business and affairs of the Company to any standing or special committee upon such terms as it sees fit and as set forth in the resolutions creating such committee (as applicable), from time to time. Effective as of the date of this Agreement, the Board has designated an Audit Committee, which shall be initially comprised of three (3) Independent Directors, each of whom shall possess the necessary skills and experience qualified to serve on the Audit Committee in accordance with SEC rules and applicable listing standards then in effect.

(b)    For so long as Metaplanet is entitled to nominate Directors for election to the Board pursuant to Section 2.01(b), Metaplanet shall have the right to designate at least one of its designated Directors to serve on each committee of the Board, to the extent such Directors are permitted to serve on such committees under applicable law and listing standards then in effect. To the fullest extent permitted by and subject to applicable law (including with respect to fiduciary duties under Delaware law) and listing standards then in effect, the Company agrees to use its best efforts to cause the appointment of the Directors designated by Metaplanet to the committees of the Board in accordance with this Section 2.02. Notwithstanding the foregoing, Metaplanet shall not be required to have its Directors represented on any committee, and any failure to exercise such right in a prior period shall not constitute any waiver of such right in a subsequent period.

Section 2.03.   Consent Matters.

(a)    Notwithstanding any other provision of this Agreement and to the fullest extent permitted by applicable law, in addition to any other vote required by the Company’s Governing Documents (as applicable), for so long as Metaplanet and its Affiliates Beneficially Own any of the then outstanding shares of Strategic Alliance Preferred Stock, the following matters shall require the affirmative vote of the holders of a majority of the then outstanding shares of Strategic Alliance Preferred Stock, voting as a separate class:

(i)    any amendment or modification to any of the Company’s Governing Documents, or any termination, repeal or adoption of any provision of any of the Company’s Governing Documents inconsistent therewith;

(ii)    any merger, consolidation, change of control or similar transaction (including, but not limited to, any transaction in which at least fifty percent (50%) of the outstanding voting power of the Company is transferred to a third party) with or into any other Person;

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(iii)    any complete or partial liquidation, winding up or dissolution of the Company;

(iv)    the designation of a majority of the Directors to the Board in accordance with Section 2.01(b); and

(v)    entering, directly or indirectly, into any agreement with respect to the matters described in the foregoing clauses (i) through (iv).

Section 2.04.    Controlled Company.

(a)    For so long as the Company qualifies as a “controlled company” under the applicable listing standards then in effect, the Company shall elect to be a “controlled company” for purposes of such applicable listing standards, and shall disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination. The Company and Metaplanet acknowledge and agree that, as of the date of this Agreement, the Company is a “controlled company.” If the Company ceases to qualify as a “controlled company” under applicable listing standards then in effect, Metaplanet and the Company shall take whatever action may be reasonably necessary, if any, to cause the Company to comply with SEC rules and applicable listing standards then in effect.

(b)    After the Company ceases to qualify as a “controlled company” under applicable listing standards then in effect, Metaplanet shall cause a sufficient number of their designees to qualify as “independent directors” to ensure that the Board complies with such applicable listing standards in the time periods required by the applicable listing standards then in effect.

ARTICLE 3

INFORMATION RIGHTS

Section 3.01.    Books and Records. The Company shall keep proper books, records and accounts, in which full and correct entries shall be made, including of all financial transactions and the assets and business of the Company in accordance with generally accepted accounting principles. For so long as Metaplanet and its Affiliates Beneficially Own any of the then outstanding shares of Strategic Alliance Preferred Stock, the Company shall permit Metaplanet and its Affiliates and their respective representatives, at reasonable times and upon reasonable prior notice to the Company, to review the books and records of the Company and to discuss the affairs, finances and condition of the Company with officers and employees of the Company.

Section 3.02.    Information. Subject to applicable law and the provisions of Section 3.02(d), for so long as Metaplanet and its Affiliates Beneficially Own any of the then outstanding shares of Strategic Alliance Preferred Stock:

(a)    General. The Company shall provide to Metaplanet and its Affiliates and their respective representatives, as soon as reasonably practicable, information that is reasonably requested by Metaplanet from time to time (all such information so furnished, the “Information”), including (i) operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of Company, (ii) information required by Metaplanet or Metaplanet Parent to (1) comply with reporting, disclosure, filing or other requirements imposed on Metaplanet or its Affiliates (including under applicable securities laws and stock exchange requirements) by a Governmental Authority or stock exchange having jurisdiction over Metaplanet or its Affiliates or (2) make voluntary disclosures consistent with Metaplanet’s or Metaplanet Parent’s past practice, (iii) information required by Metaplanet or Metaplanet Parent for use in the preparation of financial statements or completion of an audit, and (iv) information required by Metaplanet or Metaplanet Parent (1) for use in any judicial, regulatory, administrative, stock exchange or other proceeding or (2) to satisfy any audit, accounting, claims, regulatory, litigation or other similar requirements. The Company shall use its reasonable best efforts to ensure that Information provided to Metaplanet and its Affiliates and their respective representatives hereunder is accurate and complete.

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(b)    Financial Statements. In furtherance of Section 3.02(a), the Company shall promptly provide to Metaplanet and its Affiliates and their respective representatives all Information that Metaplanet or Metaplanet Parent reasonably requires to meet its schedule for the preparation and dissemination of Metaplanet or Metaplanet Parent’s annual and quarterly financial statements, as applicable. Without limiting the generality of the foregoing, the Company shall provide all required financial Information with respect to the Company to Metaplanet’s or Metaplanet Parent’s auditor(s) with sufficient and reasonable time and in sufficient detail to permit such auditor(s) to take all steps and perform all reviews necessary to provide sufficient assistance to such auditor(s) or shall work directly with such auditor(s) to provide financial Information to be included or contained in Metaplanet or Metaplanet Parent’s annual and quarterly financial statements; provided, that, Metaplanet shall provide the Company with reasonable advance notice of any relevant auditing or filing-related deadlines.

(c)    Earnings Information. For so long as Metaplanet or Metaplanet Parent is required to consolidate the results of operations and financial position of the Company, the Company shall (i) consult with Metaplanet regarding the timing of its annual and quarterly earnings releases and any interim financial guidance for a current or future period and (ii) provide Metaplanet the opportunity to review the information therein relating to the Company and to comment thereon. No later than seventy-two (72) hours prior to the time and date that the Company intends to publish its regular annual or quarterly earnings release or any financial guidance for a current or future period, the Company shall deliver to Metaplanet copies of substantially final drafts of all related filings, press releases and such other earnings-related materials as may be agreed to in writing between the parties, in each case, to be made available by any representative of the Company to employees of the Company (other than, for the avoidance of doubt, employees participating in the preparation or review thereof) or to the public concerning any matters that could be reasonably likely to have a material financial impact on the earnings, results of operations, financial condition or prospects of the Company or Metaplanet. In addition, prior to the issuance of any such press release or public statement, the Company shall consult with Metaplanet regarding any changes (other than typographical or other similar minor changes) to such substantially final drafts or portions of such drafts. Immediately following the issuance thereof, the Company shall deliver to Metaplanet copies of final versions of all press releases and other public statements.

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(d)    Confidentiality; Privilege. With respect to any of the Information described in this Section 3.02, (i) Metaplanet and its Affiliates and their respective representatives (and any party receiving Information from the Company) shall maintain the confidentiality of any such Information received, (ii) the Company shall not be required to disclose any privileged Information of the Company, so long as the Company has used its reasonable best efforts to provide such information to Metaplanet and its Affiliates and their respective representatives without the loss of any such privilege and notified Metaplanet that such information has not been provided, and (iii) nothing in this Section 3.02 shall require the Company to violate any agreement outstanding as of the date of this Agreement with any third party regarding the confidentiality of confidential and proprietary information relating to that third party or its business; provided, however, that in the event the Company is required under this Section 3.02 to disclose any such Information, the Company shall use its commercially reasonable efforts to seek to obtain such third party’s consent to the disclosure of such Information.

Section 3.03.    Information Sharing. To the extent permitted by applicable securities, competition or other law, the Company agrees and acknowledges that the Directors designated by Metaplanet may share confidential, non-public information about the Company received by them from or on behalf of the Company or its representatives with Metaplanet and its Affiliates and their respective representatives (“Confidential Information”); provided, that, (i) such sharing of Confidential Information complies with such directors’ fiduciary duties and (ii) each of Metaplanet and its Affiliates agree that it shall, and shall direct its respective representatives to, (x) keep any such Confidential Information confidential and not disclose any such Confidential Information known to it to any third party (except as (1) may be required by applicable law, listing standards then in effect, or request by any Governmental Authority or stock exchange, (2) such information becomes known to the public through no fault of such party, or (3) the Company otherwise consents in writing) and (y) comply with all applicable securities laws in connection therewith.

ARTICLE 4

PREEMPTIVE RIGHT

Section 4.01.   Preemptive Right.

(a)    General. If at any time the Company issues, sells or grants any new Equity Securities that are issued from and after the date of this Agreement (the “New Equity Securities”), then Metaplanet shall have the right to acquire its Pro Rata Share (as defined below) of all (or any) of such New Equity Securities to maintain its then current ownership of the Company immediately prior to the issuance of the New Equity Securities, upon the same terms applicable to such New Equity Securities (the “Preemptive Right”); provided, however, that, the Preemptive Right shall not apply to new shares of Strategic Alliance Preferred Stock that are issued from and after the date of this Agreement.

(b)    Pro Rata Share. For purposes of this Section 4.01, “Pro Rata Share” shall mean the ratio of (x) the number of shares of Common Stock (on a fully diluted basis, including shares of convertible Preferred Stock on an as-converted basis, assuming full conversion and exercise of all outstanding convertible and exercisable securities, including warrants (which, for the avoidance of doubt, shall include any pre-funded warrants)) held by Metaplanet and its Affiliates, to (y) the total number of shares of Common Stock (on a fully diluted basis, including shares of convertible Preferred Stock on an as-converted basis, assuming full conversion and exercise of all outstanding convertible and exercisable securities, including warrants) then outstanding immediately prior to the issuance of the New Equity Securities giving rise to the Preemptive Right.

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Section 4.02.    Procedures.

(a)    Participation Notice. In the event that the Company proposes to undertake an issuance of New Equity Securities (in a single transaction or series of related transactions), it shall deliver to Metaplanet written notice of its intention to issue New Equity Securities (the “Participation Notice”), which shall state (i) the amount and type of New Equity Securities, (ii) the price and (iii) the general terms upon which the Company proposes to issue such New Equity Securities. Metaplanet shall have seven (7) Business Days from the date of receipt of such Participation Notice (the “Participation Period”) to agree in writing to purchase up to its Pro Rata Share of such New Equity Securities for the price and upon the terms and conditions specified in the Participation Notice by delivering written notice (the “Exercise Notice”) to the Company, which shall state the quantity of New Equity Securities to be purchased (not to exceed Metaplanet’s Pro Rata Share). If Metaplanet declines or fails to respond in writing to the Participation Notice within such seven (7) Business Day period, then Metaplanet shall forfeit its Preemptive Right hereunder to purchase its Pro Rata Share of such New Equity Securities, but shall not be deemed to forfeit any right with respect to any other issuance of New Equity Securities.

(b)    Definitive Agreement. If Metaplanet elects to participate in the offering by delivering the Exercise Notice, Metaplanet shall enter into a definitive agreement with the Company for the purchase of such New Equity Securities on such terms and conditions as set forth in the Participation Notice (the “Definitive Agreement”) during the period commencing from the date of Metaplanet’s delivery of the Exercise Notice to the date of the execution of a Definitive Agreement in substantially the same form as the Definitive Agreement by the purchaser(s) in such proposed offering and issuance of the New Equity Securities by the Company (the “Execution Period”). Any failure to execute the Definitive Agreement during the Execution Period (if such failure is solely attributable to Metaplanet) shall be deemed as a waiver of the Preemptive Right by Metaplanet, and the Company shall be entitled to proceed with the issuance of New Equity Securities at a price not less than, and upon terms no more favorable to the purchaser(s) thereof than those specified in the Participation Notice.

Section 4.03.    Failure to Exercise. Upon the expiration of the Participation Period, the Company shall have ninety (90) days thereafter to complete the sale of the New Equity Securities described in the Participation Notice with respect to which the Preemptive Rights hereunder were not exercised (the “Sale Period”), at the same or higher price, and upon non-price terms not more favorable to the purchaser(s) thereof than specified in the Participation Notice. In the event that the Company has not issued and sold such New Equity Securities within the Sale Period, then the Company shall not thereafter issue or sell any New Equity Securities without again first offering such New Equity Securities to Metaplanet pursuant to this Article 4.

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ARTICLE 5

TRANSFERS

Section 5.01.   Permitted Transfers.

(a)    Metaplanet may, directly or indirectly, transfer, assign, offer, pledge, sell, charge, mortgage, exchange, hypothecate, grant a participation interest in, grant a security interest or other direct or indirect disposition or encumbrance of legal title to or any beneficial interest in (any of the foregoing, whether with or without consideration, whether voluntarily or involuntarily or by operation of law, a “Transfer”), any of its Equity Securities to any Affiliate of Metaplanet (a “Permitted Transferee”) in accordance with: (A) applicable law and (B) subject to the terms set forth in (i) the Strategic Alliance Preferred Stock Certificate of Designations, Junior Liquidity Support Preferred Stock Certificate of Designations and Warrant Agreements and (ii) the Lock-Up Agreement.

(b)    Any Permitted Transferee of Metaplanet shall become a party to this Agreement, and upon execution and delivery of a customary joinder agreement, shall be considered and treated as a party hereto for all purposes of this Agreement. No Transfer shall be effective or valid hereunder unless such transferee has previously executed and delivered a joinder to this Agreement. Any attempted Transfer not in compliance with the terms of this Article 5 shall be null and void.

(c)    Notwithstanding the foregoing, Section 5.01(b) shall not apply to any Transfer of Equity Securities by Metaplanet to a Permitted Transferee completed pursuant to (i) a registration statement, (ii) an underwritten registered public offering or (iii) a bona fide sale pursuant to a brokers’ transaction, transaction directly with a market maker or riskless principal transaction, in each case, in accordance with Rule 144 under the Securities Act (“Rule 144”) (including block trades), in each case, for which Metaplanet does not have knowledge that such Equity Securities are being transferred to a Permitted Transferee; provided, however, that any such Transfer of Equity Securities contemplated by this Section 5.01(c) shall be made in accordance with, and subject to, the terms of the Lock-Up Agreement.

Section 5.02.    Pledges. Upon the request of Metaplanet to pledge, hypothecate or grant security interests in any or all of the Equity Securities held by it, including to banks or financial institutions as collateral or security for loans, advances or extensions of credit, the Company agrees to cooperate with Metaplanet in taking any action reasonably necessary to consummate any such pledge, hypothecation or grant, including delivery of letter agreements to lenders in form and substance reasonably satisfactory to such lenders (which may include agreements by the Company in respect of the exercise of remedies by such lenders) and instructing the transfer agent to transfer any such Equity Securities subject to the pledge, hypothecation or grant into the facilities of The Depository Trust Company without restricted legends.

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ARTICLE 6

GENERAL PROVISIONS

Section 6.01.    Term and Termination. This Agreement shall remain in full force and effect until the date on which (i) the Company and Metaplanet unanimously agree to terminate this Agreement or (ii) Metaplanet and its Affiliates no longer Beneficially Own any of the then outstanding shares of Strategic Alliance Preferred Stock. In the event that this Agreement is terminated pursuant to this Section 6.01, all further obligations of the parties (other than pursuant to this Article 6, each of which shall continue in full force and effect) shall terminate without further liability or other obligation of the parties. No termination under this Agreement shall relieve any Person of liability for any breach prior to termination.

Section 6.02.    Further Assurances. The parties shall take all Necessary Action to give full effect to this Agreement and every provision hereof. Each of the Company and Metaplanet shall take or cause to be taken all lawful action necessary to ensure at all times that the Company’s Governing Documents are not at any time inconsistent with the provisions of this Agreement. In addition, each party shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party reasonably may request to carry out the intent and accomplish the purposes of this Agreement.

Section 6.03.    Controlling Agreement. The provisions of this Agreement shall control if any such provisions or the operation thereof conflict with the provisions of any of the Company’s Governing Documents. Each of the parties agrees to take all Necessary Action within its control to amend the Company’s Governing Documents to avoid any conflict with the provisions hereof.

Section 6.04.    Assignment; Benefit. The rights and obligations hereunder of the parties shall not be assigned without the prior written consent of the Company, Metaplanet and any Permitted Transferee who becomes a party pursuant to Article 5 (pursuant to which such Permitted Transferee shall agree to be bound by all provisions applicable to a party to this Agreement), except no such consent shall be required in connection with a Transfer of Equity Securities in compliance with Article 5. Any assignment of rights or obligations in violation of this Section 6.04 shall be null and void. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

Section 6.05.    Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

Section 6.06.    Entire Agreement. This Agreement, the Governing Documents and the other agreements referenced herein and therein constitute the entire agreement among the parties with respect to the subject matter hereof, and supersede any prior agreement or understanding among them with respect to the matters referred to herein.

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Section 6.07.    Amendment. This provisions of this Agreement may not be amended, modified, supplemented, waived or terminated (other than pursuant to Section 6.01) except with the written consent of the Company and Metaplanet.

Section 6.08.    Waiver. Except as set forth in Section 6.07, no waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the party against whom such waiver is claimed. Waiver by any party of any breach or default by any other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties or from any failure by any party to assert its rights hereunder on any occasion or series of occasions.

Section 6.09.    Counterparts. This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

Section 6.10.    Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, addressed as follows:

if to the Company, to:

Super League Enterprise, Inc.
2450 Colorado Avenue
Suite 100E
Santa Monica, California 90404
Attention: Matthew Edelman
Email: matt.edelman@superleague.com

with a copy (which shall not constitute notice) to:

Disclosure Law Group
600 West Broadway Suite 700
San Diego, California 92101
Attention: Jack Kennedy
Email: jkennedy@disclosurelawgroup.com

if to Metaplanet, to:

Metaplanet Holdings, Inc.

1221 Brickell Avenue

Suite 929

Miami, Florida 33131

Attention: Darren Winia

Email: legal@metaplanet.jp

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with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue
Palo Alto, California
Attention: Kenton J. King; Kenji Taneda; Brian D. Paulson
Email: kenton.king@skadden.com; kenji.taneda@skadden.com; brian.paulson@skadden.com

Section 6.11.    Governing Law. This Agreement is governed by and will be construed in accordance with the laws of the State of Delaware, excluding any conflict-of-laws rule or principle (whether of Delaware or any other jurisdiction) that might refer the governance or the construction of this Agreement to the law of another jurisdiction.

Section 6.12.    Jurisdiction. Each of the parties (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware. Each party hereby agrees that, to the fullest extent permitted by law, service of any process, summons, notice or document by United States registered mail to the respective addresses set forth in Section 6.10 shall be effective service of process for any suit or proceeding in connection with this Agreement.

Section 6.13.    Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. The Company or Metaplanet may file an original counterpart or a copy of this Section 6.13 with any court as written evidence of the consent of any of the parties to the waiver of their rights to trial by jury.

Section 6.14.    Specific Performance. It is hereby agreed and acknowledged that it will be impossible to measure the money damages that would be suffered if the parties fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Each party shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to seek injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties shall raise the defense that there is an adequate remedy at law.

Section 6.15.    Adjustments. All references in this Agreement to Company Shares shall be appropriately adjusted for any stock dividends, stock splits, reverse stock splits, combinations, reclassifications, share exchanges, recapitalizations, reorganizations and the like occurring after the date hereof.

Section 6.16.    No Third Party Beneficiaries. This Agreement is not intended to confer upon any Person, except for the parties, any rights or remedies hereunder.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties set forth below have duly executed this Agreement as of the date first above written.

SUPER LEAGUE ENTERPRISE, INC.

By:
Name:
Title:

[Signature Page to Stockholder Rights Agreement]

METAPLANET HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Stockholder Rights Agreement]

Exhibit F

Form of Junior Preferred Stock Certificate of Designations

[Attached]

CERTIFICATE OF DESIGNATIONS

OF

JUNIOR LIQUIDITY SUPPORT PREFERRED STOCK

OF

SUPER LEAGUE ENTERPRISE, INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

The Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of Super League Enterprise, Inc., a Delaware corporation (the “Corporation”), confers upon the Board of Directors of the Corporation (the “Board of Directors”) the authority to provide for the issuance of shares of preferred stock, par value $0.001 per share, of the Corporation (“Preferred Stock”) into any number of series, to fix the designation and number of shares of each such series, and to determine or change the designation, relative rights, preferences and limitations of any such series.

On [●], 2026, the Board of Directors duly adopted the following resolution creating a series of Preferred Stock designated as “Junior Liquidity Support Preferred Stock,” comprised initially of two million one hundred thousand (2,100,000) shares, and such resolution has not been modified and is in full force and effect as of the Effective Date:

RESOLVED, that pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation, a series of authorized Preferred Stock designated as “Junior Liquidity Support Preferred Stock” is hereby created and the designation and number of shares thereof and the designation, relative rights, preferences and limitations of the shares of such series are as follows:

Section 1.    Designation and Authorized Shares. The series of Preferred Stock designated by this Certificate of Designations shall be designated as “Junior Liquidity Support Preferred Stock” of the Corporation (“Junior Liquidity Support Preferred Stock”), and the number of shares so designated shall be two million one hundred thousand (2,100,000) shares. Each share of Junior Liquidity Support Preferred Stock shall be identical in all respects to every other share of Junior Liquidity Support Preferred Stock. Shares of Junior Liquidity Support Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation shall have the status of authorized but unissued shares of the Corporation, without designation as to class or series. Each share of Junior Liquidity Support Preferred Stock has no stated maturity and is not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions.

Section 2.    Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act. A Person shall be regarded as in control of the Corporation if the Corporation owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of the other Person, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person.

“Board of Directors” has the meaning set forth in the preamble.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by applicable Law or other governmental action to close. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, without any additional interest.

“Certificate of Designations” means this Certificate of Designations for the Junior Liquidity Support Preferred Stock, as such shall be amended, amended and restated or otherwise modified from time to time.

“Certificate of Incorporation” has the meaning set forth in the preamble.

“Closing Date” means [●], 2026.

“Common Stock” means common stock, par value $0.001 per share, of the Corporation.

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“Dividend Payment Date” means March 31, June 30, September 30 and December 31 of each year.

“Dividend Period” means the period from, and including, each Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which will be the period from, and including, the Closing Date to, but excluding, the first Dividend Payment Date.

“Dividend Rate” means Term SOFR plus four percent (4.00%) per annum.

“Effective Date” means the date that this Certificate of Designations is filed with the Secretary of State of the State of Delaware.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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“Fundamental Change” means the occurrence of any of the following events, whether in a single transaction or a series of related transactions:

(a)    the Corporation becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 13(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of capital stock of the Corporation (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) representing more than fifty percent (50%) of the total voting power of all of the outstanding voting stock of the Corporation;

(b)    the consummation of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which all shares of Common Stock, as a class, would be converted into, or exchanged for, stock, other securities, other property or assets; (ii) any share exchange, consolidation or merger of the Corporation pursuant to whichshares of Common Stock, as a class, will be converted into cash, securities or other property or assets; or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its subsidiaries (if any), taken as a whole, to any Person other than one of the Corporation’s subsidiaries (if any); provided, however, that a transaction described in clause (i) or (ii) in which the holders of the Corporation’s Voting Stock immediately prior to such transaction own, directly or indirectly, more than fifty percent (50%) of the voting power of all outstanding Voting Stock of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction, with such holders’ proportional voting power immediately after such transaction being in substantially the same proportions as their respective voting power before such transaction, shall not be a Fundamental Change; or

(c)    the shares of Common Stock are not listed for trading on any United States national securities exchange for a period of thirty (30) Trading Days or more, or all such shares cease to be traded pursuant to a de-listing (other than as a result of a transaction described in clause (B) above).

“Fundamental Change Notice” has the meaning set forth in Section 8(c).

“Fundamental Change Repurchase Date” means the date fixed, pursuant to Section 8(c), for the repurchase all shares of Junior Support Liquidity Preferred Stock by the Corporation pursuant to a Repurchase Upon Fundamental Change.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 8(d).

“Fundamental Change Repurchase Notice Deadline” means the thirtieth (30th) calendar day after the date the Corporation provides the Fundamental Change Notice pursuant to Section 8(e).

“Fundamental Change Repurchase Price” has the meaning set forth in Section 8(d).

“Fundamental Change Repurchase Right” has the meaning set forth in Section 8(a).

“Governmental Authority” means any nation or government, any state, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, government and any executive official thereof.

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“Holder” means an owner of shares of Junior Liquidity Support Preferred Stock.

“Junior Liquidity Support Preferred Stock” has the meaning set forth in Section 1.

“Junior Securities” means the Common Stock and any other class or series of capital stock of the Corporation hereafter created which does not expressly rank senior to or pari passu with the Junior Liquidity Support Preferred Stock with respect to the payment of Dividends or the amounts payable upon a Liquidation. As of the date of this Certificate of Designations, the Junior Securities consist solely of shares of Common Stock.

“Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, enforcement policy, requirements or requests of, issued, made, entered into or promulgated by any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Liquidation” has the meaning set forth in Section 6(a).

“Majority Holders” means the Holders of fifty percent (50%) or more of the then issued and outstanding shares of all Junior Liquidity Support Preferred Stock.

“New York Courts” has the meaning set forth in Section 13(c).

“Parity Securities” means any class or series of capital stock of the Corporation hereinafter created that expressly ranks pari passu with the Junior Liquidity Support Preferred Stock with respect to the payment of Dividends or the amounts payable upon a Liquidation. As of the date of this Certificate of Designations, there are no Parity Securities outstanding.

“Permitted Transfer” means (i) any transfer of shares of Junior Liquidity Support Preferred Stock to a Permitted Transferee, to an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act or any “qualified institutional buyer” as defined in Rule 144A under the Securities Act; or (ii) any pledge of shares of Junior Liquidity Support Preferred Stock as security or collateral in connection with any borrowing or the incurrence of any indebtedness or other financing transaction by such Holder.

“Permitted Transferee” has the meaning assigned to such term in the Stockholder Rights Agreement.

“Person” means an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

“Preferred Stock” has the meaning set forth in the preamble.

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“Principal Trading Market” means the national securities exchange or other trading market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Effective Date, is the Nasdaq Capital Market.

“Redemption Price” has the meaning set forth in Section 7(a).

“Repurchase Upon Fundamental Change” has the meaning set forth in Section 8(a).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Securities” means any class or series of capital stock of the Corporation currently existing or hereafter created which expressly ranks senior to the Junior Liquidity Support Preferred Stock with respect to the payment of Dividends or the amounts payable upon a Liquidation. As of the date of this Certificate of Designations, there are no Senior Securities outstanding.

“SOFR” means a rate equal to the secured overnight financing rate administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Stated Value” means, with respect to each outstanding share of Junior Liquidity Support Preferred Stock, one hundred dollars ($100.00) per share (which shall be adjusted as appropriate in the event of any stock dividend, stock split, stock distribution, recapitalization or combination with respect to the Junior Liquidity Support Preferred Stock).

“Stockholder Rights Agreement” means the Stockholder Rights Agreement, dated as of [●], 2026, by and between the Corporation and Metaplanet Holdings, Inc.

“Strategic Alliance Preferred Stock” means, unless otherwise stated herein, one hundred (100) shares of Strategic Alliance Preferred Stock, which were authorized pursuant to a Certificate of Designations, which was filed with the Secretary of State of the State of Delaware on [●], 2026.

“Subsidiary” means any subsidiary of the Corporation existing as of the Effective Date hereof and shall, where applicable, also include any direct or indirect subsidiary of the Corporation formed or acquired after the Effective Date.

“Term SOFR” means, on any day, the Term SOFR Reference Rate for a three (3) month tenor on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the most recent Dividend Payment Date (or, prior to the first Dividend Payment Date after the Closing Date, the Closing Date), as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day, the Term SOFR Reference Rate for a three (3)-month tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the immediately preceding proviso) shall ever be less than zero percent (0%), then Term SOFR shall be deemed to be zero percent (0%).

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“Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term secured overnight financing rate (or a successor administrator).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Trading Day” means a day on which the Principal Trading Market is open for business.

“Transfer Agent” means Equiniti Trust Corporation, LLC, the transfer agent and registrar of the Corporation as of the date of this Certificate of Designations, and any successor appointed in such capacity.

“U.S. Government Securities Business Day” means any day except for Saturday, Sunday or any day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Section 3.    Uncertificated Shares. The Junior Liquidity Support Preferred Stock shall be represented in the form of uncertificated shares. The Corporation shall evidence the shares of Junior Liquidity Support Preferred Stock in the form of an electronic book entry maintained by the Corporation or the Transfer Agent. Any reference in this Certificate of Designations to the “delivery” of the shares will be deemed to be satisfied upon the registration of the electronic book entry representing such shares of Junior Liquidity Support Preferred Stock in the name of the applicable Holder.

Section 4.    Dividends.

(a)    General. Holders will be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of legally available funds for such purpose, cumulative quarterly cash dividends. Dividends on the Junior Liquidity Support Preferred Stock will accumulate daily at the Dividend Rate on the Stated Value and be cumulative from, and including, the Closing Date. The dividends payable on any Dividend Payment Date shall include dividends accumulated to, but not including, such Dividend Payment Date. If declared by the Board of Directors or a duly authorized committee of the Board of Directors, the Corporation shall pay dividends on the Junior Liquidity Support Preferred Stock quarterly in arrears, on each Dividend Payment Date. Dividends payable on the Junior Liquidity Support Preferred Stock for any Dividend Period will be calculated on the basis of a 360-day year consisting of twelve (12) thirty (30)-day months.

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(b)    Accumulated Dividends. Notwithstanding anything to the contrary contained herein, dividends on the Junior Liquidity Support Preferred Stock will accumulate, regardless of whether (i) the Corporation has earnings, (ii) there are funds legally available for the payment of those dividends or (iii) those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Junior Liquidity Support Preferred Stock, which may be in arrears, and Holders will not be entitled to any dividends in excess of full cumulative dividends described in Section 4(a). Any dividend payment made on the Junior Liquidity Support Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to the Junior Liquidity Support Preferred Stock.

(c)    Record Date. Dividends are payable with respect to the Dividend Period (or portion thereof) ending on the day preceding such Dividend Payment Date, in each case, to holders of record of the Junior Liquidity Support Preferred Stock as such holders appear on the Corporation’s books as of the close of business on the fifteenth (15th) calendar day preceding the applicable Dividend Payment Date or such other record date not more than sixty (60) calendar days nor less than ten (10) calendar days preceding such Dividend Payment Date as shall be fixed for such purpose by the Board of Directors or any duly authorized committee of the Board of Directors. Dividend record dates will apply regardless of whether a particular dividend record date is a Business Day.

(d)    Restrictions on Junior Dividends. During any Dividend Period, so long as any shares of Junior Liquidity Support Preferred Stock remain issued and outstanding, unless the full cumulative dividends have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on the Junior Liquidity Support Preferred Stock through the most recently completed Dividend Period, or unless otherwise waived by the Majority Holders:

(i)    the Corporation shall not declare, or pay or set aside for payment, dividends on any Junior Securities (other than a dividend payable solely in shares of Junior Securities or in warrants, options or rights where the securities issuable upon exercise of such warrants, options or rights are Junior Securities); and

(ii)    the Corporation shall not repurchase, redeem or otherwise acquire for consideration, directly or indirectly, in whole or in part, any Junior Securities (other than (a) purchases, redemptions or other acquisitions of shares of Junior Securities pursuant to any employment contract, dividend reinvestment and stock purchase plan, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, consultants or advisors, (b) as a result of a reclassification of Junior Securities for or into other Junior Securities, (c) the exchange or conversion of one (1) share of Junior Security for or into another share of such Junior Securities, or (d) the purchase of fractional interests in shares of Junior Securities under the conversion or exchange provisions of Junior Securities or the security being converted or exchanged) during a Dividend Period.

(e)    Dividend Payment. So long as the Junior Liquidity Support Preferred Stock is held of record by the nominee of the Securities Depository, declared dividends will be paid to the Holders in same-day funds on each Dividend Payment Date. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Junior Liquidity Support Preferred Stock in accordance with the instructions of such beneficial owners.

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Section 5.    Ranking. The Junior Liquidity Support Preferred Stock (inclusive of any and all Dividends thereon) shall rank, with respect to the payment of Dividends and distributions upon any Liquidation: (i) senior to the Junior Securities, (ii) on a pari passu basis with any Parity Securities, (iii) junior to any Senior Securities, (iv) junior to all of the Corporation’s existing and future indebtedness and other liabilities with respect to assets available to satisfy claims against the Corporation, and (v) structurally subordinated to existing and future indebtedness and other liabilities of the Corporation’s subsidiaries (if any) and future preferred stock of the Corporation’s subsidiaries (if any).

Section 6.    Liquidation Rights.

(a)    Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation (“Liquidation”), the Holders shall be entitled, out of the assets of the Corporation available for distribution to its stockholders, pari passu with the holders of any Parity Securities, but before any distribution or payment out of the assets of the Corporation shall be made to the Holders of Junior Securities by reason of their ownership thereof, and subject to the rights of the holders of any Senior Securities and the rights of the Corporation’s existing and future creditors, to receive in full a liquidating distribution in cash and in the amount per share of Junior Liquidity Support Preferred Stock equal to one (1) times the applicable Stated Value, plus any dividends accrued but unpaid thereon. After the payment in full of all amounts required to be paid to the holders of any Senior Securities, the Holders of the Junior Liquidity Support Preferred Stock and the holders of any Parity Securities then outstanding, all remaining assets of the Corporation shall be distributed among the holders of any Junior Securities according to their respective rights and preferences.

(b)    Partial Payment. If in connection with any such distribution described in Section 6(a), the assets of the Corporation or proceeds therefrom are not sufficient to pay the full amount to which all Holders of the Junior Liquidity Support Preferred Stock are entitled and all holders of any Parity Securities are entitled, (i) the amounts distributed to the Holders of the Junior Liquidity Support Preferred Stock and to the holders of any Parity Securities will be paid pro rata in accordance with the respective aggregate amounts to which such holders are entitled, and (ii) the Corporation shall not make or agree to make, or set aside for the benefit of the holders of Junior Securities, any payments to the holders of Junior Securities by reason of their ownership thereof.

(c)    Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of Section 6, neither (i) the sale, conveyance, exchange or transfer (including for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation, nor (ii) the merger, consolidation, statutory exchange or any other business combination transaction of the Corporation into or with any other Person or the merger, consolidation, statutory exchange or any other business combination transaction of any other Person into or with the Corporation, shall be deemed to be a Liquidation.

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Section 7.    Redemption.

(a)    Optional Redemption. At any time, and from time to time, the Corporation, at its option, may, upon notice given as provided in Section 7(c), redeem the shares of Junior Liquidity Support Preferred Stock in whole or in part, at a redemption price in cash equal to one hundred percent (100%) of the Stated Value, plus all accrued and unpaid dividends (whether or not declared) on the shares of Junior Liquidity Support Preferred Stock redeemed, to, but excluding, the applicable redemption date (the “Redemption Price”).

(b)    Redemption Procedures. If the Junior Liquidity Support Preferred Stock are to be redeemed by the Corporation, the Corporation shall deliver a written notice of redemption to the Holders at least ten (10) days but no more than sixty (60) days prior to the elected redemption date. Each notice of redemption shall include a statement setting forth: (i) the redemption date; (ii) the number of shares of Junior Liquidity Support Preferred Stock to be redeemed; (iii) the Redemption Price; (iv) that dividends on the shares of Junior Liquidity Support Preferred Stock to be redeemed will cease to accumulate from and after such redemption date; (v) if such redemption notice is subject to one or more conditions, a description of such conditions and (vi) the CUSIP and ISIN numbers (if any) of the Junior Liquidity Support Preferred Stock.

(c)    Partial Redemption. In case of any redemption of only part of the shares of Junior Liquidity Support Preferred Stock at the time issued and outstanding, such redemption shall be made on a pro rata basis among all Holders in proportion to the number of shares of Junior liquidity Support Preferred Stock held by such Holders. Any shares of Junior Liquidity Support Preferred Stock not redeemed will remain issued and outstanding and entitled to all the rights and preferences of the Junior Liquidity Support Preferred Stock under this Certificate of Designations.

Section 8.    Right of Holders to Require the Corporation to Repurchase Junior Liquidity Support Preferred Stock.

(a)    Repurchase Upon Fundamental Change. Subject to the terms of this Section 8, upon the occurrence of a Fundamental Change, each Holder may, at their option, require the Corporation to repurchase (the “Fundamental Change Repurchase Right”) all, but not less than all, of such Holder’s shares of Junior Liquidity Support Preferred Stock then outstanding out of legally available fund at a price equal to the Fundamental Change Repurchase Price (a “Repurchase Upon Fundamental Change”).

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(b)    Funds Legally Available for Payment of Fundamental Change Repurchase Price; Covenant Not to Take Certain Actions. If the Corporation does not have sufficient funds legally available to pay the Fundamental Change Repurchase Price with respect to all outstanding shares of Junior Liquidity Support Preferred Stock, then the Corporation shall (1) pay the maximum amount of such Fundamental Change Repurchase Price that can be paid out of funds legally available for payment, which payment will be made pro rata to each Holder based on the total number of shares of Junior Liquidity Support Preferred Stock of such Holder; and (2) purchase any shares of Junior Liquidity Support Preferred Stock not repurchased because of the foregoing limitations at the applicable Fundamental Change Repurchase Price as soon as practicable after the Corporation is able to make such purchase out of assets legally available for the purchase of such shares of Junior Liquidity Support Preferred Stock. The inability of the Corporation (or its successor) to make a purchase payment for any reason shall not relieve the Corporation (or its successor) from its obligation to effect any required purchase when, as and if permitted by applicable law. If the Corporation fails to pay the Fundamental Change Repurchase Price in full when due in accordance with Section 8, the Corporation will pay dividends on such shares not repurchased or redeemed at the Dividend Rate until such shares are repurchased, payable quarterly in arrears, out of funds legally available, on each Dividend Payment Date, for the period from and including the first Dividend Payment Date (or the Closing Date, as applicable) upon which the Corporation fails to pay the Fundamental Change Repurchase Price in full when due in accordance with Section 8 through, but not including, the latest of the day upon which the Corporation pays the Fundamental Change Repurchase Price in full in accordance with Section 8. Notwithstanding the foregoing, in the event a Holder exercises a Fundamental Change Repurchase Right pursuant to Section 8 at a time when the Corporation is restricted or prohibited (contractually or otherwise) from repurchasing the Junior Liquidity Support Preferred Stock, the Corporation will use its commercially reasonable efforts to obtain the requisite consents to remove or obtain an exception or waiver to such restrictions or prohibition. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to comply with its obligations under Section 8. The Corporation will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a Fundamental Change unless the Corporation will have sufficient funds legally available to fully pay the aggregate Fundamental Change Repurchase Price that would be payable in respect of such Fundamental Change on all shares of Junior Liquidity Support Preferred Stock then outstanding.

(c)    Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Corporation’s choosing that is no more than sixty (60), nor less than thirty (30), calendar days after the date the Corporation sends the related Fundamental Change Notice pursuant to Section 8(e).

(d)    Fundamental Change Repurchase Price. The repurchase price (the “Fundamental Change Repurchase Price”) for the Junior Support Liquidity Preferred Stock to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change will be an amount in cash per share of Junior Liquidity Support Preferred Stock equal to one (1) times the applicable Stated Value, plus any dividends accrued but unpaid thereon.

(e)    Fundamental Change Notice. As promptly as reasonably practicable after the effective date of a Fundamental Change, the Corporation will send to each Holder a notice of such Fundamental Change (a “Fundamental Change Notice”). Such Fundamental Change Notice must state:

(i)    briefly, the events causing such Fundamental Change;

(ii)    the effective date of such Fundamental Change;

(iii)    the procedures that a Holder must follow to require the Corporation to repurchase its shares of Junior Liquidity Support Preferred Stock pursuant to Section 8, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;

(iv)    the Fundamental Change Repurchase Notice Deadline and the Fundamental Change Repurchase Date for such Fundamental Change;

(v)    the Fundamental Change Repurchase Price, including reasonable detail of the calculation thereof;

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(vi)    if the applicable repurchase date is after a Record Date for a declared dividend on the Junior Liquidity Support Preferred Stock and on or before the next Dividend Payment Date, that such dividend will be paid in accordance with Section 4(e);

(vii)    the name and address of the Transfer Agent;

(viii)    that shares of Junior Liquidity Support Preferred Stock for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Transfer Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price;

(ix)    that a Fundamental Change Repurchase Notice may be withdrawn only in accordance with the procedures set forth in this Certificate of Designations; and

(x)    the CUSIP and ISIN numbers (if any) of the Junior Liquidity Support Preferred Stock.

(f)    Procedures to Exercise the Fundamental Change Repurchase Right.

(i)

Delivery of Fundamental Change Repurchase Notice and Shares of Junior Liquidity Support Preferred Stock to Be Repurchased. To exercise a Fundamental Change Repurchase Right, a Holder must deliver to the Transfer Agent before the close of business on the Fundamental Change Repurchase Notice Deadline (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice.

(ii)

Contents of Fundamental Change Repurchase Notice. Each Fundamental Change Repurchase Notice must state that the applicable Holder is submitting all of its shares of Junior Liquidity Support Preferred Stock for repurchase.

(iii)

Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Transfer Agent at any time before the close of business on the Fundamental Change Repurchase Notice Deadline. Such withdrawal notice must state the Holder is withdrawing its previously delivered Fundamental Change Repurchase Notice.

(g)    Payment of the Repurchase Price. If the Transfer Agent has received a Fundamental Change Repurchase Notice as of the close of business on the Fundamental Change Repurchase Notice Deadline, and such Fundamental Change Repurchase Notice has not been validly withdrawn, subject to Section 8(e), the Corporation will cause the Fundamental Change Repurchase Price for each share of Junior Liquidity Support Preferred Stock to be repurchased to be paid to the Holder thereof on or before the applicable repurchase date.

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(h)    Third Party May Conduct Repurchase Offer In Lieu of the Corporation. Notwithstanding anything to the contrary in Section 8, the Corporation will be deemed to satisfy its obligations under Section 8 if one or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase the Junior Liquidity Support Preferred Stock otherwise required by Section 8 in a manner that would have satisfied the requirements of Section 8 if conducted directly by the Corporation.

(i)    Fundamental Change Agreement. The Corporation shall not enter into any agreement for a transaction constituting a Fundamental Change unless (i) such agreement provides for, or does not interfere with or prevent (as applicable), the exercise by the Holders of their Fundamental Change Repurchase Right in a manner that is consistent with, and gives effect to, Section 8 and (ii) the acquiring or surviving Person in such Fundamental Change represents and covenants, in form and substance reasonably satisfactory to the Corporation, that at the closing of such Fundamental Change such Person shall, and shall have sufficient funds (which may include, without limitation, cash and cash equivalents on the Corporation’s balance sheet, the proceeds of any debt or equity financing, available lines of credit or uncalled capital commitments) to, consummate such Fundamental Change and make the payment of the Fundamental Change Repurchase Price in respect of all shares of Junior Liquidity Support Preferred Stock then outstanding.

Section 9.    Conversion Rights. The Junior Liquidity Support Preferred Stock is not convertible into or exchangeable for property, shares of Common Stock or any other securities of the Corporation.

Section 10.    Voting Rights.

(a)    General. Except as set forth in Section 10 and Section 11, or as otherwise required by applicable Law, the Holders shall not be entitled to vote on any matter presented to the stockholders of the Corporation for their action or consideration; provided, however, that the Holders shall be entitled to notice of all stockholder meetings at which holders of Common Stock shall be entitled to vote.

(b)    Voting Rights with Respect to Specified Matters. So long as any shares of Junior Liquidity Support Preferred Stock are issued and outstanding, the Corporation may not, without the affirmative vote of the Majority Holders, (i) amend, alter or repeal any provision of this Certificate of Designations in a manner that adversely affects the powers, preferences or rights of the Junior Liquidity Support Preferred Stock, (ii) increase the number of authorized shares of Junior Liquidity Support Preferred Stock, or (iii) enter into any agreement with respect to any of the foregoing clauses (i) through (iii).

(c)    Voting Power. At the time of any vote or consent of any of the Holders under this Certificate of Designations or as otherwise required by applicable Law, each Holder shall be entitled to one (1) vote per share of Junior Liquidity Support Preferred Stock held by such Holder.

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Section 11.    Amendment, Supplement and Waiver.

(a)    With Consent of Holders. Notwithstanding anything to the contrary in Section 10(b), the Corporation may not, without the written consent of (x) in the case of clauses (i) through (iv), each Holder affected thereby, and (y) in the case of clause (v), all Holders, to the extent that the same shall: (i) reduce the Stated Value, the Redemption Price or the Fundamental Change Repurchase Price; (ii) reduce the Dividend Rate of or change the time for accrual of dividends on the Junior Liquidity Support Preferred Stock; (iii) waive a default in the payment of dividends on the Junior Liquidity Support Preferred Stock, Stated Value, the Redemption Price or the Fundamental Change Repurchase Price; (iv) make any change to Section 11 that is materially adverse to any Holder; or (v) make any change to Section 7(b) or Section 7(d) regarding the pro rata treatment of all Holders in connection with any redemption referred to therein.

(b)    Without Consent of Holders. Notwithstanding anything to the contrary in Section 10(b)(i), so long as such action does not materially and adversely affect the powers, preferences or rights of the Junior Liquidity Support Preferred Stock, taken as a whole, the Corporation may amend, modify or repeal any terms of the Junior Liquidity Support Preferred Stock without the vote or consent of any Holder to: (i) cure any ambiguity or correct any omission, defect, inconsistency or mistake in this Certificate of Designations reasonably identified in good faith by the Corporation or any Holder (but solely to the extent necessary to cure such ambiguity or correct such omission, defect, inconsistency or mistake), including by filing a certificate of correction, or a corrected instrument, pursuant to Section 103(f) of the DGCL in connection therewith; and (ii) provide for or confirm the issuance of additional shares of Junior Liquidity Support Preferred Stock previously authorized pursuant to this Certificate of Designations.

(c)    Notice of Amendment, Supplement or Waiver. Promptly, and in no event later than two (2) Business Days, after an amendment, supplement or waiver under Section 11 becomes effective, the Corporation shall deliver to the Holders a notice briefly describing such amendment, supplement or waiver. Any failure of the Corporation to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 12.    Transfer Rights.

(a)    General. Subject to the terms of this Section 12, a Holder can transfer any shares of Junior Liquidity Support Preferred Stock to a Permitted Transferee, pursuant to any other Permitted Transfer or as required by the DGCL. Notwithstanding anything to the contrary herein, no transfer by any Holder shall be permitted unless such transfer is made in compliance with all applicable securities Laws.

(b)    Legend. Unless otherwise agreed to by the Corporation and the applicable Holder, each book-entry position representing the Junior Liquidity Support Preferred Stock will bear a restrictive legend substantially in the form set forth in Appendix I attached hereto, which is hereby incorporated in and expressly made a part of this Certificate of Designation, and will be subject to the restrictions set forth therein. In addition, each such book-entry position may have notations, additional legends or endorsements required by applicable Law, stock exchange rules and agreements to which the Corporation and all of the Holders in their capacity as Holders are subject, if any.

(c)    Registration. All transfers and exchanges of the Junior Liquidity Support Preferred Stock will be made promptly by direct registration on the books and records of the Corporation, and the Corporation shall take, or cause the Transfer Agent to take, all such other actions as may be required to reflect and facilitate, including by direct registration on the books and records of the Corporation, all transfers and exchanges permitted pursuant to Section 12.

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Section 13.    Miscellaneous.

(a)    Notices. Any and all notices or other communications or deliveries to be provided to the Holders, the Corporation or the Transfer Agent hereunder shall be in writing and delivered personally, by facsimile, by email, or sent by a nationally recognized overnight courier service, (i) if to the Holders, at the Holder’s address set forth in the book and records of the Corporation or to another address of such Holder as may be specified by such Holder to the Corporation in a written notice delivered in accordance with this Section 13(a), or (ii) if to the Corporation, at 2450 Colorado Ave., Suite 100E, Santa Monica, California 90404, Attention: Matthew Edelman, Chief Executive Officer, Email: matt.edelman@superleague.com, with a copy to: legal@superleague.com, or to another address as the Corporation may specify for such purposes by written notice to the Holders delivered in accordance with this Section 13(a). Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via email at the email address set forth in this Section 13(a) prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via email at the email address set forth in this Section 13(a) on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided pursuant to this Certificate of Designations constitutes, or contains, material, non-public information regarding the Corporation or any Subsidiaries (if any), the Corporation shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K.

(b)    Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designations shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay accrued dividends, if any and as applicable, on the shares of Junior Liquidity Support Preferred Stock at the time, place and rate, and in the coin or currency, herein prescribed.

(c)    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designations shall be governed by and construed and enforced in accordance with the internal Laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Certificate of Designations (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designations and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable Law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designations or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

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(d)    Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designations shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designations or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designations on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing.

(e)    Severability. If any provision of this Certificate of Designations is invalid, illegal or unenforceable, the balance of this Certificate of Designations shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any dividend or other amount deemed interest due hereunder violates the applicable Law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable Law.

(f)    Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

[Signature page follows]

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IN WITNESS WHEREOF, this Certificate of Designations of Junior Liquidity Support Preferred Stock of Super League Enterprise, Inc. has been executed by a duly authorized officer of the Corporation as of this [●] day of [●], 2026.

SUPER LEAGUE ENTERPRISE, INC.

By:
Name:	Matt Edelman
Title:	President and Chief Executive Officer

Appendix I

Restrictive Legend to the Junior Liquidity Support Preferred Stock

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

THE SECURITIES REPRESENTED HEREBY ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERS SET FORTH IN SECTION 12 OF THE CERTIFICATE OF DESIGNATIONS (THE “CERTIFICATE OF DESIGNATIONS”) FILED ON [●], 2026 WITH THE SECRETARY OF STATE FOR THE STATE OF DELAWARE PURSUANT TO SECTION 151 OF THE DELAWARE GENERAL CORPORATION LAW AND THE STOCKHOLDER RIGHTS AGREEMENT, DATED AS OF [●], 2026, BY AND BETWEEN SUPER LEAGUE ENTERPRISE, INC. (THE “CORPORATION”) AND METAPLANET HOLDINGS, INC. (THE “STOCKHOLDER RIGHTS AGREEMENT”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED HEREBY MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE CERTIFICATE OF DESIGNATIONS AND THE STOCKHOLDER RIGHTS AGREEMENT. A COPY OF THE CERTIFICATE OF DESIGNATIONS AND THE STOCKHOLDER RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE CORPORATION TO THE HOLDER UPON REQUEST.

Exhibit A

FUNDAMENTAL CHANGE REPURCHASE NOTICE

Super League Enterprise, Inc.

Junior Liquidity Support Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Redemption Notice, the undersigned Holder of the Junior Liquidity Support Preferred Stock identified below direct the Corporation to repurcahse all of the shares of its Junior Liquidity Support Preferred Stock .

Date: _________
(Legal Name of Holder)

Name:
Title:

Exhibit G

Form of Strategic Alliance Preferred Stock Certificate of Designations

[Attached]

CERTIFICATE OF DESIGNATIONS

OF

STRATEGIC ALLIANCE PREFERRED STOCK

OF

SUPER LEAGUE ENTERPRISE, INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

The Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of Super League Enterprise, Inc., a Delaware corporation (the “Corporation”), confers upon the Board of Directors of the Corporation (the “Board of Directors”) the authority to provide for the issuance of shares of preferred stock, par value $0.001 per share, of the Corporation (“Preferred Stock”) into any number of series, to fix the designation and number of shares of each such series, and to determine or change the designation, relative rights, preferences and limitations of any such series.

On [●], 2026, the Board of Directors duly adopted the following resolution creating a series of Preferred Stock designated as “Strategic Alliance Preferred Stock,” comprised initially of one hundred (100) shares, and such resolution has not been modified and is in full force and effect as of the Effective Date:

RESOLVED, that pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation, a series of authorized Preferred Stock designated as “Strategic Alliance Preferred Stock” is hereby created and the designation and number of shares thereof and the designation, relative rights, preferences and limitations of the shares of such series are as follows:

Section 1.    Designation and Authorized Shares. The series of Preferred Stock designated by this Certificate of Designations shall be designated as “Strategic Alliance Preferred Stock” of the Corporation (“Strategic Alliance Preferred Stock”), and the number of shares so designated shall be one hundred (100) shares. Each share of Strategic Alliance Preferred Stock shall be identical in all respects to every other share of Strategic Alliance Preferred Stock. Shares of Strategic Alliance Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation shall have the status of authorized but unissued shares of the Corporation, without designation as to class or series. Each share of Strategic Alliance Preferred Stock has no stated maturity and is not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions.

Section 2.    Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act. A Person shall be regarded as in control of the Corporation if the Corporation owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of the other Person, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person.

“Alternate Consideration” has the meaning set forth in Section 7(c).

“Beneficially Own” has the meaning set forth in Rule 13d-3 under the Exchange Act, but without reference to clause (d)(1) of such Rule.

“Board of Directors” has the meaning set forth in the preamble.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by applicable Law or other governmental action to close. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, without any additional interest.

“Buy-In” has the meaning set forth in Section 6(d)(ii).

“Certificate of Designations” means this Certificate of Designations for the Strategic Alliance Preferred Stock, as such shall be amended, amended and restated or otherwise modified from time to time.

“Certificate of Incorporation” has the meaning set forth in the preamble.

“Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the Holder. If the Corporation and the Holders are unable to agree upon the fair market value of such security, then the Board of Directors shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

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“Common Stock” means common stock, par value $0.001 per share, of the Corporation.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries (if any) which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Date” has the meaning set forth in Section 6(a).

“Conversion Ratio” means, for each share of Strategic Alliance Preferred Stock, initially one share of Common Stock, subject to adjustment pursuant to Section 7.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the shares of Strategic Alliance Preferred Stock in accordance with the terms hereof.

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“Distribution” has the meaning set forth in Section 7(d).

“DTC” means The Depository Trust Corporation.

“Effective Date” means the date that this Certificate of Designations is filed with the Secretary of State of the State of Delaware.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, with respect to any asset distributed as part of a Distribution, the fair market value of such asset as of the date of determination as determined in good faith by the Corporation.

“Fundamental Transaction” has the meaning set forth in Section 7(c).

“Governing Documents” means the Certificate of Incorporation and the Bylaws of the Corporation, in each case, as amended, restated or modified from time to time and then in effect.

“Governmental Authority” means any nation or government, any state, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, government and any executive official thereof.

“Holder” means an owner of shares of Strategic Alliance Preferred Stock.

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“Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, enforcement policy, requirements or requests of, issued, made, entered into or promulgated by any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Majority Holders” means the Holders of fifty percent (50%) or more of the then issued and outstanding shares of all Strategic Alliance Preferred Stock.

“Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, and is then current in its filing of all required reports and other information under the Securities Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Fundamental Transaction (as defined below) were Holder to convert its shares of Strategic Alliance Preferred Stock on or prior to the closing thereof is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market; and (iii) following the closing of such Fundamental Transaction, a Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by a Holder in such Fundamental Transaction were such Holder to convert its shares of Strategic Alliance Preferred Stock in full on or prior to the closing of such Fundamental Transaction, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Fundamental Transaction.

“Metaplanet” means Metaplanet Holdings, Inc., a Florida corporation.

“Original Issue Date” means the date of the first issuance of any shares of Strategic Alliance Preferred Stock regardless of the number of transfers of any particular shares of Strategic Alliance Preferred Stock.

“New York Courts” has the meaning set forth in Section 11(c).

“Notice of Conversion” has the meaning set forth in Section 6(a).

“Permitted Transfer” means (i) any transfer of shares of Strategic Alliance Preferred Stock to a Permitted Transferee, to an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act or any “qualified institutional buyer” as defined in Rule 144A under the Securities Act; or (ii) any pledge of shares of Strategic Alliance Preferred Stock as security or collateral in connection with any borrowing or the incurrence of any indebtedness or other financing transaction by such Holder.

“Permitted Transferee” has the meaning assigned to such term in the Stockholder Rights Agreement.

“Person” means an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

“Preferred Stock” has the meaning set forth in the preamble.

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“Principal Trading Market” means the national securities exchange or other trading market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Effective Date, is the Nasdaq Capital Market.

“Purchase Rights” has the meaning set forth in Section 7(b).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Strategic Alliance Preferred Stock” has the meaning set forth in Section 1.

“Share Delivery Date” has the meaning set forth in Section 6(d)(i).

“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Principal Trading Market with respect to the Common Stock that is in effect on the date of delivery of an applicable Notice of Conversion, which as of the Original Issue Date was “T+1.”

“Stockholder Rights Agreement” means the Stockholder Rights Agreement, dated as of [●], 2026, by and between the Corporation and Metaplanet.

“Subsidiary” means any subsidiary of the Corporation existing as of the Effective Date hereof and shall, where applicable, also include any direct or indirect subsidiary of the Corporation formed or acquired after the Effective Date.

“Trading Day” means a day on which the Principal Trading Market is open for business.

“Transfer Agent” means Equiniti Trust Corporation, LLC, the transfer agent and registrar of the Corporation as of the date of this Certificate of Designations, and any successor appointed in such capacity.

Section 3.    Uncertificated Shares. The Strategic Alliance Preferred Stock shall be represented in the form of uncertificated shares. The Corporation shall evidence the shares of Strategic Alliance Preferred Stock in the form of an electronic book entry maintained by the Corporation or the Transfer Agent. Any reference in this Certificate of Designations to the “delivery” of the shares will be deemed to be satisfied upon the registration of the electronic book entry representing such shares of Strategic Alliance Preferred Stock in the name of the applicable Holder.

Section 4.    Dividends. Holders of shares of Strategic Alliance Preferred Stock will be entitled to receive dividends equal to, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock.

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Section 5.    No Liquidation Preference. Upon liquidation, dissolution and winding up of the Corporation, whether voluntary or involuntary, the Holders of the Strategic Alliance Preferred Stock then outstanding shall not be entitled to receive out of the assets of the Corporation, whether from capital or earnings available for distribution, any amounts which will be otherwise available to and distributed to the holders of Common Stock.

Section 6.    Conversion.

(a)    Conversion at Option of Holder. Each share of Strategic Alliance Preferred Stock (or fraction thereof) shall be convertible, at any time and from time to time, from and after the Original Issue Date at the option of the Holder thereof into the number of shares of Common Stock equal to the Conversion Ratio then in effect. Holders shall effect conversions by providing the Corporation and the Transfer Agent with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Strategic Alliance Preferred Stock to be converted, the number of shares of Strategic Alliance Preferred Stock owned prior to such conversion, the number of shares of Strategic Alliance Preferred Stock owned subsequent to such conversion, and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers such Notice of Conversion to the Corporation pursuant to Section 6 (such date, the “Conversion Date”). Such Holder shall be deemed for all corporate purposes to have become the holder of record of the Conversion Shares with respect to which the shares of Strategic Alliance Preferred Stock have been converted as of the Conversion Date. If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered to the Corporation. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in Section 6 and the Corporation shall have no obligation to verify or confirm the accuracy of such determination.

(b)    Automatic Conversion Upon Transfers. If a Holder transfers, exchanges or sells all or a portion of its shares of Strategic Alliance Preferred Stock to a third-party pursuant to the terms set forth in Section 10, then, immediately upon the consummation of such transfer, such shares of Strategic Alliance Preferred Stock transferred shall be automatically converted into the number of shares of Common Stock equal to the Conversion Ratio then in effect; provided, however, that any transfer to a Permitted Transferee or that qualifies as a Permitted Transfer under clause (ii) of the definition of Permitted Transfer shall not be subject to this Section 6(b).

(c)    Conversion Shares. The aggregate number of Conversion Shares which the Corporation shall issue upon conversion of the Strategic Alliance Preferred Stock will be equal to the number of shares of Strategic Alliance Preferred Stock to be converted, multiplied by the Conversion Ratio in effect at the time of the conversion.

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(d)    Mechanics of Conversion.

(i)    Delivery of Conversion Shares upon Conversion. Promptly after the applicable Conversion Date (but in no event later than the number of Trading Days comprising the Standard Settlement Period following the Conversion Date, such date the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder the number of Conversion Shares being acquired upon the conversion of the Strategic Alliance Preferred Stock pursuant to Section 6, and a wire transfer of immediately available funds in the amount of accrued and unpaid cash dividends, if any. Conversion Shares issuable hereunder shall be transmitted by the Transfer Agent to such Holder by crediting the number of Conversion Shares to which such Holder is entitled pursuant to such conversion to (i) the account of such Holder’s or its designee’s balance account with DTC through its Deposit or Withdrawal at Custodian system or (ii) in book-entry form via a direct registration system maintained by or on behalf of the Transfer Agent, in each case, so long as there is an effective registration statement permitting the issuance of the Conversion Shares to or the resale of such Conversion Shares by the Holder. If there is no effective registration statement, the Corporation shall cause the Transfer Agent to issue such Conversion Shares in the name of such Holder or its designee in restricted book-entry form in the Corporation’s share register. The Corporation shall deliver (or cause to be delivered) to the converting Holder who has converted less than all of such Holder’s Strategic Alliance Preferred Stock a book entry with the Corporation’s transfer agent for the number of shares of Strategic Alliance Preferred Stock held immediately prior to a conversion notice submissions less the number of shares of Strategic Alliance Preferred Stock converted. The Holder, or any Person so designated by such Holder to receive Conversion Shares, shall be deemed to have become the holder of record of such Conversion Shares as of the Conversion Date, irrespective of the date such Conversion Shares are credited to the Holder’s DTC account or the date of the book entry positions, as the case may be. The Corporation agrees to maintain a transfer agent that is a participant in the DTC’s FAST program so long as any shares of Strategic Alliance Preferred Stock remain outstanding.

(ii)    Buy-In. In addition to any other rights available to the Holders, if the Transfer Agent fails, solely because of an act or omission of Corporation, to deliver to a Holder or its designee Conversion Shares in the manner required pursuant to Section 6(d)(i) within the Standard Settlement Period following the Conversion Date (other than a failure caused by incorrect or incomplete information provided by such Holder to the Corporation) and such Holder or such Holder’s broker on its behalf purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of the Conversion Shares which such Holder anticipated receiving upon such exercise (a “Buy-In”) but did not receive within the Standard Settlement Period, then the Corporation shall, within two (2) Trading Days after the Holder’s request and in the Holder’s sole discretion, promptly honor its obligation to deliver to such Holder or its designee the Conversion Shares pursuant to Section 6(d)(i) and pay cash to such Holder in an amount equal to the excess (if any) of Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In, less the product of (A) the number of shares of Common Stock purchased in the Buy-In, multiplied by (B) the Closing Sale Price of a share of Common Stock on the Conversion Date. Such Holder shall provide the Corporation written notice promptly after the occurrence of a Buy-In, indicating the amounts payable to such Holder in respect of the Buy-In together with applicable confirmations and other evidence reasonably requested by the Corporation.

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(iii)    Corporation Obligations. To the extent permitted by Law and subject to Section 6(d)(ii), the Corporation’s obligations to issue and deliver the Conversion Shares in accordance with and subject to the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of Law by such Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares. Subject to Section 6(d)(ii), nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at Law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver Conversion Shares; provided, however, that such Holder shall not be entitled to both (i) require the Corporation to reinstate its shares of Strategic Alliance Preferred Stock and equivalent number of Conversion Shares for which such exercise was not timely honored and (ii) receive the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(d)(i).

(iv)    Rescission Rights. If the Corporation fails to cause the Transfer Agent to transmit to a Holder the Conversion Shares pursuant to Section 6(d)(i) by the Share Delivery Date, then such Holder will have the right to rescind such exercise.

(v)    No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of on Strategic Alliance Preferred Stock. As to any fraction of a share which a Holder would otherwise be entitled to upon such conversion, the Corporation shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Ratio or round up to the next whole share.

(e)    Closing of Books. The Corporation shall not close its stockholder books or records in any manner which prevents the timely conversion of any shares of Strategic Alliance Preferred Stock, pursuant to the terms of this Certificate of Designations.

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(f)    Reservation of Authorized and Unissued Shares. The Corporation covenants that so long as shares of Strategic Alliance Preferred Stock are issued and outstanding, it will reserve from its authorized and unissued shares of Common Stock not less than such aggregate number of shares of the Common Stock as shall be issuable upon the conversion of all outstanding shares of Strategic Alliance Preferred Stock (taking into account the adjustments and restrictions of Section 7). The Corporation further covenants that its issuance of shares of Strategic Alliance Preferred Stock shall constitute full authority to its officers who are charged with the duty of issuing the necessary Conversion Shares upon the exercise of the conversion rights under this Certificate of Designations. The Corporation will take all such reasonable action as may be necessary to assure that such Conversion Shares may be issued as provided herein without violation of any applicable Law, or of any requirements of the Primary Trading Market. The Corporation covenants that all Conversion Shares which may be issued upon the exercise of the conversion rights set forth in this Certificate of Designations will, upon exercise of such conversion rights, be duly authorized, validly issued, fully paid and nonassessable (which means that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and free from all taxes, liens and charges created by the Corporation in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(g)    Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Strategic Alliance Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Strategic Alliance Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

Section 7.    Certain Adjustments.

(a)    Stock Dividends and Stock Splits. If the Corporation, at any time while any shares of Strategic Alliance Preferred Stock are outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of Common Stock to all holders of Common Stock as a class, or any other equity or equity equivalent securities to all holders of such securities as a class, payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of any shares of Strategic Alliance Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of Common Stock any additional shares of Common Stock, then, in each such case, the Conversion Ratio shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such event. Any adjustment made pursuant to Section 7 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution; provided, however, that if such record date shall have been fixed and such dividend is not fully paid on the date fixed therefor, the Conversion Ratio shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Ratio shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends. Any adjustment pursuant to clauses (ii), (iii) or (iv) of this Section 7(a) shall become effective immediately after the effective date of such subdivision, combination or issuance.

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(b)    Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 7(a), if at any time on or after the Original Issue Date, the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of shares of Common Stock (the “Purchase Rights”), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holders could have acquired if the Holders had held the number of shares of Common Stock acquirable upon complete conversion of its shares of Strategic Alliance Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holder of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(c)    Fundamental Transactions. If, at any time while any shares of Strategic Alliance Preferred Stock are outstanding, the Corporation consummates a transaction in which shares of Common Stock are, as a class, effectively converted into or exchanged for cash and/or Marketable Securities (in any such case, a “Fundamental Transaction”), then following such Fundamental Transaction, the Holders shall have the right to receive, upon conversion of its shares of Strategic Alliance Preferred Stock, the same amount and kind of cash and/or Marketable Securities as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Conversion Shares then issuable upon conversion in full of its shares of Strategic Alliance Preferred Stock without regard to any limitations on conversion contained herein (the “Alternate Consideration”). The Corporation shall not effect any Fundamental Transaction in which the Corporation is not the surviving entity or the Alternate Consideration includes securities of another Person unless (i) the Alternate Consideration consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities and (ii) prior to, simultaneously with or promptly following the consummation thereof, any successor to the Corporation, surviving entity or other Person (including any purchaser of assets of the Corporation) shall assume the obligation to deliver to the Holders of such Alternate Consideration as, in accordance with the foregoing provisions, the Holders may be entitled to receive, and the other obligations under this Certificate of Designation. The provisions of this Section 7(c) shall similarly apply to subsequent transactions analogous of a Fundamental Transaction type. Notwithstanding this provision 7(c) or any other provision herein, in the event of a Fundamental Transaction, in all circumstances, the Holder shall receive the same form of consideration (in the same proportions) as the holders of the underlying Common Stock.

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(d)    Pro Rata Distributions. If, on or after the Original Issue Date, the Corporation shall declare or make any dividend or other pro rata distribution of its assets (or rights to acquire its assets) to all holders of shares of Common Stock, as a class, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction, but, for the avoidance of doubt, excluding any distribution of shares of Common Stock subject to Section 7(a), any distribution of Purchase Right subject to Section 7(b) and any Fundamental Transaction subject to Section 7(c)) (a “Distribution”), then, in each such case, the Conversion Ratio shall be multiplied by a fraction, the numerator of which shall be the Fair Market Value of the Common Stock as of the Business Day next preceding the record date and the denominator of which shall be the Fair Market Value of the Common Stock as of the Business Day next preceding the record date less the Fair Market Value, as of the record date, of the portion of cash, stock or other securities, property, options, evidence of indebtedness so distributed, in each case, applicable to one share of Common Stock, with such adjustment to become effective immediately prior to the opening of business on the day following the record date. Notwithstanding the foregoing, in the event that, with respect to any Distribution to which this Section 7(d) would otherwise apply, the denominator in the fraction referred to in the first sentence of this Section 7(d) is zero (or is a negative number), then the adjustment provided by this Section 7(d) shall not be made and in lieu of such adjustment, the Holders shall be entitled to receive the same cash, stock or other securities, property, options, evidence of indebtedness or any other assets (determined as of the close of business on the record date) that such Holder would have received had all outstanding shares of Strategic Alliance Preferred Stock held by such Holder been converted into the applicable number of shares of Common Stock immediately prior to the applicable record date.

(e)    Calculations. All calculations under Section 7 shall be made to the nearest fraction of a cent or the nearest 1/100th of a share, as applicable. For purposes of Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(f)    Notice to the Holders. Whenever there is an adjustment pursuant to any provision of Section 7, the Corporation shall, at its expense, promptly compute such adjustment, in good faith, in accordance with this Certificate of Designations and promptly deliver to the Holders and the Transfer Agent by email a certificate setting forth such adjustment, including a statement of the adjusted Conversion Ratio and adjusted number or type of Conversion Shares or other securities issuable upon conversion of shares of the Strategic Alliance Preferred Stock (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based.

Section 8.    Voting Rights.

(a)    General; Voting Power. Except as otherwise provided in Sections 8(b) and 8(c) or by the other provisions of the Certificate of Incorporation or as required by applicable Law, Holders shall be entitled to vote with holders of the Common Stock on all matters that such holders of Common Stock are entitled to vote upon, in the same manner and with the same effect as the holders of Common Stock, voting together with the holders of Common Stock as a single class. Each share of Strategic Alliance Preferred Stock shall entitle the Holders thereof to cast the number of votes per share of Strategic Alliance Preferred Stock equal to the number of whole shares of Common Stock into which the shares of Strategic Alliance Preferred Stock held by such Holder are convertible at the Nasdaq Minimum Price (as defined in Nasdaq Listing Rule 5635(d)) on the Original Issue Date. The Holders shall be entitled to the same notice of any regular or special meeting of the stockholders as may or shall be given to holders of Common Stock entitled to vote at such meetings.

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(b)    Voting Rights of Metaplanet with Respect to Specified Matters. Notwithstanding any other provision of this Certificate of Designations and to the fullest extent permitted by applicable Law, in addition to any other vote required by the Governing Documents (as applicable), for so long as Metaplanet and its Affiliates Beneficially Own any of the then outstanding shares of Strategic Alliance Preferred Stock, the following matters shall require the affirmative vote of the Majority Holders, voting as a separate class:

(i)    any amendment or modification to any of the Governing Documents, or any termination, repeal or adoption of any provision of any of the Governing Documents inconsistent therewith;

(ii)    any merger, consolidation, change of control or similar transaction (including, but not limited to, any transaction in which at least fifty percent (50%) of the outstanding voting power of the Corporation is transferred to a third party) with or into any other Person;

(iii)    any complete or partial liquidation, winding up or dissolution of the Corporation;

(iv)    the designation of a majority of the Directors to the Board in accordance with the terms of the Stockholder Rights Agreement; and

(v)    entering, directly or indirectly, into any agreement with respect to the matters described in the foregoing clauses (i) through (iv).

(c)    Voting Rights of Holders with Respect to Specified Matters. So long as any shares of Strategic Alliance Preferred Stock are issued and outstanding, the Corporation may not, without the affirmative vote of the Majority Holders:

(i)    amend, alter or repeal any provision of this Certificate of Designations in a manner that adversely affects the powers, preferences or rights of the Strategic Alliance Preferred Stock;

(ii)    increase the number of authorized shares of Strategic Alliance Preferred Stock; and

(iii)    enter into any agreement with respect to any of the foregoing clauses (i) through (ii).

Section 9.    Amendment, Supplement and Waiver.

(a)    With Consent of Holders. Notwithstanding anything to the contrary in Sections 8(b) and 8(c), the Corporation may not, without the written consent of each Holder affected thereby, to the extent that the same shall: (i) reduce the Conversion Ratio or (ii) make any change to Section 9 that is materially adverse to any Holder.

(b)    Without Consent of Holders. Notwithstanding anything to the contrary in Section 8(c)(i), so long as such action does not materially and adversely affect the powers, preferences or rights of the Strategic Alliance Preferred Stock, taken as a whole, the Corporation may amend, modify or repeal any terms of the Strategic Alliance Preferred Stock without the vote or consent of any Holder to: (i) cure any ambiguity or correct any omission, defect, inconsistency or mistake in this Certificate of Designations reasonably identified in good faith by the Corporation or any Holder (but solely to the extent necessary to cure such ambiguity or correct such omission, defect, inconsistency or mistake), including by filing a certificate of correction, or a corrected instrument, pursuant to Section 103(f) of the DGCL in connection therewith; and (ii) provide for or confirm the issuance of additional shares of Strategic Alliance Preferred Stock previously authorized pursuant to this Certificate of Designations.

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(c)    Notice of Amendment, Supplement or Waiver. Promptly, and in no event later than two (2) Business Days, after an amendment, supplement or waiver under Section 9 becomes effective, the Corporation shall deliver to the Holders a notice briefly describing such amendment, supplement or waiver. Any failure of the Corporation to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 10.    Transfer Rights.

(a)    General. Subject to the terms of Section 6(b) and this Section 10, a Holder can transfer any shares of Strategic Alliance Preferred Stock to a Permitted Transferee, pursuant to any other Permitted Transfer or as required by the DGCL. Notwithstanding anything to the contrary herein, no transfer by any Holder shall be permitted unless such transfer is made in compliance with all applicable securities Laws.

(b)    Legend. Unless otherwise agreed to by the Corporation and the applicable Holder, each book-entry position representing the Strategic Alliance Preferred Stock will bear a restrictive legend substantially in the form set forth in Appendix I attached hereto, which is hereby incorporated in and expressly made a part of this Certificate of Designation, and will be subject to the restrictions set forth therein. In addition, each such book-entry position may have notations, additional legends or endorsements required by applicable Law, stock exchange rules and agreements to which the Corporation and all of the Holders in their capacity as Holders are subject, if any.

(c)    Registration. All transfers and exchanges of the Strategic Alliance Preferred Stock will be made promptly by direct registration on the books and records of the Corporation, and the Corporation shall take, or cause the Transfer Agent to take, all such other actions as may be required to reflect and facilitate, including by direct registration on the books and records of the Corporation, all transfers and exchanges permitted pursuant to Section 10.

Section 11.    Miscellaneous.

(a)    Notices. Any and all notices or other communications or deliveries to be provided to the Holders, the Corporation or the Transfer Agent hereunder shall be in writing and delivered personally, by facsimile, by email, or sent by a nationally recognized overnight courier service, (i) if to the Holders, at the Holder’s address set forth in the book and records of the Corporation or to another address of such Holder as may be specified by such Holder to the Corporation in a written notice delivered in accordance with this Section 11(a), or (ii) if to the Corporation, at 2450 Colorado Ave., Suite 100E, Santa Monica, California 90404, Attention: Matthew Edelman, Chief Executive Officer, Email: matt.edelman@superleague.com, with a copy to: legal@superleague.com, or to another address as the Corporation may specify for such purposes by written notice to the Holders delivered in accordance with this Section 11(a). Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via email at the email address set forth in this Section 11(a) prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via email at the email address set forth in this Section 11(a)) on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided pursuant to this Certificate of Designations constitutes, or contains, material, non-public information regarding the Corporation or any Subsidiaries (if any), the Corporation shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K.

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(b)    Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designations shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay accrued dividends, if any and as applicable, on the shares of Strategic Alliance Preferred Stock at the time, place and rate, and in the coin or currency, herein prescribed.

(c)    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designations shall be governed by and construed and enforced in accordance with the internal Laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Certificate of Designations (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designations and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable Law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designations or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Certificate of Designations, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

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(d)    Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designations shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designations or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designations on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing.

(e)    Severability. If any provision of this Certificate of Designations is invalid, illegal or unenforceable, the balance of this Certificate of Designations shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any dividend or other amount deemed interest due hereunder violates the applicable Law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable Law.

(f)    Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

(g)    Tax Characterization. The Corporation shall treat the Strategic Alliance Preferred Stock as common stock for purposes of Section 305 of the Internal Revenue Code of 1986, as amended.

[Signature page follows]

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IN WITNESS WHEREOF, this Certificate of Designations of Strategic Alliance Preferred Stock of Super League Enterprise, Inc. has been executed by a duly authorized officer of the Corporation as of this [●] day of [●], 2026.

SUPER LEAGUE ENTERPRISE, INC.

By:
Name:	Matt Edelman
Title:	President and Chief Executive Officer

Annex A

Strategic Alliance Preferred Stock – Notice of Conversion

The undersigned hereby elects to convert the number of shares of Strategic Alliance Preferred Stock indicated below into shares of common stock, $0.001 par value per share (the “Common Stock”), of Super League Enterprise, Inc., a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged for any conversion, except for transfer taxes.

Date of Conversion:

Number of shares of Strategic Alliance Preferred Stock owned prior to Conversion:

Number of shares of Strategic Alliance Preferred Stock to be Converted:

Stated value of shares of Strategic Alliance Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Applicable Conversion Price Per Share:

Number of shares of Strategic Alliance Preferred Stock subsequent to Conversion:

DWAC Instructions:

Broker no:

Account no:

[HOLDER]

By:

Name:

Title:

Appendix I

Restrictive Legend to the Strategic Alliance Preferred Stock

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

THE SECURITIES REPRESENTED HEREBY ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERS SET FORTH IN SECTION 10 OF THE CERTIFICATE OF DESIGNATIONS (THE “CERTIFICATE OF DESIGNATIONS”) FILED ON [●], 2026 WITH THE SECRETARY OF STATE FOR THE STATE OF DELAWARE PURSUANT TO SECTION 151 OF THE DELAWARE GENERAL CORPORATION LAW AND THE STOCKHOLDER RIGHTS AGREEMENT, DATED AS OF [●], 2026, BY AND BETWEEN SUPER LEAGUE ENTERPRISE, INC. (THE “CORPORATION”) AND METAPLANET HOLDINGS, INC. (THE “STOCKHOLDER RIGHTS AGREEMENT”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED HEREBY MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE CERTIFICATE OF DESIGNATIONS AND THE STOCKHOLDER RIGHTS AGREEMENT. A COPY OF THE CERTIFICATE OF DESIGNATIONS AND THE STOCKHOLDER RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE CORPORATION TO THE HOLDER UPON REQUEST.

Exhibit H

Form of Amended and Restated Certificate of Incorporation

[Attached]

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SUPERPLANET, INC.

(Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware)

Superplanet, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.    That the name of this Corporation is Superplanet, Inc., and that this Corporation was originally incorporated pursuant to the General Corporation Law on October 1, 2014 under the name “Nth Games, Inc.”

2.    That the Board of Directors of this Corporation (the “Board of Directors”) duly adopted resolutions on [●], 2026 proposing to amend and restate the Third Amended and Restated Certificate of Incorporation of this Corporation, declaring this Fourth Amended and Restated Certificate of Incorporation of this Corporation (the “Certificate of Incorporation”) to be advisable and in the best interests of this Corporation and its stockholders, and authorizing the appropriate officers of this Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed Fourth Amended and Restated Certificate of Incorporation is as follows:

RESOLVED, that the Third Amended and Restated Certificate of Incorporation of this Corporation be amended and restated in its entirety to read as follows:

FIRST: The name of this corporation is “Superplanet, Inc.” (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, DE 19801, New Castle County. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH: The total number of shares which the Corporation shall have authority to issue is one billion one hundred million (1,100,000,000) shares of capital stock, of which one billion (1,000,000,000) shares shall be common stock, par value $0.001 per share (“Common Stock”), and one hundred million (100,000,000) shares shall be preferred stock, par value $0.001 per share (“Preferred Stock”).

A.	PREFERRED STOCK

1.    Generally. The Board of Directors is expressly authorized, by resolution or resolutions, at any time and from time to time, to provide for the issuance of all or any shares of the Preferred Stock, divide the Preferred Stock into any number of series, fix the designation and number of each such series, and determine or change the designation, voting powers (if any), relative rights, preferences, qualifications and limitations of any such series of Preferred Stock, and to cause to be filed with the Secretary of State of the State of Delaware a certificate of designations pursuant to the General Corporation Law with respect thereto (a “Certificate of Designations”). The Board of Directors (within the limits and restrictions of the adopting resolutions) may also increase or decrease the number of shares of Preferred Stock initially fixed for any series, but no decrease may reduce the number below the shares of Preferred Stock then outstanding and duly reserved for issuance.

2.    Voting. The holders of any series of Preferred Stock shall be entitled to such voting rights (if any) as shall be granted thereto by this Certificate of Incorporation (including any Certificate of Designations relating to such series of Preferred Stock).

B.	COMMON STOCK

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of the Common Stock.

1.    Voting. The holders of the Common Stock are entitled to one (1) vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, except as otherwise required by applicable law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of the Preferred Stock or one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or applicable law. There shall be no cumulative voting.

2.	Dividends.

2.1    Dividends Generally. Subject to the rights, preferences and privileges of any series of Preferred Stock then outstanding, any dividends declared or paid in any fiscal year shall be declared or paid among the holders of the Common Stock then outstanding, pro rata and pari passu based on the number of shares held by each such holder. The right to receive dividends on shares of Common Stock shall not be cumulative.

2.2    Non-Cash Distributions. Whenever a dividend provided for in this Section 2 shall be payable in property other than cash, the value of such dividend shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors.

3.    Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, subject to the rights, preferences and privileges of any series of Preferred Stock then outstanding, the assets of the Corporation available for distribution to its holders of Common Stock shall be distributed among the holders of shares of Common Stock, pro rata and pari passu based on the number of shares held by each such holder.

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FIFTH: Subject to any additional vote required by this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or the Bylaws of the Corporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH: The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation and any Certificate of Designations relating to any series of Preferred Stock.

SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH: To the fullest extent permitted by law, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the General Corporation Law or any other law of the State of Delaware is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer, as applicable, of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of, or increase the liability of any director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to, such repeal or modification.

All references in this Article Ninth to an “officer” shall mean only a person who, at the time of an act or omission as to which liability is asserted, falls within the meaning of the term “officer,” as defined in Section 102(b)(7) of the General Corporation Law.

TENTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

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Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

ELEVENTH: For purposes of Section 500 of the California Corporations Code (to the extent applicable), in connection with any repurchase of shares of capital stock permitted under the Certificate of Incorporation from employees, officers, directors or consultants of the Corporation in connection with a termination of employment or services pursuant to agreements or arrangements approved by the Board of Directors (in addition to any other consent required under the Certificate of Incorporation), such repurchase may be made without regard to any “preferential dividends arrears amount” or “preferential rights amount” (as those terms are defined in Section 500 of the California Corporations Code). Accordingly, for purposes of making any calculation under California Corporations Code Section 500 in connection with such repurchase, the amount of any “preferential dividends arrears amount” or “preferential rights amount” (as those terms are defined therein) shall be deemed to be zero (0).

TWELFTH: In recognition and anticipation that (i) certain directors, officers, employees or other representatives of Metaplanet Holdings, Inc. (“Metaplanet”) and its Affiliates may serve as directors, officers or agents of the Corporation, (ii) Metaplanet and its Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) members of the Board of Directors who are not employees of the Corporation (“Non-Employee Directors”) and its Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, this Article Twelfth is set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of Metaplanet, the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith. This Article Twelfth is not intended to be an exhaustive statement of corporate opportunities which may be available to the Corporation, any pursuit of which shall be in accordance with this Certificate of Incorporation and applicable law.

A.	CORPORATE OPPORTUNITIES

1.    Generally. None of (i) Metaplanet or any of its Affiliates or (ii) any Non-Employee Director (including any Non-Employee Director who serves as an officer of the Corporation in both his or her director and officer capacities) or his or her Affiliates (such persons in clauses (i) and (ii), collectively, “Identified Persons”, and individually, an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Corporation or any of its Affiliates, and to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation, its stockholders or any of its Affiliates for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section A(2) of this Article Twelfth. Subject to Section A(2) of this Article Twelfth, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation, its stockholders or any of its Affiliates for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, offers or directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation or any of its Affiliates.

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2.    No Renouncement of Interest. The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of the Corporations) if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation, and the provisions of Article Twelfth, Part A, Section 1 above shall not apply to any such corporate opportunity.

3.    Limitations. In addition to and notwithstanding the foregoing provisions of this Article Twelfth, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (i) the Corporation is neither financially or legally able, nor contractually permitted, to undertake, (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation or (iii) is one in which the Corporation has no interest or reasonable expectancy.

4.    Notice and Consent. To the fullest extent permitted by law, any person purchasing or otherwise acquiring or holding any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article Twelfth.

THIRTEENTH: The Corporation hereby expressly elects not to be governed by Section 203 of the General Corporation Law (“Section 203”), and the restrictions contained in Section 203 shall not apply to the Corporation, until the first date on which Metaplanet and its Affiliates cease to own shares of voting stock representing at least fifty percent (50%) of the votes entitled to be cast by the holders of the outstanding shares of voting stock, voting together as a single class. The Corporation shall thereafter be governed by Section 203 if and for so long as Section 203 by its terms shall apply to the Corporation.

FOURTEENTH: Any action required or permitted to be taken by stockholders at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted, until the first date on which Metaplanet and its Affiliates cease to own shares of voting stock representing at least fifty percent (50%) of the votes entitled to be cast by the holders of the outstanding shares of voting stock, voting together as a single class; thereafter, any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting.

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FIFTEENTH: Except as otherwise required by law or provided by a Certificate of Designations relating to any series of Preferred Stock, a special meeting of stockholders of the Corporation may be called only by (i) the Board of Directors, (ii) the Chairperson of the Board of Directors or (iii) the Chief Executive Officer of the Corporation. No business other than that stated in the notice of a special meeting of stockholders shall be transacted at such special meeting.

SIXTEENTH: Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising out of or relating to any provision of the General Corporation Law or the Certificate of Incorporation or Bylaws of the Corporation (each as in effect from time to time) or as to which the General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, or if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware. Subject to the foregoing provisions of this Article Sixteenth, unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, and federal securities laws of the United States of America, including, in each case, the applicable rules and regulations promulgated thereunder. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Sixteenth. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Article Sixteenth with respect to any current or future actions or claims.

SEVENTEENTH: If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby.

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EIGHTEENTH: For purposes of this Certificate of Incorporation:

A.    “Affiliate” means (a) with respect to Metaplanet, any person that, directly or indirectly, is controlled by, controls or is under common control with Metaplanet and includes any principal, member, director, manager, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity controlled by the Corporation), (b) with respect to a Non-Employee Director, any person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any entity controlled by the Corporation) and (c) with respect to the Corporation, any person that, directly or indirectly, is controlled by the Corporation.

B.    “own”, when used with respect to any stock, means a person that individually or with or through any of its Affiliates or associates:

1.    beneficially owns such stock, directly or indirectly;

2.    has (i) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s Affiliates or associates until such tendered stock is accepted for purchase or exchange; or (ii) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or

3.    has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in Section B(2)(ii) above), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock.

C.    “voting stock” means stock of any class or series entitled to vote generally in the election of directors, and with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall refer to such percentage of the votes of such voting stock.

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3.         That this Certificate of Incorporation, which restates and integrates and further amends the provisions of this Corporation’s Third Amended and Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

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IN WITNESS WHEREOF, this Fourth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on [●], 2026.

By:
Matthew Edelman
Chief Executive Officer